As filed with the Securities and Exchange Commission on November 7, 2025

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ATLASCLEAR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	6199	92-2303797
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

2203 Lois Ave. Ste. 814

Tampa, FL 33607

(727) 446-6660

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Schaible

Executive Chairman

AtlasClear Holdings, Inc.

2203 Lois Ave., Ste. 814

Tampa, FL 33607

(727) 446-6660

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Jason Simon, Esq.

Tricia Branker, Esq.

Greenberg Traurig, LLP

1750 Tysons Boulevard, Suite 1000

McLean, VA 22102

Tel: (703) 749-1300

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

This Registration Statement shall hereafter become effective in accordance with the provisions of Section 8(a) of the Securities Act of 1933.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. The preliminary prospectus is not an offer to sell these securities and does not constitute the solicitation of offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED NOVEMBER 7, 2025

ATLASCLEAR HOLDINGS, INC.

Up to 48,597,042 shares of Common Stock by the Selling Stockholders

This prospectus relates to the offer and sale from time to time by the Selling Stockholders named in this prospectus (the “Selling Stockholders”) of an aggregate of up to 48,597,042 shares of our Common Stock, par value $0.0001 per share (“Common Stock”) consisting of:

●	up to an aggregate of 16,666,665 shares of Common Stock included in the units of securities (each, a “Unit”) that were issued to certain institutional investors (the “Investors”), pursuant to a Securities Purchase Agreement dated October 8, 2025 (the “Equity SPA”). Pursuant to the Equity SPA, the Company agreed to issue and sell, in a private placement, Units to the Investors for a purchase price of $0.60 per Unit. Each Unit consists of one share of Common Stock and one warrant (each, a “SPA Warrant”) to purchase Common Stock.
●	Up to an aggregate of 16,666,668 shares of Common Stock that may be issued upon the exercise of the SPA Warrants, which are immediately exercisable on a cash basis or exchangeable on a cashless basis and will expire five years from the date of issuance, pursuant to the Equity SPA. Each SPA Warrant will be initially exercisable for one share of Common Stock at an initial exercise price of $0.75 per share, subject to adjustment for stock splits, distributions and the like (the “Initial Exercise Price”). The Initial Exercise Price is also subject to potential increase if the Company completes certain subsequent offerings at a price greater than the Initial Exercise Price while the SPA Warrants remain outstanding.
●	up to an aggregate of 13,463,709 shares of our Common Stock that may be issued to Funicular Funds, LP (“Funicular”) upon the conversion of an amended and restated secured convertible promissory note (the “Funicular Note”) in the original principal amount of $10,097,782, which was issued in a private placement, for a purchase price equal to the principal amount thereof, pursuant to the Amended and Restated Securities Purchase Agreement, dated as of October 8, 2025, between AtlasClear Holdings, Inc. (“AtlasClear Holdings” or the “Company”) and Funicular (the “Restated SPA”). The Funicular Note is convertible, in whole or in part, into shares of Common Stock at the election of Funicular at any time at an initial conversion price of $0.75 per share (the “Conversion Price”). The Conversion Price is subject to adjustment if the Company issues or is deemed to issue shares of common stock at a price below the then-current conversion price (subject to certain exceptions).
●	up to an aggregate of 1,000,000 shares of Common Stock that may be issued upon the exercise of warrants (the “PA Warrants”) issued to Dawson James Securities, Inc. and its designees as partial compensation for acting as placement agent in connection with the transactions contemplated by the Equity SPA. Each PA Warrant has an initial exercise price of $0.75 per share, and is in substantially the same form as the SPA Warrants.
●	up to 800,000 shares of Common Stock that were issued on July 17, 2025 to Sandip I. Patel, P.A., a law firm that is wholly owned by Sandip I. Patel, our director, as consideration for legal and consulting services provided to the Company. The shares were valued based on the closing price of the date of issuance of $0.21 for total retainer value amount of $169,920 and were transferred to Sandip I. Patel on August 13, 2025.

The shares of Common Stock that may be sold by the Selling Stockholders are collectively referred to in this prospectus as the “Offered Shares.” Our registration of the resale of the Offered Shares does not mean that the Selling Stockholders will offer or sell any of the Offered Shares.

We will not receive any of the proceeds from the sale by the Selling Stockholders of any of the Offered Shares. We will bear all costs, expenses and fees in connection with the registration of the resale of the Offered Shares. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their respective sales of the Offered Shares.

The Selling Stockholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell the securities in the section titled “Plan of Distribution.”

As of November 7, 2025, the number of shares of Common Stock that may be offered for resale by the Selling Stockholders pursuant to this prospectus is approximately 33.6% of the number of outstanding shares of Common Stock as of November 6, 2025. A significant portion of the shares of our Common Stock being registered for resale may be acquired by Selling Stockholders at prices below the current market price of our Common Stock. This discrepancy in purchase prices may have an impact on the market perception of our Common Stock’s value and could increase the volatility of the market price of our Common Stock or result in a significant decline in the public trading price of our Common Stock. The registration of these shares for resale creates the possibility of a significant increase in the supply of our Common Stock in the market. The increased supply, coupled with the potential disparity in purchase prices, may lead to heightened selling pressure, which could negatively affect the public trading price of our Common Stock. We will not receive any proceeds from the resale of Common Stock by the Selling Stockholders pursuant to this prospectus.

You should carefully read this prospectus, and any applicable prospectus supplement, before you invest in any of our securities.

The shares of Common Stock are listed on the NYSE American LLC (the “NYSE”) under the symbol “ATCH”. On November 5, 2025, the last sale price of the Common Stock as reported on the NYSE was $0.33 per share.

Investing in our securities involves certain risks, including those that are described in the section titled “Risk Factors” beginning on page 15 of this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November        , 2025.

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings through any means described in the section titled “Plan of Distribution.” More specific terms of any securities that the Selling Stockholders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Offered Shares and the terms of the offering.

A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

Neither we nor the Selling Stockholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find Additional Information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and some of the information incorporated herein by reference includes forward-looking statements regarding, among other things, our plans, strategies and prospects, both business and financial. These statements are based on the beliefs and assumptions of our management. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “continues,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “might,” “will,” “should,” “could,” “seeks,” “plans,” “scheduled,” “possible,” “potential,” “predict,” “project,” “anticipates,” “intends,” “aims,” “works,” “focuses,” “aspires,” “strives” or “sets out” or similar expressions.

Forward-looking statements are not guarantees of performance, and the absence of these words does not mean that a statement is not forward looking. You should understand that the following important factors could affect our future results, and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements herein:

●	our ability to realize the benefits expected from the Business Combination (as defined herein);
●	our ability to successfully negotiate a new amendment or agreement on acceptable terms to the Company and to complete the acquisition of Commercial Bancorp of Wyoming (“Commercial Bancorp”);
●	our ability to successfully integrate our recent and proposed acquisitions, including the acquisition of Commercial Bancorp, and to realize the synergies and benefits of such acquisitions;
●	our ability to successfully implement the AtlasClear Platform (as defined herein);
●	our significant indebtedness and our ability to service such indebtedness;
●	the volatility of the price of our common stock and the possibility that stockholders could incur substantial losses;
●	potential dilution of our stockholder interests resulting from our issuance of equity securities;
●	the ability to maintain the listing of our Common Stock on the NYSE American LLC (“NYSE”), and the potential liquidity and trading of such securities;
●	our ability to grow and manage growth profitably;
●	our ability to raise financing in the future, if and when needed;
●	our success in retaining or recruiting, or adapting to changes in, our officers, key employees, or directors following the Business Combination;
●	our ability to attract and retain our senior management and other highly qualified personnel;
●	our ability to achieve or maintain profitability;
●	the period over which we anticipate our existing cash and cash equivalents will be sufficient to fund our operating expenses and capital expenditure requirements;
●	our ability to successfully protect against cybersecurity attacks or breaches, ransomware attacks, and other disruptions to our information technology structure;
●	our ability to successfully compete against other companies;

●	our estimates regarding expenses, future revenue, and needs for additional financing;
●	the effect of economic downturns and political and market conditions beyond our control; and
●	other factors detailed under the section entitled “Risk Factors.”

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the other documents we file from time to time with the SEC. There can be no assurance that future developments affecting us will be those that we have anticipated. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SUMMARY OF THE PROSPECTUS

This summary highlights selected information from this prospectus and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our financial statements and the related notes included in this prospectus and the information set forth under the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Overview

Our goal is to build a cutting-edge technology enabled financial services firm that would create a more efficient platform for trading, clearing, settlement and banking, with evolving and innovative financial products such as crypto that focus on financial services firms. We are a fintech driven business-to-business platform that expects to power innovation in fintech, investing, underwriting and trading. We believe we are positioned to provide a modern, mission-critical suite of solutions to our clients, enabling them to reduce their transactions costs and compete more effectively in their businesses.

Our target client base for our prime banking and prime brokerage services includes financial services firms, generally with annual revenues up to $1 billion, including brokerage firms, hedge funds, pension plans, and family offices that are not adequately served by today’s larger correspondent clearing firms and banks. The larger clearing firms have raised their minimums to a point where it is difficult for this segment of the market to meet the requirements for access to their clearing offerings. Smaller financial services firms are thus forced to find alternative solutions to continue to service their client bases. The practice of obtaining these services through intermediaries (often referred to as piggy-backing) results in additional fees and a loss of transparency and control for such financial services firms. As a result, such financial services firms are ideal clients for the “one stop shop” solutions our integrated business model intends to provide.

Through the acquisition of Wilson-Davis, a correspondent clearing company, our acquisition of Quantum FinTech Acquisition Corporation (“Quantum”), and our anticipated acquisition of Commercial Bancorp, a federal reserve member, we expect to acquire the capabilities to provide specialized clearing and banking services to financial services firms, with an emphasis on global markets currently underserviced by larger vendors. Once properly integrated, anticipated synergies between Commercial Bancorp, Quantum, and Wilson-Davis are expected to allow for lower cost of capital, higher net interest margins, expanded product development and greater credit extension.

In addition, we believe the AtlasClear Platform is cutting-edge, flexible and scalable. Unlike other companies that are beholden to legacy technology stacks, that may struggle to keep pace with rapidly evolving client and customer expectations in an ever-increasing digital world, we believe our platform is modern, nimble and unencumbered.

Our team is comprised of experienced fintech innovators - a characteristic that we expect will drive our corporate culture.

Prior to the closing of the business combination pursuant to that certain Business Combination Agreement, dated November 16, 2022 (as amended, the “Business Combination Agreement”), by and among the Company, Quantum, Calculator Merger Sub 1, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, Calculator Merger Sub 2, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, AtlasClear, Inc., a Wyoming corporation (“AtlasClear”), Atlas FinTech Holdings Corp., a Delaware corporation (“Atlas FinTech”) and Robert McBey (the “Business Combination”), none of AtlasClear, Wilson-Davis or Quantum were managed on a combined basis with each other and have each historically operated independently. The future success of the Business Combination, including its anticipated benefits, depends, in part, on our ability to optimize our combined operations, which may be a complex, costly and time-consuming process. We cannot assure you that the Commercial Bancorp acquisition will be consummated or that the anticipated synergies and benefits of any of the foregoing acquisitions will be realized by the Company.

Funicular Convertible Note Financing

On February 9, 2024, AtlasClear Holdings and Quantum FinTech Acquisition Corporation entered into a securities purchase agreement with Funicular, pursuant to which AtlasClear Holdings sold and issued to Funicular, on that date, a secured convertible promissory note in the principal amount of $6,000,000 for a purchase price of $6,000,000, in a private placement (the “Original Note”).

On October 8, 2025, AtlasClear Holdings and Funicular entered into an amended and restated securities purchase agreement (the “Restated SPA”), pursuant to which the Company issued to Funicular, on that date, an amended and restated secured convertible promissory note in the principal amount of $10,097,782, reflecting a $10,000,000 purchase price plus $97,782 in remaining outstanding principal under the Original Note, in a private placement, which amends and restates the Original Note in its entirety. The principal amount of the Restated Note is $10,097,782, consisting of the $10,000,000 purchase price plus $97,782 in remaining outstanding principal under the Original Note.

The Restated Note has a stated maturity date of October 8, 2030. Interest accrues at a rate per annum equal to 11%, and is payable semi-annually on each June 30 and December 31. On each interest payment date, the accrued and unpaid interest shall, at the election of the Company in its sole discretion, be either paid in cash or paid in-kind by increasing the principal amount of the Restated Note. In the event of an Event of Default (as defined in the Restated Note), in addition to Funicular’s other rights and remedies, the interest rate would increase to 14% per annum. The Restated Note is convertible, in whole or in part, into shares of the Company’s common stock at the election of the holder at any time at an initial conversion price of $0.75 per share (the “Conversion Price”). The Conversion Price is subject to adjustment if the Company issues or is deemed to issue shares of common stock at a price below then then-current conversion price (subject to certain exceptions), and is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like. The Restated Note contains covenants which, among other things, limit the ability of the Company and its subsidiaries to incur additional indebtedness, incur additional liens and sell its assets or properties.

The Restated Note is secured by a perfected security interest in substantially all of the existing and future assets of the Company and each Grantor (as defined in the Security Agreement, as defined below), including a pledge of all of the capital stock of each of the Grantors, subject to certain exceptions, as evidenced by (i) the security agreement, dated as of February 9, 2024 (the “Security Agreement”), among the Company, each of the Company’s subsidiaries and Funicular, and (ii) the guaranty, dated as of February 9, 2024 (the “Guaranty”), executed by each of the Company’s subsidiaries pursuant to which each of them has agreed to guaranty the obligations of the Company under the Restated Note and the other Loan Documents (as defined in the Restated Note), each of which was entered into in connection with the Original Note.

Pursuant to the Restated SPA, the Company agreed, among other things, that if the Restated Note becomes convertible into a number of shares of common stock in excess of 19.9% of the Company’s total number of shares of common stock outstanding, to seek the approval of its stockholders for the issuance of all shares of common stock issuable upon conversion of the Restated Note in excess of that amount, in accordance with the rules of the NYSE American.

Equity Financing

On October 8, 2025, the Company entered into the Equity SPA with the Investors, including Funicular, pursuant to which the Company agreed to issue and sell, in a private placement, Units for a purchase price of $0.60 per Unit. Each Unit consists of one share of the Company’s common stock and one SPA Warrant.

The SPA Warrants are immediately exercisable on a cash basis or exchangeable on a cashless basis and will expire five years from the date of issuance. Each SPA Warrant will be initially exercisable for one share of common stock at an initial exercise price of $0.75 per share, subject to adjustment for stock splits, distributions and the like. The Initial Exercise Price is also subject to potential increase if the Company completes certain subsequent offerings at a price greater than the Initial Exercise Price while the SPA Warrants remain outstanding. At any time after the issuance of the SPA Warrants, the holder of the SPA Warrants may exchange the SPA Warrants on a cashless basis for a number of shares of common stock determined by multiplying the total number of shares with respect to which the SPA Warrant is then being exercised by the Black Scholes Value (as defined in the SPA Warrant) divided by the lower of the two closing bid prices of the common stock in the two days prior the time of such exercise. The exercise of the SPA Warrants is subject to a 9.9% beneficial ownership limitation blocker.

In the event of a Fundamental Transaction (as defined in the SPA Warrants), the holders of the SPA Warrants will be entitled to receive upon exercise of the SPA Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the SPA Warrants immediately prior to such Fundamental Transaction. Additionally, as more fully described in the SPA Warrants, the holders of the SPA Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the SPA Warrant in connection with a Fundamental Transaction. If the Company fails to timely deliver the shares of common stock issuable upon exercise of the SPA Warrants, the Company will be subject to liquidated damages.

Subject to the provisions of the Equity SPA, if, during the 12-month period commencing on the date of the Closing, the Company carries out one or more Subsequent Financings (as defined in the Equity SPA), each Investor that purchases $50,000 or more of Units will have the right to participate in an amount up to 100% of such Investor’s investment amount under the Equity SPA in any such securities offered by the Company, subject to certain exceptions.

In connection with the equity financing effected pursuant to the Equity SPA, we issued the PA Warrants to Dawson James Securities, Inc. and its designees as partial compensation for acting as placement agent in connection with such financing. The PA Warrants are exercisable for up to an aggregate of 1,000,000 shares of Common Stock. Each PA Warrant has an initial exercise price of $0.75 per share, and is in substantially the same form as the SPA Warrants.

Shares of Common Stock Issued to Sandip I. Patel, P.A.

On July 17, 2025, the Company issued 800,000 shares of Common Stock to Sandip I. Patel, P.A., a law firm that is wholly owned by Sandip I. Patel, our director, as consideration for legal and consulting services provided to the Company. The shares were valued based on the closing price of the date of issuance of $0.21 for total retainer value amount of $169,920. On August 13, 2025, Sandip I. Patel, P.A. transferred such 800,000 shares of Common Stock to Sandip I. Patel.

Summary Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors,” that represent challenges that we face in connection with the successful implementation of our strategy and the growth of our business. In particular, the following risks, among others, may offset our competitive strengths or have a negative effect on our business strategy, which could cause a decline in the price of Common Stock and result in a loss of all or a portion of your investment:

●	We are a new company with no prior operating history, which makes it difficult to evaluate our business and prospects.
●	We may require substantial funding to finance our operations, but adequate financing may not be available when we need it, on acceptable terms or at all.
●	Uncertain global macro-economic and political conditions could materially and adversely affect our results of operations and financial condition.
●	The loss our Chief Executive Officer, Chief Financial Officer, or other key personnel, or failure to attract and retain other highly qualified personnel, could harm our business.
●	The requirement that we repay notes outstanding, including the Funicular Note, the Seller Notes and the Chardan Note could adversely affect our business plan, liquidity, financial condition, and results of operations.
●	Restrictive covenants under the Convertible Notes could limit our growth and our ability to finance our operations, fund our capital needs, respond to changing conditions and engage in other business activities that may be in our best interests.
●	If the proposed CB Merger (as defined below) is completed, we may experience difficulties in integrating the operations of Wilson-Davis and Commercial Bancorp and in realizing the expected benefits of these transactions.
●	Wilson-Davis and Commercial Bancorp, if acquired, may have liabilities that are not known to AtlasClear and the indemnities negotiated in the Broker-Dealer Acquisition Agreement and the Bank Acquisition Agreement may not offer adequate protection.
●	We may in the future make acquisitions, and such acquisitions could disrupt our operations, and may have an adverse effect on our operating results.
●	Any acquisitions, partnerships or joint ventures that we enter into could disrupt our operations and have a material adverse effect on our business, financial condition and results of operations.
●	We may be unable to successfully grow our business if we fail to compete effectively with others to attract and retain our executive officers and other key management and technical personnel.
●	Wilson-Davis’ liquidation of microcap securities and related activities in the over-the-counter market segment expose it to significant risk.

●	The over-the-counter markets for the microcap securities Wilson-Davis liquidates frequently have limited trading volume and volatile trading prices.
●	The penny stock rules limit Wilson-Davis’ trading practices.
●	Wilson-Davis needs to continue to maintain its excess net capital above the NSCC requirement of $10 million to continue to provide correspondent clearing services for introducing brokers.
●	Wilson-Davis is substantially dependent on one principal customer.
●	Wilson-Davis customers liquidate securities of smaller reporting companies that have relaxed disclosure obligations.
●	Wilson-Davis customers also liquidate securities in companies that do not file SEC reports, so there is very little, if any, reliable data publicly available about them.
●	Wilson-Davis is, and may in the future be, subject to significant regulatory enforcement proceedings.
●	Wilson-Davis and certain of its personnel are subject to various regulatory disciplinary orders that could be the basis of future regulatory action.
●	Wilson-Davis’ procedures, policies, and practices to comply with the comprehensive anti-money laundering regulatory regime may not be sufficient to assure compliance.
●	General, long-term financial and economic conditions and unforeseen events may adversely affect Wilson-Davis’ financial condition and results of operations.
●	Wilson-Davis may be unable to attract and retain registered representatives and other professional employees.
●	FINRA has adopted rules that impose significant compliance requirements on making investment recommendations to retail customers.
●	Wilson-Davis is exposed to credit risk and other risks from customers, market makers, and other counterparties. Wilson-Davis faces significant risks in conducting its market making business. Systems and security failures could significantly disrupt Wilson-Davis’ business and subject the firm to losses, litigation, and regulatory actions.
●	Wilson-Davis relies on numerous external service providers whose failure to provide those services properly may result in significant adverse events.
●	Wilson-Davis relies on representations of third parties to ensure compliance with applicable laws and rules. Damage to Wilson-Davis’ reputation could adversely impact its business.
●	We are or may be subject to numerous risks relating to the need to comply with data and information privacy laws.
●	We are subject to cybersecurity risks and interruptions or failures in our information technology systems and as we grow, we will need to expend additional resources to enhance our protection from such risks. Any cyber incident could result in information theft, data corruption, operational disruption, and/or a financial loss that has a material adverse impact on our business and that could subject us to legal claims.
●	Issues in the use of artificial intelligence, including machine learning and computer vision (together, “AI”), in our analytics platforms may result in reputational harm or liability.
●	Wilson-Davis is subject to extensive regulation from the SEC and FINRA, and the failure to comply with this regulation can result in significant penalties, fines, liability, and reputational harm.
●	The misconduct of Wilson-Davis’ employees could expose the firm to significant legal liability and reputational harm.

●	If the Pacsquare Assets are not successfully implemented or integrated into the Company’s business, or do not perform adequately, this could adversely affect the Company’s business, financial condition and results of operations, and could damage its reputation.
●	The proposed acquisition of Commercial Bancorp (the “CB Merger”) may not be completed on the terms or timeline currently contemplated, or at all, as the parties may be unable to satisfy the conditions or obtain the approvals required to complete the CB Merger.
●	Failure to complete the CB Merger may hinder the Company from achieving its anticipated business goals, and negatively impact the Company’s share price and its business, prospects, financial condition and results of operations.
●	The requirements of being a public company may strain our resources, divert our management’s attention and affect our ability to attract and retain qualified independent board members.
●	Stock trading volatility could impact our ability to recruit and retain employees.
●	Our existing indebtedness, and any indebtedness we incur in the future, could adversely affect our financial condition, our ability to raise additional capital to fund our operations, our ability to operate our business, our ability to react to changes in the economy or our industry and our ability to pay our debts and could divert our cash flow from operations for debt payments.
●	Future sales of our Common Stock could cause the market price for our Common Stock to decline.
●	An active market for our securities may not develop, which would adversely affect the liquidity and price of our securities.
●	Issuances of shares of Common Stock pursuant to the Pacsquare Purchase Agreement (as defined herein), or to settle accrued expenses and obligations, and conversion of any amounts under the Seller Notes, Funicular Note and the Chardan Note, and to Winston & Strawn pursuant to the Winston & Strawn Agreement, or to Tau Investment Partners LLC (“Tau”), pursuant to an at-the-market agreement entered into between the Company and Tau, dated as of July 31, 2024 (the “ELOC Agreement”), would result in substantial dilution of our stockholders and may have a negative impact on the market price of our Common Stock.
●	If we are not able to raise sufficient capital to satisfy our payment obligations under the Funicular Note, as amended and restated, or otherwise restructure the Funicular Note, as amended and restated, and payment of principal and accrued and unpaid interest thereon is demanded by the holders thereof, we may be in default, and may not be able to continue as a going concern.
●	We cannot assure you that we will continue to be able to comply with the continued listing standards of the NYSE American.
●	Terms of our promissory notes may result in likely non-compliance and default.

Corporate Information

Our principal executive offices are located at 2203 Lois Ave. Ste. 814, Tampa, FL 33607, and our telephone number at that location is (727) 446-6660. Our website address is https://www.atlasclear.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Emerging Growth Company and Smaller Reporting Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

Further, Section 102(b) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act are required to comply with the new or revised financial accounting standards). The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (a) following the fifth anniversary of the Quantum IPO, which occurred on February 9, 2021, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common equity held by non-affiliates exceeds $250 million as of the last business day of the most recently completed second fiscal quarter or (ii) the market value of our common equity held by non-affiliates exceeds $700 million as of the last business day of the most recently completed second fiscal quarter and our annual revenue in the most recent fiscal year completed before the last business day of such second fiscal quarter exceeded $100 million. To the extent we take advantage of such reduced disclosure obligations, it may make comparison of our financial statements with other public companies difficult or impossible.

THE OFFERING

Issuer	AtlasClear Holdings, Inc.

Shares of Common Stock offered by the Selling Stockholders	Up to 48,597,042 shares of Common Stock.

Common Stock outstanding	144,580,170 shares as of November 6, 2025.

Use of proceeds	We will not receive any proceeds from the sale of the Common Stock to be offered by the Selling Stockholders.

Liquidity

This offering involves the potential sale of up to 48,597,042 shares of Common Stock currently outstanding, which represent 33.6% of our total outstanding shares of Common Stock as of November 6, 2025. The resale, or expected or potential resale, of a substantial number of shares of our Common Stock in the public market could adversely affect the market price for our Common Stock and make it more difficult for our stockholders to sell their shares of Common Stock at times and prices that they feel are appropriate.

NYSE ticker symbol	“ATCH” for the Common Stock.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under the section titled “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth herein. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

Risks Related to AtlasClear Holdings’ Business

We have a short operating history, which makes it difficult to evaluate our business and prospects.

We have a short operating history, which makes it difficult to evaluate our business and prospects or forecast our future results. In addition, our subsidiary, AtlasClear was formed in March 2022. Prior to such time, AtlasClear had no operations or assets. Upon Closing, AtlasClear received certain intellectual property from Atlas FinTech and Atlas Financial Technologies Corp., acquired the Pacsquare Assets and completed the acquisitions of Wilson-Davis. AtlasClear expects to complete CB Merger or a similar acquisition, however, we cannot assure you that the CB Merger will be completed as anticipated. As a result of these transactions, AtlasClear expects to acquire the capabilities to provide specialized banking and clearing services to other financial services firms. Even if AtlasClear is able to consummate CB Merger, we cannot assure you that we will achieve the anticipated synergies and benefits of such transactions, that our service offerings will appeal to our target market of financial services firms, generally with annual revenues up to $1 billion, or that we will achieve our anticipated financial results. If we are not able to complete the CB Merger, or if the combined company does not achieve the anticipated operational and financial results, the value of your investment would be materially and adversely affected.

Our financial results in any given quarter can be influenced by numerous factors, many of which we are unable to predict or are outside of our control, including:

●	the development and introduction of new services by us or our competitors;
●	increases in marketing, sales, and other operating expenses that we may incur to grow and expand our operations and to remain competitive, and increased expenses we have incurred and will continue to incur as a public company;
●	legislation and regulation;
●	our ability to achieve operating margins;
●	system failures or breaches of security or privacy;
●	competition in the markets in which we operate, and our ability to successfully compete; and
●	negative publicity we may encounter as we seek to grow our business.

We may require substantial funding to finance our operations, but adequate financing may not be available when we need it, on acceptable terms or at all.

We expect to raise capital through public or private financing or other arrangements, including through the sale of common stock pursuant to the Second ELOC Agreement (as defined herein), pursuant to which we have the right from time to time to direct Tau to purchase up to an aggregate of $12.25 million of shares of our common stock over a 24 - month period, upon the terms thereof and subject to the satisfaction of certain conditions, at a discount to the VWAP of the common stock during the applicable pricing period. Such financing may not be available on acceptable terms, or at all, and our failure to raise capital when needed could harm our business. In particular, our ability to sell shares to Tau and obtain funds under the Second ELOC Agreement is limited by the terms and conditions in the Second ELOC Agreement, including restrictions on the amounts we may sell to Tau at any one time.

The extent we rely on the Second ELOC Agreement as a source of funding will depend on a number of factors including the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources. If obtaining sufficient funding from Tau were to prove unavailable or prohibitively dilutive, we will need to secure another source of funding in order to satisfy our working capital needs. Even if we sell all $12,250,000 in shares of our Common Stock under the Second ELOC Agreement to Tau, we may still need additional capital to finance our future plans and working capital needs, and we may have to raise funds through the issuance of equity or debt securities, which we may not be able to obtain on favorable terms, if at all. If we raise additional equity financing, our shareholders may experience significant dilution of their ownership interests and the per share value of our common stock could decline.

We have in the past and expect to continue to raise capital through public or private financing or other arrangements. Such financing may not be available on acceptable terms, or at all, and our failure to raise capital when needed could harm our business. In addition, inflation rates in the U.S. have been higher than in previous years, which may result in higher costs of capital and constrained credit and liquidity. The Federal Reserve has raised, and may again raise, interest rates in response to concerns over inflation risk. Increases in interest rates could impact our ability to access the capital markets. We may sell equity securities or debt securities in one or more transactions at prices and in a manner as we may determine from time to time. If we sell any such securities in subsequent transactions, our current investors may be materially diluted. Any debt financing, if available, may involve restrictive covenants and could reduce our operational flexibility or achieve profitability. If we cannot raise funds on acceptable terms, we may not be able to grow our business or respond to competitive pressures and consumer member demand.

We may need to raise additional funds, and we may not be able to obtain additional debt or equity financing on favorable terms, if at all. If we raise additional equity financing, our shareholders may experience significant dilution of their ownership interests and the per share value of our Common Stock could decline. Furthermore, if we engage in debt financing, the holders of debt would have priority over the holders of our equity holders, and we may be required to accept terms that restrict our ability to incur additional indebtedness. We may also be required to take other actions that would otherwise be in the interests of the debt holders and force us to maintain specified liquidity or other ratios, any of which could harm our business, results of operations, and financial condition. If we need additional capital and cannot raise it on acceptable terms, we may not be able to, among other things:

●	to expand our sales and marketing;
●	acquire complementary technologies or businesses;
●	expand operations in the United States or internationally;
●	hire, train, and retain employees; or
●	respond to competitive pressures or unanticipated working capital requirements.

Our failure to have sufficient capital to do any of these things could harm our business, financial condition, and results of operations.

Uncertain global macro-economic and political conditions could materially and adversely affect our results of operations and financial condition.

Our results of operations could be materially affected by economic and political conditions in the United States and internationally, including inflation, deflation, interest rates, availability of capital, war, terrorism, aging infrastructure, pandemics, energy and commodity prices, trade laws, election cycles and the effects of governmental initiatives to manage economic conditions.

The loss of our Chief Executive Officer, Chief Financial Officer, or other key personnel, or failure to attract and retain other highly qualified personnel, could harm our business.

Our future success depends in large part on the continued services of senior management and other key personnel. In particular, we are dependent on the services of our Chief Executive Officer, who is critical to the future vision and strategic direction of our business. In December 2024, we removed Robert McBey from his role as Chief Executive Officer of AtlasClear Holdings and Wilson-Davis. In addition, in December 2024, Mr. Barber resigned from his role as Chief Financial Officer of AtlasClear Holdings, and in January 2025, Mr. McBey resigned from his role as Director. Although we have since hired a Chief Executive Officer for Wilson-Davis, and we have hired a new Chief Financial Officer for AtlasClear Holdings,we have not yet hired a new Chief Executive Officer.

Our senior management and other key personnel are all employed on an at-will basis, which means that their employment could be terminated by us at any time, for any reason, and without notice. Conversely, employees may voluntarily terminate their employment at any time, for any reason, and without notice, and the risk of forfeiting equity incentives and/or losing other employee benefits might not be sufficient incentive for them to remain employed with us. If we lose the services of our senior management, as was the case with Mr. McBey and Mr. Barber, or other key personnel, or if we are unable to attract, train, assimilate, and retain the highly skilled personnel that we need, our business, operating results, and financial condition could be adversely affected.

Our future success depends on our continuing ability to attract, train, assimilate, and retain highly skilled personnel, including a new Chief Executive Officer. We face intense competition for qualified individuals from numerous software and other technology companies. We may not be able to retain our current key employees or attract, train, assimilate, or retain other highly skilled personnel in the future. We may incur significant costs to attract and retain highly skilled personnel, and we may lose new employees to our competitors before we realize the benefit of our investment in recruiting and training them. If we are unable to attract and retain suitably qualified individuals, including a new Chief Executive Officer, who are capable of meeting our growing technical, operational, and managerial requirements, on a timely basis or at all, our business, operating results, and financial condition may be adversely affected.

Changes in tax rates or the adoption of new tax legislation may adversely impact our financial results.

Due to shifting economic and political conditions in both the United States or elsewhere, tax policies, laws, or rates may be subject to significant changes in ways that impair our financial results. Various jurisdictions have enacted or are considering digital services taxes, which could lead to inconsistent and potentially overlapping tax regimes. In the United States, the rules dealing with federal, state and local income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the United States Treasury Department.

Changes in the various tax laws can and do occur. For example, in July 2025, the U.S. government enacted the One Big Beautiful Bill Act (the 2025 U.S. Tax Act). The 2025 U.S. Tax Act extended or made permanent many of the corporate tax changes arising under the Tax Cuts and Jobs Act passed in 2017 (the 2017 U.S. Tax Act). We do not anticipate the 2025 U.S. Tax Act to have a material impact to our financial condition, results of operations, cash flows or effective tax rate. Additional changes to tax laws (which changes may have retroactive application) could adversely affect us. It cannot be predicted whether, when, in what form, or with what effective dates, new tax laws may be enacted, or regulations and rulings may be promulgated or issued under existing or new tax laws, which could result in an increase in our tax liability or require changes in the manner in which we operates in order to minimize or mitigate any adverse effects of changes in tax law or in the interpretation thereof.

Natural disasters, including and not limited to unusual weather conditions, epidemic outbreaks, terrorist acts and political events could disrupt our business schedule.

The occurrence of one or more natural disasters, including and not limited to tornadoes, hurricanes, fires, floods and earthquakes, unusual weather conditions, pandemics and endemic outbreaks, terrorist attacks or disruptive political events in certain regions where our facilities are located, or where our third-party contractors’ and suppliers’ facilities are located, could adversely affect our business. Natural disasters including tornados, hurricanes, floods and earthquakes may damage our facilities and terrorist attacks, actual or threatened acts of war or the escalation of current hostilities, or any other military or trade disruptions could have a material adverse effect on our business, financial condition and results of operations. These events also could cause or act to prolong an economic recession in the United States or abroad.

Changes in financial accounting standards or practices may cause adverse, unexpected financial reporting fluctuations and affect our reported operating results.

The U.S. generally accepted accounting principles (the “GAAP”) is subject to interpretation by the Financial Accounting Standard Board (the “FASB”), the SEC, and various bodies formed to promulgate and interpret appropriate accounting principles. A change in accounting standards or practices can have a significant effect on our reported results and may even affect our reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may adversely affect our reported financial results or the way we conduct our business. Any difficulties in implementing these pronouncements could cause us to fail to meet our financial reporting obligations, which could result in regulatory discipline and harm investors’ confidence in us.

The requirement that we repay all outstanding notes, including the Funicular Note, could adversely affect our business plan, liquidity, financial condition, and results of operations.

As discussed below, the Company sold and issued promissory notes including the Funicular Note and convertible notes under the Securities Purchase Agreement(collectively, the Convertible Notes”). If not converted, we are required to repay principal amounts outstanding under the Convertible Notes, as well as interest thereon. These obligations could have important consequences on our business. In particular, they could:

●	limit our flexibility in planning for, or reacting to, changes in our business and the industries in which we operate;
●	increase our vulnerability to general adverse economic and industry conditions; and
●	place us at a competitive disadvantage compared to our competitors.

We cannot assure you that we will be successful in making the required payments under the Convertible Notes. If we are unable to make the required cash payments, there could be a default under the Convertible Notes. In such event, or if a default otherwise occurs under the Convertible Notes, including as a result of our failure to comply with the financial or other covenants contained therein:

●	the interest rate payable under the Convertible Notes could be increased, and holders of the Convertible Notes could declare all outstanding principal and interest to be due and payable;
●	the holders of the Funicular Note could foreclose against our assets; and/or
●	we could be forced into bankruptcy or liquidation.

Restrictive covenants under the Convertible Notes could limit our growth and our ability to finance our operations, fund our capital needs, respond to changing conditions and engage in other business activities that may be in our best interests.

The Convertible Notes contain a number of affirmative and negative covenants regarding matters such as the payment of dividends, maintenance of our properties and assets, transactions with affiliates, and our ability to issue other indebtedness.

Our ability to comply with these covenants may be adversely affected by events beyond our control, and we cannot assure you that we can maintain compliance with these covenants. The financial covenants could limit our ability to make needed expenditures or otherwise conduct necessary or desirable business activities.

Risks Related to Our Business Strategy and Industry

If the proposed CB Merger is completed, we may experience difficulties in integrating the operations of Wilson-Davis and Commercial Bancorp and in realizing the expected benefits of these transactions.

Our success will depend, in part, on the ability of AtlasClear to successfully complete the proposed CB Merger, or a similar acquisition, and to realize the anticipated benefits of combining the operations of Wilson-Davis and Commercial Bancorp in an efficient and effective manner. The integration process could take longer than anticipated and could result in the loss of key employees from either company, the disruption of each company’s ongoing businesses, tax costs or inefficiencies, or inconsistencies in standards, controls, information technology systems, procedures and policies, any of which could adversely affect our ability to continue relationships with Wilson-Davis’ and Commercial Bancorp’s customers, employees or other third parties, or our ability to achieve the anticipated benefits of the transactions or the Business Combination, and could harm the Company’s financial performance. If we are unable to successfully integrate the operations of Wilson-Davis and Commercial Bancorp with our business, we may incur unanticipated liabilities and be unable to realize the revenue growth, operating efficiencies, synergies and other anticipated benefits resulting from such transactions and the Business Combination, and the Company’s business, results of operations and financial condition could be materially and adversely affected.

Commercial Bancorp may have liabilities that are not known to AtlasClear and the indemnities negotiated in the Broker-Dealer Acquisition Agreement and the Bank Acquisition Agreement may not offer adequate protection.

As part of the Broker-Dealer Acquisition Agreement, AtlasClear assumed certain liabilities of Wilson-Davis and as part of the Bank Acquisition Agreement, AtlasClear expects to assume certain liabilities of Commercial Bancorp if the transaction is consummated. There may be liabilities that AtlasClear failed or was unable to discover in the course of performing due diligence investigations into these companies. AtlasClear may also have not correctly assessed the significance of certain liabilities identified in the course of its due diligence. Any such liabilities, individually or in the aggregate, could have a material adverse effect on the combined company’s business, financial condition and results of operations. As we integrate Wilson-Davis and, if acquired, Commercial Bancorp, into our operations, we may learn additional information about Wilson-Davis and Commercial Bancorp, such as unknown or contingent liabilities and issues relating to compliance with applicable laws, that could potentially have a materially adverse effect on our business, financial condition and results of operations.

We may in the future make acquisitions, and such acquisitions could disrupt our operations, and may have an adverse effect on our operating results.

In order to expand our business, we have made and expect to continue to make acquisitions as part of our growth strategy. The success of our future growth strategy will depend on our ability to identify, negotiate, complete and integrate acquisitions and, if necessary, to obtain satisfactory debt or equity financing to fund those acquisitions. Acquisitions are inherently risky, and any acquisitions we complete may not be successful. Any acquisitions that we may undertake in the future involve numerous risks, including, but not limited to, the following:

●	difficulties in integrating and managing the operations, personnel, systems, technologies, and products of the companies we acquire;
●	diversion of our management’s attention from normal daily operations of our business;
●	our inability to maintain the key business relationships and the reputations of the businesses we acquire;
●	uncertainty of entry into markets in which we have limited or no prior experience and in which competitors have stronger market positions;
●	our inability to increase revenue from an acquisition;
●	increased costs related to acquired operations and continuing support and development of acquired products;
●	our responsibility for the liabilities of the businesses we acquire;
●	potential goodwill and intangible asset impairment charges and amortization associated with acquired businesses;
●	adverse tax consequences associated with acquisitions;
●	changes in how we are required to account for our acquisitions under the GAAP, including arrangements that we assume from an acquisition;
●	potential negative perceptions of our acquisitions by consumer and business members, financial markets or investors;
●	failure to obtain required approvals from governmental authorities under competition and antitrust laws on a timely basis, if at all, which could, among other things, delay or prevent us from completing a transaction, or otherwise restrict our ability to realize the expected financial or strategic goals of an acquisition;
●	our inability to apply and maintain our internal standards, controls, procedures and policies to acquired businesses;
●	potential loss of key employees of the companies we acquire;

●	potential security vulnerabilities in acquired products that expose us to additional security risks or delay our ability to integrate the product into our service offerings;
●	difficulties in increasing or maintaining security standards for acquired technology consistent with our other services, and related costs;
●	ineffective or inadequate controls, procedures and policies at the acquired company;
●	inadequate protection of acquired IP rights; and
●	potential failure to achieve the expected benefits on a timely basis or at all.

Acquisitions involve many complexities, including, but not limited to, risks associated with the acquired business’ past activities, difficulties in integrating personnel and human resource programs, integrating technology systems and other infrastructures under our control, unanticipated expenses and liabilities, and the impact on our internal controls and compliance with the regulatory requirements under the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). There is no guarantee that our acquisitions will increase our profitability or cash flow, and our efforts could cause unforeseen complexities and additional cash outflows, including financial losses. As a result, the realization of anticipated synergies or benefits from acquisitions may be delayed or substantially reduced.

Additionally, acquisitions or asset purchases made entirely or partially for cash may reduce our cash reserves or require us to incur debt under credit agreements or otherwise. We may seek to obtain additional cash to fund any acquisition by selling equity or debt securities. We may be unable to secure the equity or debt funding necessary to finance future acquisitions on terms that are acceptable to us. If we finance acquisitions by issuing equity, convertible debt or other equity-linked securities, our existing stockholders will experience ownership dilution. The incurrence of debt may subject us to financial or other covenants, or other constraints on our business. The occurrence of any of the foregoing risks associated with acquisitions could have a material adverse effect on our business, results of operations, financial condition or cash flows, particularly in the case of a larger acquisition or substantially concurrent acquisitions.

Any acquisitions, partnerships or joint ventures that we enter into could disrupt our operations and have a material adverse effect on our business, financial condition and results of operations.

From time to time, we may evaluate potential strategic acquisitions of businesses, including partnerships or joint ventures with third parties. We may not be successful in identifying acquisition, partnership and joint venture candidates. In addition, we may not be able to continue the operational success of such businesses or successfully finance or integrate any businesses that we acquire or with which we form a partnership or joint venture. We may have potential write-offs of acquired assets and/or an impairment of any goodwill recorded as a result of acquisitions. Furthermore, the integration of any acquisition may divert management’s time and resources from our core business and disrupt our operations or may result in conflicts with our business. Any acquisition, partnership or joint venture may not be successful, may reduce our cash reserves, may negatively affect our earnings and financial performance and, to the extent financed with the proceeds of debt, may increase our indebtedness. We cannot ensure that any acquisition, partnership or joint venture we make will not have a material adverse effect on our business, financial condition and results of operations.

We may be unable to successfully grow our business if we fail to compete effectively with others to attract and retain our executive officers and other key management and technical personnel.

We believe our future success depends upon our ability to attract and retain highly competent personnel. Our employees are at-will and not subject to employment contracts. We could potentially lose the services of any of our senior management personnel at any time due to a variety of factors that could include, without limitation, death, incapacity, military service, personal issues, retirement, resignation or competing employers. Our ability to execute current plans could be adversely affected by such a loss. We may fail to attract and retain qualified technical, sales, marketing and managerial personnel required to continue to operate our business successfully. Personnel with the expertise necessary for our business are scarce and competition for personnel with proper skills is intense.

In addition, new hires frequently require extensive training before they achieve desired levels of productivity. Additionally, attrition in personnel can result from, among other things, changes related to acquisitions, retirement and disability. We may not be able to retain existing key technical, sales, marketing and managerial employees or be successful in attracting, developing or retaining other highly-qualified technical, sales, marketing and managerial personnel, particularly at such times in the future as we may need to fill a key position. If we are unable to continue to develop and retain existing executive officers or other key employees or are unsuccessful in attracting new highly-qualified employees, our financial condition, cash flows, and results of operations could be materially and adversely affected.

Risk Related to Wilson-Davis’ Business and Industry

Wilson-Davis’ liquidation of microcap securities and related activities in the over-the-counter market segment expose it to significant risk.

Wilson-Davis conducts activities, including customer liquidations of restricted and control securities, in microcap securities, which are subject to higher risks than securities traded on national securities exchanges. Microcap securities generally are issued by companies with low or “micro” capitalizations, meaning the total market capitalization value of the company’s stock is less than $250 million, which includes low-priced securities, or penny stocks, that trade at below $5.00 per share and have a market capitalization of less than $50 million. Microcap securities frequently are issued by smaller reporting companies, which relaxes many of the disclosure obligations applicable to larger companies (see below). Further, trading in such microcap securities requires Wilson-Davis to meet heightened customer disclosure obligations for any retail transactions. Because of perceived risks associated with the above factors, Wilson-Davis believes it faces heightened regulatory scrutiny from the SEC and the Financial Industry Regulatory Authority (the “FINRA”) and other self-regulatory organizations that require particular attention to compliance measures and supervision.

The over-the-counter markets for the microcap securities Wilson-Davis liquidates frequently have limited trading volume and volatile trading prices.

The trading markets for the microcap securities Wilson-Davis liquidates frequently have limited trading volume and volatile price fluctuations, which sometimes makes it difficult to fulfill customers’ orders at requested amounts or prices. In addition, because of market conditions, Wilson-Davis may restrict the number of shares that a customer or a group of customers may liquidate in a single security to mitigate possible undue market selling pressure or to reduce potential market impact. Wilson-Davis may not be successful in detecting market conditions that warrant the above or other trading precautions to meet its compliance obligations. Any such trading limitations may impair Wilson-Davis’ competitive position and contribute to customer dissatisfaction.

The penny stock rules limit Wilson-Davis’ trading practices.

Wilson-Davis must comply with special penny stock rules if it sells such stock to retail customers, as distinguished from other broker-dealers. Although Wilson-Davis has a policy of limiting penny stock sales only to other broker-dealers, if Wilson-Davis sells penny stocks to retail customers, it must provide purchasers of these stocks with a standardized risk disclosure document prepared by the Commission. This document provides information about penny stocks and the nature and level of risks involved in investing in the penny stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser, and obtain the purchaser’s written agreement to the purchase. The penny stock rules may make it difficult for investors to sell their shares of penny stock. Because of these rules, many brokers choose not to participate in penny stock transactions and there is less trading in penny stocks. Accordingly, investors may not always be able to resell shares of penny stock publicly at times and prices that they feel are appropriate. Wilson-Davis cannot assure that any penny stock rules compliance measures that it adopts and implements will be effective.

Wilson-Davis needs to continue to maintain its excess net capital above the NSCC requirement of $10 million to continue to provide correspondent clearing services for introducing brokers.

Wilson-Davis is subject to amendments of rules adopted by NSCC that require Wilson-Davis to have excess net capital of at least $10.0 million as of October 26, 2023 if Wilson-Davis clears for an introducing broker. As of June 30, 2025 and 2024, Wilson-Davis had net capital of approximately $11.2 million and $10.4 million, respectively. Investors, including the owners of Wilson-Davis and Mr. Schaible, provided an aggregate of $1,300,000 in subordinated demand notes which were funded on October 13, 2023 and FINRA approved the demand notes. The notes were renewed to mature on October 13, 2025 and to have an interest rate of 5% per annum, payable quarterly. During the year ended June 30, 2025, Glendale, the sole introducing broker at Wilson-Davis, provided $840,000 or approximately 6.5% of Wilson-Davis revenues. During the six months transition period ended June 30, 2024, Glendale, the sole introducing broker at Wilson-Davis, provided $164,000 or approximately 3% of Wilson-Davis’ revenues. However, the growth of clearing services for introducing broker customers is expected to be a key driver to meet the Company’s future revenue goals. As a result, if we fail to meet the increased capital requirements of NSCC on an ongoing basis, we would be unable to provide clearing services for introducing brokers which could have a material adverse effect on the Company’s revenues in the future.

Wilson-Davis is substantially dependent on one principal customer.

During the year ended June 30, 2025 and six months transition period ended June 30, 2024, Wilson-Davis received 6% and 10% of its revenue, respectively, from securities liquidations of Canadian traded securities for customers of Canaccord Genuity. The termination or material reduction in the securities liquidation for customers of Canaccord Genuity would have a material adverse effect on the revenues and results of operations of Wilson-Davis.

Wilson-Davis customers liquidate securities of smaller reporting companies that have relaxed disclosure obligations.

The microcap securities Wilson-Davis customers principally liquidate are issued by smaller reporting companies. The disclosures smaller reporting companies are required to provide in SEC periodic reports are less than those of larger reporting companies. Specifically, smaller reporting companies are able to provide simplified executive compensation disclosures in their filings, are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 requiring that independent registered public accounting firms provide an attestation on the effectiveness of internal control over financial reporting, and have certain other reduced disclosure obligations in their SEC filings, including being permitted to provide two, rather than three, years of audited financial statements in annual reports. Reduced disclosures in smaller reporting company periodic reports may make it harder for investors to analyze results of operations and financial prospects. Wilson-Davis believes that the foregoing contributes to increased volatility and lower trading volume for the securities markets for smaller reporting companies, many of which are microcap securities.

Wilson-Davis customers also liquidate securities in companies that do not file SEC reports, so there is very little, if any, reliable data publicly available about them.

In addition to smaller reporting companies, Wilson-Davis customers also liquidate securities of companies that are not subject to SEC reporting requirements and thus do not file any periodic reports. Frequently, there is little reliable available public information about the business activities, financial condition or results of operations, management, operating risks, or other material matters about such companies. Many of such companies have only recently been organized, have inadequate financial resources or liquidity and rely on the ongoing sale of stock or borrowings to sustain operations, do not have independent directors, and have engaged in material transactions with related parties. These companies may not have financial statements that have been reviewed by independent auditors. Transactions in the securities of these companies may expose Wilson-Davis to liability.

Wilson-Davis is, and may in the future be, subject to significant regulatory enforcement proceedings.

In the ordinary course of business, securities broker-dealers such as Wilson-Davis are highly regulated and are routinely and frequently examined by the SEC, FINRA, and the securities regulatory authorities of states in which they are licensed or conduct business. Such examinations review a broad ranges of business activities for compliance with the many statutes, rules, regulations, and interpretations governing Wilson-Davis’ activities. Examinations by any of the above authorities may lead to enforcement actions that expose Wilson-Davis and its personnel to defense costs and potential fines or other sanctions. For example, Wilson-Davis has appealed to the SEC an adverse ruling by FINRA’s National Adjudicatory Council, or “NAC,” finding that Wilson-Davis had violated FINRA rules respecting short sales, failing to supervise and implement adequate anti money-laundering procedures. NAC had ordered Wilson-Davis to pay a $1,100,000 fine and disgorge $51,624. Wilson-Davis cannot predict the outcome of its appeal or when a decision will be rendered. On July 10, 2025 the National Adjudicatory Council reduced the fines to an aggregate of $490,000. The Company made a timely appeal to the SEC to hear the case. Pursuant to FINRA Rules, the Company’s timely appeal of the decision to the SEC deferred the effectiveness of the findings and sanctions. Wilson-Davis established a $100,000 contingency reserve in the year ended June 30, 2021, for this litigation contingence, but cannot assure that this amount is adequate to cover any penalty determined on appeal. The amount of the fine and disgorgement by which a final judgment exceeds the contingency reserve amount would reduce Wilson-Davis’ excess capital. In addition to the payment of defense costs and potential fines or other sanctions associated with enforcement actions, customers may assert claims against Wilson-Davis or its personnel in legal suits or arbitration proceedings.

Wilson-Davis and certain of its personnel are subject to various regulatory disciplinary orders that could be the basis of future regulatory action.

Wilson-Davis is subject to previous disciplinary orders by FINRA and the SEC which, by their terms, do not expire. FINRA and the SEC can impose special supervision and compliance measures and may increase future regulatory scrutiny. In July 2019, FINRA initiated an enforcement proceeding against Wilson-Davis, certain former principals of Wilson-Davis, and a former registered representative/trader alleging that the firm and the registered representative manipulated the market of a designated security, responsible supervisory personnel failed to establish and maintain appropriate supervisory procedures, the firm and a former principal failed to implement and maintain appropriate anti-money laundering procedures, and provided inaccurate documents to FINRA staff (the “2019 FINRA Action”). Wilson-Davis and its former principals agreed to settle the matter, without admitting or denying the allegations respecting supervision, anti-money laundering, and documentation in July 2021 by consenting to an order under which the firm was censured and paid a $500,000 monetary penalty, one former principal was suspended in all capacities for 90 days, that principal and two other former principals were suspended for two years, and the firm was required to undertake certain compliance and remediation efforts. The firm promptly paid the fine and timely completed the required compliance and remediation efforts. In connection with the resolution of some matters, Wilson-Davis engaged qualified consultants to recommend specific compliance procedures and has implemented such required compliance enhancements. Wilson-Davis believes it has fully complied with all sanctions related to the July 2019 complaint. Previously, in December 2016, FINRA filed a complaint against Wilson-Davis asserting potential violations of several securities laws and regulations, regarding supervision, anti-money-laundering, and Regulation SHO speculation prohibitions (the “2016 FINRA Action”). Wilson-Davis denied the allegations and FINRA-imposed sanctions have been stayed pending appeal.

Wilson-Davis’ procedures, policies, and practices to comply with the comprehensive anti-money laundering regulatory regime may not be sufficient to assure compliance.

Wilson-Davis is subject to comprehensive anti-money laundering (“AML”) laws, regulations, and interpretations that apply to its activities under the Bank Secrecy Act. The AML regulatory regime covers a wide range of activities, including trading activities, securities liquidations and other transactions, funds and securities transfers, the opening of customer accounts, customer interactions, and other activities.

In July 2019, FINRA censured Wilson-Davis and assessed a $500,000 fine for violations, among others, of applicable AML rules. Further, Wilson-Davis engaged an independent consultant to help develop and implement new comprehensive policies and procedures designed to comply with applicable AML requirements. Wilson-Davis has completed this process but cannot assure that its new policies and procedures will in fact be adequate to assure AML compliance in practice. This enforcement proceeding and the related implementation of new AML policies and procedures may have heightened regulatory scrutiny of Wilson-Davis. Regulatory authorities may consider Wilson-Davis’ previous discipline as warranting increased sanctions in any subsequent enforcement proceeding finding AML violations.

Although Wilson-Davis expends significant time and financial resources to monitor and investigate potential AML issues, Wilson-Davis’ resources, technologies, personnel, and fraud detection tools may be insufficient to accurately detect and prevent such activities. Significant increases in fraudulent or illegal activities could negatively impact Wilson-Davis’ reputation and reduce the trading volume through the firm. Any misbehavior of or violation by Wilson-Davis’ customers may also lead to regulatory investigations into the firm. Further, although Wilson-Davis may ultimately conclude that no fraud or money laundering exists, regulatory authorities may disagree that the red flags pointed towards such a conclusion and may impose various penalties without needing to point to any evidence of fraud or money laundering. Any such penalties could significantly harm the financial condition and results of operations of Wilson-Davis.

Wilson-Davis cannot predict the duration or severity of economic conditions that may adversely affect its results of operations.

Wilson-Davis’ revenue and profitability had been adversely affected by general downturns in the securities markets since early 2022, resulting from rising inflation, increased interest rates, the lingering economic effects of the COVID-19 pandemic, the military conflict in Ukraine and Israel, Hamas’ attack on Israel and the ensuing war and other factors. Wilson-Davis cannot predict the duration or severity of downturns of the securities markets or the economic and other factors that contribute to these market conditions.

General, long-term financial and economic conditions and unforeseen events may adversely affect Wilson-Davis’ financial condition and results of operations.

In addition to the previous and current securities markets and economic challenges, previous long-term market downturns, economic depressions and unforeseen events, such as the COVID-19 pandemic, have had an adverse impact on Wilson-Davis’ business. Although Wilson-Davis has established a disaster recovery plan, there is no guarantee that it could operate without disruption in the event a disaster were to occur. The occurrence of various unforeseeable events such as natural disasters, pandemics, terrorism and acts of war, could result in fewer customer orders and, as a result, decreased commissions and revenue, resulting in a significant impact on Wilson-Davis’ ability to conduct business and adversely affecting its results of operations and financial condition.

Wilson-Davis may be unable to attract and retain registered representatives and other professional employees.

There is intense competition for experienced registered representatives with a knowledge of over-the-counter markets and a large customer network. Further, many customers may be more loyal to individual representatives than to the firm itself. If Wilson-Davis is unable to attract and retain the services of registered representatives, the firm may be unable to maintain or expand its customer base or may be unable to effectively manage the volume of orders it executes and clears. Likewise, Wilson-Davis relies upon financial and compliance professionals who are not registered representatives but who perform important services to the firm. If Wilson-Davis is unable to attract and retain such professionals, it may be unable to stay compliant in an increasingly complex regulatory environment. Further, the number of young professionals entering the broker-dealer industry has declined over time and Wilson-Davis’ inability to hire young professionals, particularly in light of the average age of Wilson-Davis’ existing professionals, may adversely impact its ability to retain or expand its customer base.

FINRA has adopted rules that impose significant compliance requirements on making investment recommendations to retail customers.

Wilson-Davis policy is to not recommend investments to its customers. However, Wilson-Davis cannot assure you that its policy of not making recommendations to customers will be observed in all cases or that any investment recommendation rules compliance measures that Wilson-Davis adopts and implements will be effective. Breaches of Wilson-Davis’ policy could expose Wilson-Davis to regulatory enforcement and to liability from its customers.

Wilson-Davis faces significant competition from other brokers and clearing firms.

The broker-dealer and clearing firm industries are dominated by a small number of very large broker-dealers and clearing firms and a number of smaller self-clearing firms and clearing firms that clear for small introducing brokers clearing microcap securities transactions. Wilson-Davis continues to compete with larger firms that have greater financial resources, vast customer networks, diverse business lines, household name recognition, large-scale marketing campaigns, and established relationships with regulatory and legislative institutions. Further, the firm’s competitors are comparatively less impacted by adverse regulatory actions and rulemaking than Wilson-Davis as a smaller firm, including impacts of net capital and margin calls imposed by NSCC. If Wilson-Davis does provide new products and services, doing so may require substantial expenditures and take considerable time. If Wilson-Davis fails to innovate and deliver products and services quickly enough as compared to its competitors, it might fail to attract and retain customers.

Wilson-Davis is exposed to credit risk and other risks from customers, market makers, and other counterparties.

Wilson-Davis is exposed to the risk that third parties that owe the firm money, securities, or other assets will not perform their obligations. These parties include other clearing firms, broker-dealers, customers, clearing houses, exchanges, and other financial intermediaries. Such parties may default on their obligations owed to Wilson-Davis due to bankruptcy, lack of liquidity, operational failure, or other reasons. For example, Wilson-Davis permits certain clients to purchase securities on a margin basis. These transactions may be collateralized by the customer’s cash and securities. If customers are unable to cover their short position or repay the credit extended by Wilson-Davis, the firm may incur a loss if it liquidates the customer’s collateral at market rates. Those risks may be particularly great during periods of rapidly declining markets in which the value of the collateral held by Wilson-Davis may fall below the amount of a customer’s indebtedness.

NSCC requires daily cash deposits on unsettled trades, those between trade date and settlement date. In some cases, the deposit may be an amount that is significantly in excess of the value of the trade itself. NSCC also may require intraday deposits that must be met in only a few hours or less. If the cash to make these deposits is not available, NSCC may impose penalties that could be severe, such as revoking membership or restricting correspondent clearing, either of which would have a significant negative impact on the business. Although Wilson-Davis imposes limits on the size of some trades as a risk management procedure, it is not always possible to determine in advance the size of the deposit requirements.

Additionally, if Wilson-Davis fails to adequately monitor its customers’ accounts and certain business reorganizations are not timely or properly updated on its system, such failure could lead to severe losses. For example, if when undertaking a reverse stock split, a customer sells the previous amount of shares at the new share price, it would result in a severe loss, which has resulted in some broker-dealers going out of business. Although Wilson-Davis’ procedure is to put a freeze on trading for companies that are in the process of a reorganization in advance of the effective date of such reorganization, if Wilson-Davis is not aware of the pending reorganization or fails to adequately update its system, any improper sales could significantly harm the results of operations of Wilson-Davis.

Wilson-Davis faces significant risks in conducting its market making business.

Wilson-Davis faces various risks relating to making markets in microcap securities. The regulations relating to market making are complex and subject to a significant breadth of regulatory interpretation, resulting in inconsistent and unpredictable enforcement of applicable law. If the firm acts in a manner that a regulator perceives to be inconsistent with applicable law, the firm may be subject to costly penalties and sanctions. Regulatory scrutiny of Wilson-Davis’ market making activities may have increased because of Wilson-Davis’ previous sanctions for short sale compliance deficiencies.

Systems and security failures could significantly disrupt Wilson-Davis’ business and subject the firm to losses, litigation, and regulatory actions.

Wilson-Davis’ business depends on its ability to execute large volumes of transactions for its own customers and to clear large volumes of transactions for introducing broker-dealers. The firm relies heavily on its communications systems and on stable and functioning Internet, mobile devices, and computer systems, all of which are subject to internal and external security vulnerabilities. Those vulnerabilities include disruptions from natural disasters, power and service outages, interruptions or losses, software bugs, cybersecurity attacks, computer viruses, malware, phishing, unauthorized entry, and other similar events. Further, Wilson-Davis is reliant on numerous service providers that may themselves have insufficient security measures that Wilson-Davis cannot effectively monitor. Although Wilson-Davis generally has agreements, policies, and procedures relating to cybersecurity and data privacy in place with third-party service providers, security breaches may still occur. Vulnerabilities with Wilson-Davis and third-party systems may result in, for example, the inability of Wilson-Davis to conduct its business, the theft or ransom of Wilson-Davis property, or the unauthorized disclosure of confidential customer information or the proprietary or confidential data of Wilson-Davis and its supervised persons. Unauthorized disclosures may in turn result in reputational damage, regulatory action, and civil suits, and may further require Wilson-Davis to expend significant additional resources to modify its protective measures, to investigate and remediate vulnerabilities, and to defend against legal and regulatory claims. Such events may also result in uninsured liability and the firm being subject to increased regulatory scrutiny and legal liabilities. Wilson-Davis may be unable to receive reimbursement from third-party service providers in the event of a security incident but may still be subject to adverse regulatory action if the firm is held responsible for security failures attributed to its vendors.

Wilson-Davis also faces risks relating to mistakes made in recoding, accounting for, confirming, and settling transactions. Wilson-Davis also faces risks relating to software and internet malfunctions. Any such malfunction or depletion of functionality could result in Wilson-Davis’ inability to execute trade orders, adverse operational and regulatory action, and reputational damage. Wilson-Davis’ board oversees cybersecurity risk management and controls, including appropriate risk mitigation strategies, systems, processes, and controls. This oversight involves reviewing an annual cybersecurity report from the firm’s chief information security officer, with whom the board maintains an ongoing dialog on current strategies, systems, processes, controls and possible needs for additional processes and controls to keep current with the latest threats.

Wilson-Davis relies on numerous external service providers whose failure to provide those services properly may result in significant adverse events.

Wilson-Davis relies on numerous third-party service providers, including communication systems providers, regulatory services providers, clearing systems, exchange systems, banking systems, and market information providers. If the provision of services by these third parties is interrupted or terminated, Wilson-Davis may be unable to conduct its business effectively, including by being unable to accept receipt of securities or funds or to provide information regarding stock trades. For example, the firm relies heavily on websites and software provided by or relating to OTC Markets. Any disruption to those websites or services could result in a significant reduction of orders received from the firm’s customers and even a cessation of the firm’s business activities.

Wilson-Davis relies on representations of third parties to ensure compliance with applicable laws and rules.

Wilson-Davis is required to comply with various securities laws and apply a compliance program designed to detect and prevent various kinds of illegality and misconduct, including fraud, money laundering, and the unregistered sale of securities. In applying its compliance program, the firm relies on various customer and other third-party representations. Inaccurate or incomplete representations or information could result in adverse consequences for the firm. For example, before liquidating restricted securities, Wilson-Davis is required to conduct a reasonable investigation of facts supporting an exemption from registration of the securities. Such reasonable investigation may not reveal whether the proposed liquidation is in fact exempt from registration or may involve other illegal activity by others, including Wilson-Davis’ customer. Any enforcement investigation or action relating to issuers or their affiliates may subsequently encompass Wilson-Davis, which could require the firm to incur costs of defense and expose it to fines and other sanctions. Similarly, in making a market in securities, Wilson-Davis frequently relies on exemption from certain requirements that depend in part on conclusions of third parties. If those third-party conclusions are incorrect, Wilson-Davis could be subject to regulatory sanctions.

Damage to Wilson-Davis’ reputation could adversely impact its business.

Wilson-Davis’ reputation is critical to its ability to attract and retain customers that use Wilson-Davis’ brokerage services and current and prospective introducing brokers that use or may use Wilson-Davis’ clearing services. The perceived inability of Wilson-Davis or its supervised persons to operate the firm’s business efficiently, securely, and in compliance with applicable law may adversely harm its business.

Risks Related to Regulatory, Compliance and Legal

We are or may be subject to numerous risks relating to the need to comply with data and information privacy laws.

We are or may become subject to data privacy and securities laws and regulations that apply to the collection, transmission, storage, use, processing, destruction, retention and security of personal information. Our current privacy policies and practices are designed to comply with privacy and data protection laws in the United States. These policies and practices inform members how we handle their personal information and, as permitted by law, allow members to change or delete the personal information in their member accounts. The legislative and regulatory landscape for privacy and data protection continues to evolve in the United States, both federally and at the state level, as well as in other jurisdictions worldwide, and these laws and regulations may at times be conflicting. It is possible that these laws may be interpreted and applied in a manner that is inconsistent from one jurisdiction or is inconsistent with our practices, and our efforts to comply with the evolving data protection rules may be unsuccessful. We must devote significant resources to understanding and complying with this changing landscape. Failure to comply with federal, state, provincial and international laws regarding privacy and security of personal information could expose us to penalties under such laws, orders requiring that we change our practices, claims for damages or other liabilities, regulatory investigations and enforcement action (including fines and penalties), litigation, significant costs for remediation, and damage to our reputation and loss of goodwill, any of which could have a material adverse effect on our business, financial condition, results of operations and prospects. Although we endeavor to comply with our published privacy policies and related documentation, and all applicable privacy and security laws and regulations, we may at times fail to do so or may be perceived to have failed to do so. Even if we have not violated these laws and regulations, government investigations into these issues typically require the expenditure of significant resources and generate negative publicity, which could have a material adverse effect on our business, financial condition, results of operations and prospects. Additionally, if we are unable to properly protect the privacy and security of personal information, including sensitive personal information (e.g., financial information), we could be found to have breached our contracts with certain third parties.

There are numerous U.S. and Canadian federal, state, and provincial laws and regulations related to the privacy and security of personal information. Determining whether protected information has been handled in compliance with applicable privacy standards and our contractual obligations can be complex and may be subject to changing interpretation. For example, in 2018, California enacted the California Consumer Privacy Act (“CCPA”), which, among other things, requires new disclosures to California consumers and affords such consumers new abilities to opt out of certain sales of information and may restrict the use of cookies and similar technologies for advertising purposes. The CCPA, which became effective on January 1, 2020, was amended on multiple occasions and is the subject of regulations issued by the California Attorney General regarding certain aspects of the law and its application. Moreover, California voters approved the California Privacy Rights Act (the “CPRA”) in November 2020. The CPRA significantly modifies the CCPA, creating additional obligations relating to consumer data, with enforcement beginning July 1, 2023. Aspects of the CCPA and CPRA remain unclear, resulting in further uncertainty and potentially requiring us to modify our data practices and policies and to incur substantial additional costs and expenses in an effort to comply. Similar laws have been proposed, and likely will be proposed, in other states and at the federal level, and if passed, such laws may have potentially conflicting requirements that would make compliance challenging. Similar state laws have been passed in Virginia, Colorado, Utah, Connecticut, and New Jersey and other states are expected to follow. If we fail to comply with applicable privacy laws, we could face civil and criminal fines or penalties.

Failing to take appropriate steps to keep consumers’ personal information secure, or misrepresentations regarding our current privacy practices, can also constitute unfair acts or practices in or affecting commerce and be construed as a violation of Section 5(a) of the Federal Trade Commission Act (the “FTCA”), 15 U.S.C. § 45(a). The Federal Trade Commission (“FTC”) expects a company’s data security measures to be reasonable and appropriate in light of the sensitivity and volume of consumer information it holds, the size and complexity of our business, and the cost of available tools to improve security and reduce vulnerabilities. The FTC may also bring an action against a company who collects or otherwise processes personal information for any statements it deems misleading or false contained in privacy disclosures to consumers. While we use best efforts to comply with our published privacy policies and related documents, we may at times fail to do so, or may be perceived to have failed to do so. In addition, we may be unsuccessful in achieving compliance if our personnel, partners, or service providers fail to comply with our published privacy policies and related documentation. Such failures can subject us to potential foreign, local, state and federal action if they are found to be deceptive, unfair, or misrepresentative of our actual practices. In addition, state attorneys general are authorized to bring civil actions seeking either injunctions or damages in response to violations that threaten the privacy of state residents. We cannot be sure how these regulations will be interpreted, enforced or applied to our operations. In addition to the risks associated with enforcement activities and potential contractual liabilities, our ongoing efforts to comply with evolving laws and regulations at the federal and state level may be costly and require ongoing modifications to our policies, procedures and systems.

Overall, because of the complexity of these laws, the changing obligations and the risk associated with our collection and use of data, we cannot guarantee that we are, or will be, in compliance with all applicable U.S., Canadian, or other international regulations as they are enforced now or as they evolve.

We are subject to cybersecurity risks and interruptions or failures in our information technology systems and as we grow, we will need to expend additional resources to enhance our protection from such risks. Any cyber incident could result in information theft, data corruption, operational disruption, and/or a financial loss that has a material adverse impact on our business and that could subject us to legal claims.

We rely on sophisticated information technology (“IT”) systems and infrastructure to support our business. At the same time, cybersecurity incidents, including deliberate attacks, malware, viruses, ransomware attacks, denial of service attacks, phishing schemes, and other attempts to harm IT systems are prevalent and have increased. Our technologies, systems and networks and those of our vendors, suppliers and other business partners may become the target of cyberattacks or information security breaches that could result in the unauthorized release, gathering, monitoring, misuse, loss or destruction of proprietary and other information, or other disruption of business operations. In addition, certain cyber incidents, such as surveillance or vulnerabilities in widely used open source software, may remain undetected for an extended period. Our systems for protecting against cybersecurity risks may not be sufficient. As the sophistication of cyber incidents continues to evolve, we have been and will likely continue to be required to expend additional resources to continue to modify or enhance our protective measures or to investigate and remediate any vulnerability to cyber incidents. Additionally, any of these systems may be susceptible to outages due to fire, floods, power loss, telecommunications failures, usage errors by employees, computer viruses, cyber-attacks or other security breaches or similar events. The failure of any of our IT systems may cause disruptions in our operations, which could adversely affect our revenues and profitability, and lead to claims related to the disruption of our services from members of the AtlasClear Platform and advertisers.

Hackers and data thieves are increasingly sophisticated and operate large-scale and complex automated attacks, which may remain undetected until after they occur. Despite our efforts to protect our information technology networks and systems, payment processing, and information, we may not be able to anticipate or to implement effective preventive and remedial measures against all data security and privacy threats. Our security measures may not be adequate to prevent or detect service interruption, system failure, data loss or theft, or other material adverse consequences. No security solution, strategy, or measures can address all possible security threats. Our applications, systems, networks, software, and physical facilities could have material vulnerabilities, be breached, or personal or confidential information could be otherwise compromised due to employee error or malfeasance, if, for example, third parties attempt to fraudulently induce our personnel or our business members to disclose information or usernames and/or passwords, or otherwise compromise the security of our networks, systems and/or physical facilities. We cannot be certain that we will be able to address any such vulnerabilities, in whole or part, and there may be delays in developing and deploying patches and other remedial measures to adequately address vulnerabilities, and taking such remedial steps could adversely impact or disrupt our operations. We expect similar issues to arise in the future as products and services sold through the AtlasClear Platform are more widely adopted, and as we continue to introduce future products and services. An actual or perceived breach of our security systems or those of our third party service providers may require notification under applicable data privacy regulations or for customer relations or publicity purposes, which could result in reputational harm, costly litigation (including class action litigation), material contract breaches, liability, settlement costs, loss of sales, regulatory scrutiny, actions or investigations, a loss of confidence in our business, systems and payment processing, a diversion of management’s time and attention, and significant fines, penalties, assessments, fees, and expenses. Moreover, pursuant to SEC rules, public companies must disclose material cybersecurity incidents on Form 8-K within four business days (subject to a delayed compliance date for smaller reporting companies, of which we are one). In addition, companies must provide cybersecurity risk management disclosures in their annual reports.

The costs to respond to a security breach or to mitigate any security vulnerabilities that may be identified could be significant, and our efforts to address these problems may not be successful. These costs include, but are not limited to: retaining the services of cybersecurity providers; complying with requirements of existing and future cybersecurity, data protection and privacy laws and regulations, including the costs of notifying regulatory agencies and impacted individuals; and maintaining redundant networks, data backups, and other damage-mitigation measures. We could be required to fundamentally change our business activities and practices in response to a security breach or related regulatory actions or litigation, which could have an adverse effect on our business. Additionally, most jurisdictions have enacted laws requiring companies to notify individuals, regulatory authorities, and others of security breaches involving certain types of data. Such mandatory disclosures are costly, could lead to negative publicity, may cause our customers to lose confidence in the effectiveness of our security measures, and require us to expend significant capital and other resources to respond to or alleviate problems caused by the actual or perceived security breach.

We may not have adequate insurance coverage for handling cyber security incidents or breaches, including fines, judgments, settlements, penalties, costs, attorney fees, and other impacts that arise out of incidents or breaches. If the impacts of a security incident or breach, or the successful assertion of one or more large claims against us that exceeds our available insurance coverage, or results in changes to our insurance policies (including premium increases or the imposition of large deductible or co-insurance requirements), it could harm our business. In addition, we cannot be sure that our existing insurance coverage will continue to be available on acceptable terms or that our insurers will not deny coverage as to all or part of any future claim or loss. Moreover, our privacy risks are likely to increase as we continue to expand, grow our consumer and business member base, and process, store, and transmit increasingly large amounts of personal or sensitive data.

Issues in the use of artificial intelligence, including machine learning and computer vision (together, “AI”), in our analytics platforms may result in reputational harm or liability.

AI is enabled by or integrated into some of our analytics platforms and is a growing element of our business offerings going forward. As with many developing technologies, AI presents risks and challenges that could affect its further development, adoption, and use, and therefore our business. AI algorithms may be flawed. Data sets may be insufficient, of poor quality, or contain biased information. Inappropriate or controversial data practices by data scientists, engineers, and end-users of our systems could impair the acceptance of AI solutions. If the analyses that AI applications assist in producing are deficient or inaccurate, we could be subjected to competitive harm, potential legal liability, and brand or reputational harm. Some uses of AI present ethical issues, and our judgment as to the ethical concerns may not be accurate. If we use AI as part of the AtlasClear Platform in a manner that is controversial because of the purported or real impact on our business members or vendors, this may lead to adverse results for our financial condition and operations or the financial condition and operations of our business members, which may further lead to us experiencing competitive harm, legal liability and brand or reputational harm.

We could face employee claims.

We could face employee claims against us based on, among other things, wage and hour violations, discrimination, harassment, or wrongful termination that may also create not only legal and financial liability, but also negative publicity that could adversely affect us and divert our financial and management resources that would otherwise be used to benefit the future performance of our operations.

Litigation or legal proceedings could expose us to significant liabilities and have a negative impact on our reputation or business.

From time to time, we may be party to various claims and litigation proceedings.

Even when not merited, the lawsuits and other legal proceedings may divert management’s attention, and we may incur significant expenses in pursuing or defending these lawsuits or other legal proceedings. The results of litigation and other legal proceedings are inherently uncertain, and adverse judgments or settlements in some of these legal disputes may result in adverse monetary damages, penalties or injunctive relief against us, which could negatively impact our financial position, cash flows or results of operations. Any claims or litigation, even if fully indemnified or insured, could damage our reputation and make it more difficult to compete effectively or to obtain adequate insurance in the future.

Furthermore, while we maintain insurance for certain potential liabilities, our insurance does not cover all types and amounts of potential liabilities and is subject to various exclusions as well as caps on amounts recoverable. Even if we believe a claim is covered by insurance, insurers may dispute our entitlement to recovery for a variety of potential reasons, which may affect the timing and, if the insurers prevail, the amount of our recovery.

Wilson-Davis is subject to extensive regulation from the SEC and FINRA, and the failure to comply with this regulation can result in significant penalties, fines, liability, and reputational harm.

As a broker-dealer and clearing firm, Wilson-Davis is subject to extensive regulation by the SEC as well as self-regulatory organizations, particularly FINRA. Statutes, rules, and related interpretations can change rapidly, and the cost of remaining compliant with applicable regulations is costly. The SEC and FINRA have comprehensive examination and monitoring practices, which have resulted in previous regulatory actions against Wilson-Davis and certain of its personnel. Wilson-Davis is subject to periodic examinations from the SEC and FINRA. Any finding of violation of any applicable regulation may result in formal administrative or judicial proceedings that subject Wilson-Davis to costly settlement agreements, censure, fines, civil penalties, cease-and-desist orders, termination or suspension of broker-dealer activities, and suspension or disqualification of supervised persons.

Wilson-Davis and its supervised persons have been previously subject to various sanctions. The imposition of compliance sanctions may have a material adverse effect on Wilson-Davis’ operating results and financial condition, including the expulsion of the firm from the industry. Wilson-Davis expends significant time and financial resources to address compliance concerns of regulators, communicate with regulators, contest preliminary examination conclusions with which Wilson-Davis disagrees, and defend against regulatory action.

The misconduct of Wilson-Davis’ employees could expose the firm to significant legal liability and reputational harm.

Wilson-Davis employees may violate Wilson-Davis’ written supervisory procedures or engage in other unlawful activities, which could expose Wilson-Davis to regulatory action, sanctions or damage to its reputation. Improper activity by employees may expose Wilson-Davis to regulatory action for failing to supervise its employees. Wilson-Davis’ compliance measures to detect and prevent employee misconduct may not be effective or deemed adequate by regulatory authorities.

If the Pacsquare Assets do not successfully scale, as the Company’s business grows, or do not perform adequately, this could adversely affect the Company’s business, financial condition and results of operations, and could damage its reputation.

Although AtlasClear expects that the AtlasClear Platform, source code and other technology assets it acquired, from Pacsquare would be properly implemented and integrated into the Company’s systems, we cannot assure you that the code will successfully scale, or that the AtlasClear Platform, source code, software and other technology assets would perform adequately due to among other things, errors, viruses and defects.

AtlasClear Holdings relies on the third-party services of Pacsquare which may expose it to additional risks and could have an adverse impact on its business.

AtlasClear Holdings relies on the third-party services of Pacsquare to customize and integrate the AtlasClear Platform, source code and technology assets and to maintain the software it provides along with industry updates as needed. If Pacsquare fails to perform these services properly, this could have an adverse impact on the Company’s business. Any errors or defects in the software incorporated into the Company’s service offerings, may result in a delay or loss of revenue, diversion of resources, damage to the Company’s reputation, the loss of the affected customer, loss of future business, increased service costs or potential litigation claims against the Company.

Risks Relating to the Proposed Acquisition of Commercial Bancorp

The proposed CB Merger may not be completed on the terms or timeline currently contemplated, or at all, as the parties may be unable to satisfy the conditions or obtain the approvals required to complete the CB Merger.

Completion of the CB Merger is subject to certain customary conditions, including, among other things, (i) approval by the stockholders of Commercial Bancorp, Commercial Bancorp’s wholly-owned subsidiary Farmers State Bank (“FSB”), AtlasClear and the Company, (ii) receipt of certain regulatory approvals, and (iii) the prior completion of the Business Combination. We cannot assure you that these conditions will be fulfilled or that the CB Merger will be completed on the terms or timeline currently contemplated, or at all. The Federal Reserve and the Wyoming Division of Banking may not approve the CB Merger, may impose conditions to the approval of the CB Merger or require changes to the terms of the CB Merger. Any such conditions or changes could have the effect of delaying completion of the CB Merger, imposing costs on AtlasClear and the Company or limiting the Company’s revenues following the CB Merger or otherwise reducing the anticipated benefits of the CB Merger. In addition, AtlasClear and Commercial Bancorp can mutually agree at any time prior to the effective time of the CB Merger to terminate the Bank Acquisition Agreement, even after the approval by Commercial Bancorp’s shareholders of the CB Merger. AtlasClear and Commercial Bancorp may also terminate the Bank Acquisition Agreement in the event of breach of the agreement as specified in the Bank Acquisition Agreement.

Failure to complete the CB Merger may hinder the Company from achieving its anticipated business goals, and negatively impact the Company’s share price and its business, prospects, financial condition and results of operations.

Through the acquisition of Wilson-Davis and the proposed acquisition of Commercial Bancorp, a federal reserve member, the Company expects to acquire the capabilities to provide specialized clearing and banking services to financial services firms, with an emphasis on global markets currently underserviced by larger vendors. If the Company is able to complete the CB Merger, once properly integrated, anticipated synergies between Commercial Bancorp and Wilson-Davis are expected to allow for lower cost of capital, higher net interest margins, expanded product development and greater credit extension. Management considered the importance of the CB Merger to the overall success of the combined company and determined that such acquisition is not critical. While AtlasClear needs an institution that can carry funds greater than FDIC insurance limits, this can be any FDIC institution that can hold funds of the qualified accounts (profit sharing and IRA). Furthermore, AtlasClear does not believe that the income that Commercial Bancorp is expected to contribute to the combined company will be material. Although AtlasClear believes that Commercial Bancorp can be replaced with a substantially similar alternative acquisition, if needed, this would require the Company to expend additional time and resources to identify and consummate such similar alternative acquisition. In addition, it is possible that AtlasClear will not be able to successfully acquire an alternative FDIC institution for any number of reasons, including the factors that create substantial uncertainty regarding the ability to complete the CB Merger. For example, assuming AtlasClear is able to identify a suitable alternative acquisition candidate that is willing to sell to AtlasClear on terms that the parties agree upon, such transaction may not receive required regulatory approval or other closing conditions may not be satisfied. For example, the Federal Reserve and/or any applicable state banking regulatory authority may not approve any such proposed alternative acquisition, may impose conditions to the approval of such alternative acquisition or require changes to the terms of the proposed transaction. Any such conditions or changes could have the effect of delaying completion of the transaction, imposing costs on AtlasClear and the Company or limiting the Company’s revenues following the transaction or otherwise reducing the anticipated benefits of the transaction. If the CB Merger or an alternative acquisition is not consummated, without a Federal Reserve member bank as part of its future business, the Company may not be able to realize these anticipated business goals in the anticipated timeframe, or at all. In particular, the Company may not be able to attract as many, or the pedigree of, customers it anticipates without an FDIC institution. Without an FDIC institution, the Company may face greater risk of trade fails and inferior real-time cash management, and may not be able to maximize net interest margins or sweep deposits to an institution owned by the Company. In addition, if the CB Merger is not completed, the price of our Common Stock may decline to the extent that its then current market price reflects a market assumption that the CB Merger will be completed or it may decline due to a market perception that the CB Merger was not completed due to an adverse change in the Company’s business. Furthermore, the Company may experience negative reactions from its stockholders, customers and/or other persons with whom it has a business relationship. In addition, some costs related to the CB Merger, such as legal, accounting and financial advisory fees, must be paid by AtlasClear, and, following the Business Combination, the Company, even if the CB Merger is not completed. Furthermore, AtlasClear has expended, and the Company’s management will have expended, valuable time and resources to matters relating to the CB Merger that could otherwise have been devoted to other beneficial activities for the Company. As a result of all the foregoing, failure to complete the CB Merger may negatively impact the Company and its business, prospects, financial condition and results of operations.

The terms of our promissory notes make non-compliance or default likely, and this can result in additional legal and other fees as well as impact the Company’s share price and its business, prospects, financial condition and results of operations.

As part of our recent acquisition and ongoing efforts to acquire another company, we have entered into several promissory notes with terms that are more onerous than usual. These promissory notes contain covenants and obligations that, if not met, could result in default. Given the significant changes and integration efforts currently underway, there is an increased risk that we may not be able to comply with these terms.

In the event of non-compliance or default, we could face severe financial penalties, acceleration of debt repayment obligations, and potential legal actions. Such outcomes could materially and adversely affect our financial condition, liquidity, and overall business operations. Additionally, a default could damage our reputation and hinder our ability to secure future financing on favorable terms, thereby impacting our long-term growth and strategic objectives.

Risks Related to Our Operations as a New Public Company

The requirements of being a public company may strain our resources, divert our management’s attention and affect our ability to attract and retain qualified independent board members.

As a public company, we are subject to the reporting and corporate governance requirements of the Exchange Act, the listing requirements of the NYSE and other applicable securities rules and regulations, including the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company” as defined in the JOBS Act. Among other things, the Exchange Act requires that we file annual, quarterly and current reports with respect to our business and results of operations and maintain effective disclosure controls and procedures and internal control over financial reporting. In order to improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could harm our business, financial condition, results of operations and prospects. Although we have already hired additional personnel to help comply with these requirements, we may need to further expand our legal and finance departments in the future, which will increase our costs and expenses.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expense and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies, regulatory authorities may initiate legal proceedings against us and our business and prospects may be harmed. As a result of disclosure of information in the filings required of a public company and in this report, our business and financial condition will become more visible, which may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business, financial condition, results of operations and prospects could be materially harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and materially harm our business, financial condition, results of operations and prospects.

We may have increasing difficulty attracting and retaining qualified outside independent board members.

The directors and management of publicly traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and shareholder claims, as well as governmental and creditor claims that may be made against them in connection with their positions with publicly held companies. Outside directors are becoming increasingly concerned with the availability of directors’ and officers’ liability insurance to pay on a timely basis the costs incurred in defending shareholder claims. Directors’ and officers’ liability insurance is expensive and difficult to obtain. The SEC and NYSE have also imposed higher independence standards and certain special requirements on directors of public companies. Accordingly, it may become increasingly difficult to attract and retain qualified outside directors to serve on our Board.

Stock trading volatility could impact our ability to recruit and retain employees.

Volatility or lack of appreciation in our stock price may also affect our ability to attract and retain our key employees. Employees may be more likely to leave us if the shares they own or the shares underlying their vested equity have not significantly appreciated in value relative to the original purchase price of the shares or the exercise price of the options, or conversely, if the exercise price of the options that they hold are significantly above the market price of our Common Stock. If we are unable to retain our employees, or if we need to increase our compensation expenses to retain our employees, our business, operating results, and financial condition could be adversely affected.

We are an Emerging Growth Company, making comparisons to non-Emerging Growth companies difficult or impossible.

We are an Emerging Growth Company (“EGC”) as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we have taken and expect to continue to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not EGCs including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports, registrations statements and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Further, Section 102(b)(1) of the JOBS Act exempts EGCs from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. This exemption may make comparison of our financial statements with other public companies that are neither EGCs nor EGCs that have opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We may be exposed to risk if we cannot enhance, maintain, and adhere to our internal controls and procedures.

As a public company trading on the NYSE American, we have significant requirements for enhanced financial reporting and internal controls. The process of designing and implementing effective internal controls is a continuous effort that will require us to anticipate and react to changes in our business accounting, auditing and regulatory requirements and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company, and we are still early in the process of generating a mature system of internal controls and integration across business systems. If we are unable to establish or maintain appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations on a timely basis, result in material misstatements in our financial statements, harm our operating results, and subject us to litigation and claims arising from material weaknesses in our internal controls and any resulting consequences, including restatements of our financial statements. See “Litigation or legal proceedings could expose us to significant liabilities and have a negative impact on our reputation or business.”

Matters impacting our internal controls may cause us to be unable to report our financial information in an accurate manner or on a timely basis and thereby subject us to adverse regulatory consequences, including sanctions by the SEC or violations of NYSE rules. There also could be a negative reaction in the financial markets due to a loss of investor confidence in us and the reliability of our financial statements. Confidence in the reliability of our financial statements also could suffer if we or our independent registered public accounting firm continue to report a material weakness in our internal controls over financial reporting. This could materially adversely affect us and lead to a decline in the market price of our Common Stock.

We have identified material weaknesses in its internal control over financial reporting. If we are unable to develop and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in our Company and materially and adversely affect our business and operating results.

In connection with the preparation of our Form 10-KT for the transition period ended June 30, 2024, and our Form 10-K for the year ended June 30, 2025, management reassessed the effectiveness of our disclosure controls and procedures for the periods affected. As a result of that reassessment, management determined that our disclosure controls and procedures were not effective as of June 30, 2025, and June 30, 2024 due to the material weaknesses with respect to compiling information to prepare financial statements in accordance with U.S. GAAP. The material weaknesses are due to the analysis and full disclosure of the Merger Agreement, the impact of the Merger Agreement on and the impact of the Business Combination Agreement as it relates to the classification of complex accounting instruments, and related financial disclosures.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented, or detected and corrected, on a timely basis. Effective internal controls are necessary for the Company to provide reliable financial reports and prevent fraud. We continue to evaluate steps to remediate the material weakness. These remediation measures may be time consuming and costly and there is no assurance that these initiatives will ultimately have the intended effects.

If we identify any new material weaknesses in the future, any such newly identified material weakness could limit our ability to prevent or detect a misstatement of accounts or disclosures that could result in a material misstatement of annual or interim financial statements. In such case, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable stock exchange listing requirements, investors may lose confidence in our financial reporting and our stock price may decline as a result. We cannot assure you that the measures we have taken to date, or any measures we may take in the future, will be sufficient to avoid potential future material weaknesses.

As a public company, we have incurred and expect to continue to incur increased expenses associated with the costs of being a public company.

We have and expect to continue to face a significant increase in insurance, legal, auditing, accounting, administrative and other costs and expenses as a public company that we did not currently incur as a private company. The Sarbanes-Oxley Act, including the requirements of Section 404 of that Act, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Act and the rules and regulations promulgated and to be promulgated thereunder, the Public Company Accounting Oversight Board (“PCAOB”), the SEC and the NYSE, impose additional reporting and other obligations on public companies. Compliance with public company requirements have and will continue to increase our costs and make certain activities more time-consuming. A number of those requirements require us to carry out activities that we have not done previously. For example, we recently created new board committees and adopted new internal controls and disclosure controls and procedures. In addition, additional expenses associated with SEC reporting requirements have and will continue to be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if our independent registered accounting firm identifies a material weakness or significant deficiency in the internal control over financial reporting), we could incur additional costs to remediate those issues, and the existence of those issues could adversely affect our reputation or investor perceptions of it. Being a public company has and may in the future make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance. We may ultimately be forced to accept reduced policy limits and coverage with increased self-retention risk or incur substantially higher costs to obtain the same or similar coverage in the future. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our Common Stock, fines, sanctions and other regulatory action and potentially civil litigation.

The additional reporting and other obligations imposed by various rules and regulations applicable to public companies has and is expected to continue to increase legal and financial compliance costs and the costs of related legal, auditing, accounting and administrative activities. These increased costs will require us to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by shareholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

Our existing indebtedness, and any indebtedness we incur in the future, could adversely affect our financial condition, our ability to raise additional capital to fund our operations, our ability to operate our business, our ability to react to changes in the economy or our industry and our ability to pay our debts and could divert our cash flow from operations for debt payments.

Our level of indebtedness increases the possibility that we may be unable to generate cash sufficient to pay the principal of, interest on, or other amounts due with respect to our indebtedness. Our leverage and debt service obligations could adversely impact our business, including by:

●	impairing our ability to generate cash sufficient to pay interest or principal, including periodic principal payments;
●	increasing our vulnerability to general adverse economic and industry conditions;
●	requiring the dedication of a portion of our cash flow from operations to service our debt, thereby reducing the amount of our cash flow available for other purposes, including capital expenditures, dividends to stockholders or to pursue future business opportunities;

●	requiring us to sell debt or equity securities or to sell some of our core assets, possibly on unfavorable terms, to meet payment obligations;
●	limiting our flexibility in planning for, or reacting to, changes in our business and the industries in which we compete; and
●	placing us at a possible competitive disadvantage with less leveraged competitors and competitors that may have better access to capital resources.

Any of the foregoing factors could have negative consequences on our financial condition and results of operations.

Limited insurance coverage and availability may prevent us from obtaining insurance to cover all risks of loss.

We have insured certain products and launches to the extent that insurance was available at acceptable premiums. This insurance will not protect us against all losses due to specified exclusions, deductibles and material change limitations.

We have obtained and maintain insurance for director and officers, cybersecurity, business owner, commercial general liability and workers’ compensation, based on a variety of factors, including the availability of insurance in the market, the cost of available insurance and the redundancy of our operating entities. Higher premiums on insurance policies will increase our costs and consequently reduce our operating income by the amount of such increased premiums. If the terms of these insurance policies become less favorable than those currently available, there may be limits on the amount of coverage that we can obtain or we may not be able to obtain insurance at all. Even as obtained, our insurance will not cover any loss in revenue incurred as a result of a partial or total loss.

Moreover, our insurance coverage may be inadequate to cover our liabilities related to such hazards or operational risks. In addition, passenger insurance may not be accepted or may be prohibitive to procure. Moreover, we may not be able to maintain adequate insurance in the future at rates we consider reasonable and commercially justifiable, and insurance may not continue to be available on terms as favorable as our current arrangements. The occurrence of a significant uninsured claim, or a claim in excess of the insurance coverage limits maintained by us, could harm our business, financial condition and results of operations.

Our amended and restated certificate of incorporation (the “Charter”) contains anti-takeover provisions that could adversely affect the rights of our stockholders.

Our Charter contains provisions to limit the ability of others to acquire control of the Company or cause it to engage in change-of-control transactions, including, among other things:

●	provisions that authorize its board of directors, without action by its stockholders, to issue additional shares of Common Stock and preferred stock with preferential rights determined by its board of directors; and
●	provisions that permit only a majority of its board of directors, the chairperson of the board of directors or the chief executive officer to call stockholder meetings and therefore do not permit stockholders to call special meetings of the stockholders.

These provisions could have the effect of depriving our stockholders of an opportunity to sell their Common Stock at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction.

Our Charter provides, subject to limited exceptions, that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

Our Charter requires, to the fullest extent permitted by law, that, unless we consent in writing to the selection of an alternative forum, (a) any derivative action or proceeding brought on behalf of the Company; (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder, employee or agent of the Company to the Company or the Company’s stockholders; (c) any action asserting a claim against the Company arising pursuant to any provision of the Delaware General Corporation Law (“DGCL”), our Charter or the bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; (d) any action to interpret, apply, enforce or determine the validity of the Charter or the bylaws. Subject to the preceding sentence, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. However, such forum selection provisions will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction.

The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage such lawsuits against us and our directors, officers, and other employees. Alternatively, if a court were to find the choice of forum provision contained in the Charter to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations, and financial condition.

Additionally, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As noted above, the Charter will provide that the federal district courts of the United States of America will have jurisdiction over any action arising under the Securities Act. Accordingly, there is uncertainty as to whether a court would enforce such provision. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and consented to the forum provisions in our Charter.

Risks Related to Ownership of Our Common Stock

Future sales or resales of our Common Stock could cause the market price for our Common Stock to decline significantly, even if the Company’s business is doing well.

We had 144,580,170 shares of Common Stock outstanding as of November 6, 2025. We previously filed a resale registration statement which became effective on August 14, 2024, which registered the offer and sale from time to time by certain selling stockholders of up to 77,577,099 shares of our Common Stock for so long as the registration statement, of which that prospectus forms a part, is available for use; we filed another resale registration statement which became effective on March 6, 2025, which registered the offer and sale from time to time by certain selling stockholders of up to 34,532,737 shares of our Common Stock for so long as the registration statement, of which that prospectus forms a part, is available for use (together, the “prior resale registration statements”). This registration statement will register the offer and sale from time to time by the selling stockholders named herein of an additional 48,597,042 shares of Common Stock which, together with shares of Common Stock issuable under the prior resale registration statements, could mean the potential sale of up to 159,701,878 shares of Common Stock currently outstanding, which represent approximately 114.6% of our total outstanding shares of Common Stock as of November 6, 2025. The Company’s stockholders may sell our Common Stock in the open market or in privately negotiated transactions, which could have the effect of increasing the volatility in the trading price of our Common Stock or putting significant downward pressure on the price of our Common Stock.

The prior resale registration statements permit, and, after the registration statement of which this prospectus is a part is effective, and until such time that it is no longer effective or all securities hereunder are sold, this registration statement will permit, the resale of the securities registered thereunder. The resale, or expected or potential resale, of a substantial number of our Common Stock in the public market could adversely affect the market price for our Common Stock and make it more difficult for you to sell your Common Stock at times and prices that you feel are appropriate. Furthermore, we expect that, because there was a large number of shares registered pursuant to the prior resale registration statements, and there will be a large number of shares registered pursuant to this registration statement, the respective selling stockholders will continue to offer the securities covered by the respective registration statements for a significant period of time, the precise duration of which cannot be predicted. Accordingly, the adverse market and price pressures resulting from an offering pursuant to a registration statement may continue for an extended period of time.

Further, sales of our Common Stock upon expected expiration of resale restrictions could encourage short sales by market participants. Generally, short selling means selling a security, contract or commodity not owned by the seller. The seller is committed to eventually purchase the financial instrument previously sold. Short sales are used to capitalize on an expected decline in the security’s price. As such, short sales of our Common Stock could have a tendency to depress the price of our Common Stock, which could further increase the potential for short sales.

We cannot predict the effect, if any, that market sales of shares of our Common Stock or the availability of shares of our Common Stock for sale will have on the market price of our Common Stock prevailing from time to time. Sales of substantial amounts of shares of our Common Stock in the public market, or the perception that those sales will occur, could cause the market price of our Common Stock to decline or be depressed.

We may issue additional securities if we need to raise capital in connection with a capital expenditure, working capital requirement or acquisition. The number of shares of our Common Stock issued in connection with a capital expenditure, working capital requirement or acquisition could constitute a material portion of our then-outstanding shares of Common Stock. Any perceived excess in the supply of our shares in the market could negatively impact our share price and any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to you.

In addition, registration rights we may grant in the future, including in the ordinary course of the Company’s business, may further depress market prices if these registration rights are exercised or shares of our Common Stock are sold under the registration statements, the presence of additional shares trading in the public market may also adversely affect the market price of our Common Stock.

An active market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

The price of our securities may vary significantly due to factors specific to us as well as to general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Issuances of shares of Common Stock pursuant to the Pacsquare Purchase Agreement, the Funicular Note, the SPA Warrants, the PA Warrants, the Winston & Strawn Agreement, the Second ELOC Agreement, or to settle accrued expenses and obligations or otherwise, have resulted and would continue to result in substantial dilution of our stockholders and have had and may continue to have a negative impact on the market price of our Common Stock.

In connection with the Closing, AtlasClear Holdings entered into the Funicular Purchase Agreement, amendments to the Broker-Dealer Acquisition Agreement and other notes to settle accrued expenses and obligations. As of the date of this filing, Pacsquare has received an aggregate of 13,933 shares of Common Stock. he notes, including the Convertible Notes are convertible into shares of our Common Stock, at various conversion prices (which may be reduced under certain circumstances). The issuance of any of these shares will dilute our other equity holders, which could cause the price of our Common Stock to decline. The Funicular Note is convertible, in whole or in part, into shares of Common Stock at the election of the holder at any time at an initial conversion price of $0.75 per share, (the “Conversion Price”), subject to adjustment.

The shares of Common Stock issuable pursuant to the Pacsquare Purchase Agreement and the conversion of any amounts under the notes, including the Funicular Note, to the extent exercised, converted and issued, would impose significant dilution on our stockholders. Also in connection with the Closing, AtlasClear Holdings agreed to settle certain accrued expenses and other obligations to certain parties through the issuance shares of Common Stock and intends to, in the future, issue additional shares of Common Stock, to settle other accrued expenses and obligations.

Pursuant to the Winston & Strawn Agreement, the Company may issue up to $2,500,000 worth of shares of Common Stock as payment for legal services, in three equal installments of $833,333 beginning on August 9, 2024. The Company has not issued any shares in connection with the Winston & Strawn Agreement and the amounts payable remain due. Additionally, pursuant to the ELOC Agreement, Tau has committed to purchase, upon the terms thereof and subject to the satisfaction of certain conditions, up to $12.5 million of Common Stock of the Company, at a price per share equal to 97% of the lowest VWAP of the Common Stock during a pricing period of three consecutive trading days following Tau’s receipt of the applicable advance notice sent by the Company from time to time, over the course of 24 months from the date of the ELOC Agreement. As of June 30, 2025, the Company has issued and settled 1,566,885 shares in connection with the ELOC agreement. Each advance may be up to the greater of 100,000 shares or 50% of the average daily volume traded of the shares during the 30 trading days immediately prior to the date the Company requests each advance.

Pursuant to the SPA Warrants and the PA Warrants, the Company may issue up to an aggregate of 17,666,668 shares of Common Stock, at an initial exercise price of $0.75 per share. All of the foregoing issuances would result in substantial dilution of our stockholders and may have a negative impact on the market price of our Common Stock.

Our issuance of additional capital stock in connection with future financings, acquisitions, investments, the AtlasClear 2024 Equity Incentive Plan (the “Incentive Plan”) or otherwise will dilute all other stockholders.

We expect to issue additional capital stock in the future that will result in dilution to all other stockholders. We expect to grant equity awards to employees, directors and consultants under the Incentive Plan. We may also raise capital through equity financings in the future. We may acquire or make investments in complementary companies or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of additional capital stock may cause stockholders to experience significant dilution of their ownership interests and the per share value of our Common Stock to decline.

If we are not able to raise sufficient capital to satisfy our payment obligations under the Funicular Note, as amended and restated, or otherwise restructure the Funicular Note, as amended and restated, and payment of principal and accrued and unpaid interest thereon is demanded by the holders thereof, we may be in default, and may not be able to continue as a going concern.

We have payment obligations under the Funicular Note, as amended and restated. In the event we are not able to raise sufficient capital to pay such note, or otherwise restructure the same, and payment of principal and accrued interest thereon is demanded by the holders thereof, we will be in default, and may not be able to continue as a going concern. Although the holder of such note has not elected to pursue remedies against us, we cannot assure you that it will not do so in the future. The institution of collection actions could have a material adverse effect on our business and could force us to seek relief through insolvency or other proceedings. On each interest payment date, the accrued and unpaid interest shall, at the election of the Company in its sole discretion, be either paid in cash or paid in-kind by increasing the principal amount of the Funicular Note. In the event of an Event of Default (as defined in the Funicular Note), in addition to Funicular’s other rights and remedies, the interest rate would increase to 14% per annum.

We cannot assure you that we will continue to be able to comply with the continued listing standards of the NYSE American, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our continued eligibility to maintain the listing of our Common Stock on the NYSE American depends on a number of factors, including the price of our Common Stock and the number of persons that hold our Common Stock. Our Common Stock has traded below the $1.00 minimum share price requirement since March 25, 2025. If the NYSE American delists our securities from trading on its exchange for failure to meet its listing standards, and we are not able to list such securities on another national securities exchange, then our Common Stock could be quoted on an over-the-counter market. If this were to occur, we and our stockholders could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;
●	reduced liquidity for our securities;
●	a determination that the Common Stock is a “penny stock,” which will require brokers trading the Common Stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for shares of Common Stock;
●	a limited amount of news and analyst coverage; and
●	a decreased ability for us to issue additional securities or obtain additional financing in the future.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our securities adversely, the price and trading volume of our securities could decline.

The trading market for our securities will be influenced by the research and reports that industry or securities analysts may publish about us, our business, markets, revenue streams, and competitors. Securities and industry analysts do not currently, and may never, publish research on us. If no securities or industry analysts commence coverage of us, our share price and trading volume would likely be negatively impacted. If any of the analysts who may cover us adversely change their recommendation regarding our shares of Common Stock or provide relatively more favorable recommendations with respect to competitors, the price of our shares of Common Stock would likely decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our share price or trading volume to decline.

We do not intend to pay cash dividends for the foreseeable future.

We currently intend to retain our future earnings, if any, to finance the further development and expansion of our business and do not intend to pay cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our Board and will depend on our financial condition, results of operations, capital requirements, restrictions contained in the Stockholders’ Agreement and future agreements and financing instruments, business prospects and such other factors as our Board deems relevant.

Because there are no current plans to pay cash dividends on our Common Stock for the foreseeable future, you may not receive any return on investment unless you sell your Common Stock at a price greater than what you paid for it.

We intend to retain future earnings, if any, for future operations, expansion and debt repayment and there are no current plans to pay any cash dividends for the foreseeable future. The declaration, amount and payment of any future dividends on shares of our Common Stock will be at the sole discretion of the Board. The Board may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions, implications of the payment of dividends by us to our stockholders or by our subsidiaries to us and such other factors as the Board may deem relevant. As a result, you may not receive any return on an investment in the Common Stock unless you sell your Common Stock for a price greater than that which you paid for it.

Our Warrants may have an adverse effect on the market price of our Common Stock.

In connection with the Business Combination, 167,708 public warrants (the “Public Warrants”) and 92,708 private placement warrants (the “Private Warrants”) became exercisable to purchase our Common Stock, each exercisable to purchase one share of our Common Stock at $690.00 per share (after giving effect to the 60-for-one reverse stock split we effected on December 31, 2024). In addition, in connection with the Equity SPA we issued the SPA Warrants, which are exercisable for an aggregate of 16,666,668 shares of our Common Stock, and we issued the PA Warrants which are exercisable for an aggregate of 1,000,000 shares of our Common Stock, in each case for an initial exercise price of $0.75 per share. Such Warrants, when and if exercised, will increase the number of issued and outstanding shares of Common Stock and may reduce the value of the Common Stock.

Our warrants are accounted for as a warrant liability and were recorded at fair value upon issuance with changes in fair value each period reported in earnings, which may have an adverse effect on the market price of our Common Stock.

In accordance with ASC 815, Derivatives and Hedging (“ASC 815”), the Company’s warrants are classified as derivative liabilities and measured at fair value on its balance sheet, with any changes in fair value to be reported each period in earnings on our statement of operations.

As a result of the recurring fair value measurement, our financial statements may fluctuate quarterly, based on factors that are outside of our control. Due to the recurring fair value measurement, we expect we will recognize non-cash gains or losses on our warrants each reporting period and that the amount of such gains or losses could be material.

Future sales, or the perception of future sales, by us or our stockholders in the public market following could cause the market price for the Common Stock to decline.

The sale of shares of our Common Stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of Common Stock. These sales, or the possibility that these sales may occur, also might make it more difficult for the us to sell equity securities in the future at a time and at a price that it deems appropriate.

As of November 6, 2025, we have a total of 144,580,170 shares of Common Stock outstanding (i) without giving effect to any awards that may be issued under the Incentive Plan or any Earnout Shares that may be issued in the future, and (iii) assuming no exercise of the outstanding Warrants. All shares currently held by Public Stockholders and all of the shares issued in the Business Combination to former AtlasClear’s stockholders are freely tradable without registration under the Securities Act, and without restriction by persons other than our “affiliates” (as defined under Rule 144 under the Securities Act, (“Rule 144”)), including our directors, executive officers and other affiliates.

In the future, we may also issue our securities in connection with investments or acquisitions. The amount of shares of the Common Stock issued in connection with an investment or acquisition could constitute a material portion of the then-outstanding shares of the Common Stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to our stockholders.

We are an “emerging growth company” and a “smaller reporting company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies and smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” and “smaller reporting company” within the meaning of the Securities Act, as modified by the JOBS Act. We may continue to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies or smaller reporting companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We cannot predict whether investors will find securities issued by us less attractive because we elect to rely on these exemptions. If some investors find those securities less attractive as a result of its reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earliest of: (i) June 30, 2026, (ii) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion; (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock held by non-affiliates exceeded $700.0 million as of the last business day of the second fiscal quarter of such year; or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Our operating results may be negatively impacted by unfavorable economic and market conditions and the uncertain geopolitical environment.

Our operating results may be negatively impacted by unfavorable economic and market conditions and the uncertain geopolitical environment, including tariffs or other trade barriers, rising inflation, and other macroeconomic shifts. These factors may materially affect investor confidence and the success of a potential business combination, including one involving a special purpose acquisition company (SPAC).

The global macroeconomic environment remains challenging and uncertain. For example, uncertainty regarding global central bank monetary policy, instability in the geopolitical environment in many parts of the world, including the ongoing Russia-Ukraine war, conflicts in the Middle East, and tensions surrounding China-Taiwan relations, may continue to pressure global economic conditions. If these conditions were to deteriorate further, we could experience material harm to our business, operating results, and financial condition, which may in turn affect the attractiveness and valuation of any proposed business combination.

USE OF PROCEEDS

All of the shares of Common Stock offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Stockholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Stockholders in disposing of their shares of Common Stock, and we will bear all other costs, fees and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.

MARKET PRICE OF THE COMMON STOCK AND DIVIDENDS

Market Price of the Common Stock

Our Common Stock is currently listed on NYSE American under the symbol “ATCH.” Our Public Warrants trade on the OTC market under the symbol “ATCHW.”

On November 5, 2025, the last sale price of the Common Stock as reported on the NYSE was $0.33 per share.

Holders

As of September 25, 2025, there were 300 holders of record of our Common Stock, and 46 holder of record of our Public Warrants. A substantially greater number of holders are “street name” or beneficial holders, whose shares of record are held by banks, brokers, and other financial institutions.

Dividend Policy

We have not paid any cash dividends on our Common Stock to date. It is the present intention of our Board to retain all earnings, if any, for use in our business operations and, accordingly, our Board does not anticipate declaring any dividends in the foreseeable future.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

References in this section of the prospectus to “we,” “us,” “AtlasClear Holdings,” or the “Company” refer to AtlasClear Holdings, Inc., a Delaware corporation. References to our “management” or our “management team” refer to our officers and directors. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that are subject to numerous risks and uncertainties, including, but not limited to, the risks and uncertainties described in “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” Our actual results may differ materially from those contained in or implied by any forward-looking statements. You should read the following discussion together with the sections entitled “Risk Factors” and the audited and unaudited financial statements, including the related notes, appearing elsewhere in this prospectus.

Overview

Our goal is to build a cutting-edge technology enabled financial services firm that would create a more efficient platform for trading, clearing, settlement and banking, with evolving and innovative financial products such as crypto that focus on financial services firms. We are a fintech driven business-to-business platform that expects to power innovation in fintech, investing, underwriting and trading. We believe we are positioned to provide a modern, mission-critical suite of solutions to our clients, enabling them to reduce their transactions costs and compete more effectively in their businesses.

Our target client base for our prime banking and prime brokerage services includes financial services firms, generally with annual revenues up to $1 billion, including brokerage firms, hedge funds, pension plans, and family offices that are not adequately served by today’s larger correspondent clearing firms and banks.

Through the acquisition of Wilson-Davis, a correspondent clearing company, and the anticipated CB Merger, we expect to acquire the capabilities to provide specialized clearing and banking services to financial services firms, with an emphasis on global markets currently underserviced by larger vendors. Once properly integrated, anticipated synergies between Commercial Bancorp, if acquired, and Wilson-Davis are expected to allow for lower cost of capital, higher net interest margins, expanded product development and greater credit extension.

In addition, we believe the AtlasClear Platform, is cutting-edge, flexible and scalable.

On August 9, 2024, the Company changed its fiscal year-end from December 31 to June 30. As a result, the prior year reflects a transition period of six months, from January 1, 2024 to June 30, 2024, as previously reported in our Form 10-KT filed with the SEC on October 16, 2024.

The current fiscal year covers the twelve-month period from July 1, 2024 to June 30, 2025. As such, the periods presented in this Form 10-K are not directly comparable due to the difference in reporting periods.

Where appropriate, we have included supplemental unaudited pro forma information and comparative commentary to aid in understanding period-over-period performance trends. See note 19 for further details.

Recent Developments

On February 9, 2024, AtlasClear Holdings and Quantum FinTech Acquisition Corporation entered into a securities purchase agreement with Funicular, pursuant to which AtlasClear Holdings sold and issued to Funicular, on that date, a secured convertible promissory note in the principal amount of $6,000,000 for a purchase price of $6,000,000, in a private placement (the “Original Note”).

On October 8, 2025, AtlasClear Holdings and Funicular entered into an amended and restated securities purchase agreement (the “Restated SPA”), pursuant to which the Company issued to Funicular, on that date, an amended and restated secured convertible promissory note in the principal amount of $10,097,782, reflecting a $10,000,000 purchase price plus $97,782 in remaining outstanding principal under the Original Note, in a private placement, which amends and restates the Original Note in its entirety. The principal amount of the Restated Note is $10,097,782, consisting of the $10,000,000 purchase price plus $97,782 in remaining outstanding principal under the Original Note.

The Restated Note has a stated maturity date of October 8, 2030. Interest accrues at a rate per annum equal to 11%, and is payable semi-annually on each June 30 and December 31. On each interest payment date, the accrued and unpaid interest shall, at the election of the Company in its sole discretion, be either paid in cash or paid in-kind by increasing the principal amount of the Restated Note. In the event of an Event of Default (as defined in the Restated Note), in addition to Funicular’s other rights and remedies, the interest rate would increase to 14% per annum. The Restated Note is convertible, in whole or in part, into shares of the Company’s common stock at the election of the holder at any time at an initial conversion price of $0.75 per share (the “Conversion Price”). The Conversion Price is subject to adjustment if the Company issues or is deemed to issue shares of common stock at a price below then then-current conversion price (subject to certain exceptions), and is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like. The Restated Note contains covenants which, among other things, limit the ability of the Company and its subsidiaries to incur additional indebtedness, incur additional liens and sell its assets or properties.

The Restated Note is secured by a perfected security interest in substantially all of the existing and future assets of the Company and each Grantor (as defined in the Security Agreement, as defined below), including a pledge of all of the capital stock of each of the Grantors, subject to certain exceptions, as evidenced by (i) the security agreement, dated as of February 9, 2024 (the “Security Agreement”), among the Company, each of the Company’s subsidiaries and Funicular, and (ii) the guaranty, dated as of February 9, 2024 (the “Guaranty”), executed by each of the Company’s subsidiaries pursuant to which each of them has agreed to guaranty the obligations of the Company under the Restated Note and the other Loan Documents (as defined in the Restated Note), each of which was entered into in connection with the Original Note.

Pursuant to the Restated SPA, the Company agreed, among other things, that if the Restated Note becomes convertible into a number of shares of common stock in excess of 19.9% of the Company’s total number of shares of common stock outstanding, to seek the approval of its stockholders for the issuance of all shares of common stock issuable upon conversion of the Restated Note in excess of that amount, in accordance with the rules of the NYSE American.

On October 8, 2025, the Company entered into the Equity SPA with the Investors, including Funicular, pursuant to which the Company agreed to issue and sell, in a private placement, Units for a purchase price of $0.60 per Unit. Each Unit consists of one share of the Company’s common stock and one SPA Warrant.

The SPA Warrants are immediately exercisable on a cash basis or exchangeable on a cashless basis and will expire five years from the date of issuance. Each SPA Warrant will be initially exercisable for one share of common stock at an initial exercise price of $0.75 per share, subject to adjustment for stock splits, distributions and the like. The Initial Exercise Price is also subject to potential increase if the Company completes certain subsequent offerings at a price greater than the Initial Exercise Price while the SPA Warrants remain outstanding. At any time after the issuance of the SPA Warrants, the holder of the SPA Warrants may exchange the Warrants on a cashless basis for a number of shares of common stock determined by multiplying the total number of shares with respect to which the SPA Warrant is then being exercised by the Black Scholes Value (as defined in the SPA Warrant) divided by the lower of the two closing bid prices of the common stock in the two days prior the time of such exercise. The exercise of the SPA Warrants is subject to a 9.9% beneficial ownership limitation blocker.

In the event of a Fundamental Transaction (as defined in the SPA Warrants), the holders of the SPA Warrants will be entitled to receive upon exercise of the SPA Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the SPA Warrants immediately prior to such Fundamental Transaction. Additionally, as more fully described in the SPA Warrants, the holders of the SPA Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the SPA Warrant in connection with a Fundamental Transaction. If the Company fails to timely deliver the shares of common stock issuable upon exercise of the SPA Warrants, the Company will be subject to liquidated damages.

Subject to the provisions of the Equity SPA, if, during the 12-month period commencing on the date of the Closing, the Company carries out one or more Subsequent Financings (as defined in the Equity SPA), each Investor that purchases $50,000 or more of Units will have the right to participate in an amount up to 100% of such Investor’s investment amount under the Equity SPA in any such securities offered by the Company, subject to certain exceptions.

In connection with the equity financing effected pursuant to the Equity SPA, we issued the PA Warrants to Dawson James Securities, Inc. and its designees as partial compensation for acting as placement agent in connection with such financing. The PA Warrants are exercisable for up to an aggregate of 1,000,000 shares of Common Stock. Each PA Warrant has an initial exercise price of $0.75 per share, and is in substantially the same form as the SPA Warrants.

Wilson-Davis

Wilson-Davis is a self-clearing correspondent securities broker-dealer registered with the SEC, licensed in 50 states, District of Columbia, and Puerto Rico, and is a member in good standing of FINRA. Wilson-Davis derives revenue principally from commissions charged on the liquidation of restricted and control microcap securities, vetting, and clearing service fees charged to introducing brokers for which Wilson-Davis clears transactions on a fully disclosed basis, and other financial service fees. Commissions are earned by executing transactions for customers. Vetting fee revenues are earned when Wilson-Davis vests stock the customers want to bring into their accounts. Clearing fees are earned by clearing transactions for Glendale Securities, as introducing broker on a fully disclosed basis, pursuant to a clearing agreement with Glendale Securities.

Key Factors Impacting Wilson-Davis’ Business

Wilson-Davis’ business and results of operations have been, and will continue to be, affected by numerous factors and trends, which Wilson-Davis believes include those discussed in the section titled “Risk Factors” of the Annual Report.

●	Liquidity. As a clearing broker-dealer in the U.S., Wilson-Davis is subject to cash deposit requirements with clearing organizations, brokers, and banks that may be large in relation to its total liquid assets.
●	Growth of Customer Base. Wilson-Davis’ growth requires continued use of its services by new customers.
●	Expanding Wilson-Davis’ Relationship with Existing Customers. Wilson-Davis’ ability to expand its relationship with its existing customers will be an important contributor to its long-term growth.
●	Market Trends. As financial markets grow and contract, Wilson-Davis’ customers’ behaviors are affected. Wilson-Davis’ revenue and profitability can be affected by general downturns in the securities markets, resulting from factors such as increased inflation, increased interest rates and other factors.

Reverse Stock Split and Authorized Share Increase

On December 31, 2024, the Company effected a 1-for-60 reverse stock split of its common stock. As a result of the reverse stock split, every 60 shares of the Company’s issued and outstanding common stock were automatically combined into one share of common stock, with any fractional shares rounded up to the nearest whole share. The reverse stock split did not change the par value of the common stock however the Company increased the number of authorized shares to 525,000,000 shares, consisting of 500,000,000 shares of Common Stock and 25,000,000 shares of Preferred Stock.

The reverse stock split has been applied retroactively in the accompanying consolidated financial statements and related disclosures for all periods presented. All share and per-share amounts, including earnings per share (“EPS”), have been adjusted accordingly to reflect the reverse stock split as if it had occurred at the beginning of the earliest period presented.

The impact of the reverse stock split is summarized as follows:

●	The total number of issued and outstanding shares of common stock decreased from 12,455,157 to 207,585 as of June 30, 2024.
●	Earnings per share and other per-share data were adjusted proportionally to reflect the reverse stock split.
●	The reverse stock split had no impact on the Company’s total stockholders’ equity, net income, or overall financial condition.

Management believes that the reverse stock split was necessary to regain compliance with stock exchange listing requirements and improve marketability of the stock.

Agreements Related to Business Combination

Amendments to Broker-Dealer Acquisition Agreement

Prior to the Closing, AtlasClear and AltasClear Holdings entered into two amendments to the Broker-Dealer Acquisition Agreement (as defined in the with Wilson-Davis and the then-owners of Wilson-Davis (the “Wilson-Davis Sellers”), (the “Amendments”). Among other things, the Amendments reduced the total purchase price payable under the Broker- Dealer Acquisition Agreement by $5 million and reduced the cash payable at the Wilson-Davis Closing as part of the purchase price to $8 million, with the balance of the purchase price paid in the form of convertible promissory notes issued by AtlasClear to the Wilson-Davis Sellers, as follows: (i) $5,000,000 in aggregate principal amount of notes due 90 days after the Closing Date (the “Short-Term Notes”) and (ii) $7,971,000 in aggregate principal amount of notes due 24 months after the Closing Date (the “Long-Term Notes” and, together with the Short-Term Notes, the “Seller Notes”). The Short-Term Notes accrued interest at a rate of 9% per annum, payable quarterly in arrears, in shares of Common Stock at a rate equal to 90% of the trailing seven-trading day VWAP prior to payment (or, at the Company’s option, cash), and were convertible at the option of the holder at any time during the continuance of an event of default, at a rate equal to 90% of the trailing seven-trading day VWAP prior to conversion. The Long-Term Notes accrued interest at a rate of 13% per annum, payable quarterly in arrears, in shares of Common Stock at a rate equal to 90% of the trailing seven-trading day VWAP prior to payment (or, at the Company’s option, in cash), and were convertible at the option of the holder at any time commencing six months after the Closing Date, at a rate equal to 90% of the trailing seven-trading day VWAP prior to conversion (or 85% if an event of default occurs and is continuing).

During the year ended June 30, 2025, the Company received conversion notice for a total $5,000,000 of principal related to the Short-Term Notes and $366,979 of interest related to the Short-Term Notes, and $6,995,624 of principal related to the Long-Term Notes and $1,036,256 of interest related to the Long-Term Notes. In addition, the Company received conversion notices for a total of $1,439,586 in Merger Financing as discussed below and $256,091 of Merger Financing interest receiving a total of approximately 34,931,855 shares of Common Stock. As of September 19, 2025, all of the Seller Notes have been paid in full.

For more information about the Amendments to Broker-Dealer Acquisition Agreement, see Note 9 and Note 10.

Contingent Guarantee

In connection with the acquisition of Wilson-Davis, Quantum Ventures and AtlasFinTech transferred 14,750 common stock shares to cover a cash deficit of $4,000,000. The share has a make-whole provision where the Company had to issue shares to allow the seller to recover the cash deficit, as such it was required to be accounted for under ASC 480. The Company valued the obligation as of June 30, 2024 of $3,256,863 based on the cash value that would need to be renumerated by the Company. The value of the cash that would be paid was deemed to be the fair value of the contingent guarantee. The Company analyzed the public sales of the shares transferred to determine the amount of cash recovered less the $4,000,000 contingent guarantee resulting in a liability due of $3,256,863. As of February 9, 2024 the 885,010 shares transferred were valued at $8,850,100 which was greater than the $4,000,000 guaranteed value. As such the value of the guarantee was deemed to be zero on February 9, 2024. As a result of the decrease in stock prices through June 30, 2024 the Sellers have recovered $743,137 in cash through sales of the shares transferred resulting in the value of the liability as of June 30, 2024 of $3,256,863.

During the year ended June 30, 2025, the Atlas FinTech agreed to transfer 20,583 in registered shares to the sellers under the contingent guarantee, resulting in a reduction in the contingent guarantee of $1,210,290 based on the fair value of the shares transferred on the transfer date.

On August 9, 2024, the Company entered into an agreement to modify the terms of the contingent guarantee where the Company agreed to enter into a convertible note on the amount that has not yet been recovered through share issuances of $2,886,347 plus a 5% convenience fee applied resulting in the Company issuing a convertible note of $3,030,665 due February 9, 2026. This Convertible Promissory Note (this “Merger Financing”) was issued pursuant to that certain Post-Closing Agreement dated effective August 9, 2024 (the “Agreement”), by and between the Company and the former stockholders of Wilson-Davis, to address the remaining Gross Proceeds Shortfall that cannot be remedied by the transfer of Additional Shares. Capitalized terms used but not defined herein shall have the meanings given to them in the Stock Purchase Agreement, as defined in the Agreement. The note was analyzed under ASC 480 and ASC 815, as a result of the Company not having sufficient shares authorized to settle the convertible note, the Merger Financing note falls under ASC 815.

During the year ended June 30, 2025, the Company received notice to convert $1,439,586 and $256,091 in interest, see Sellers Note above for total shares issued to convert principal and interest on all conversion notices received from the Sellers. Subsequent to June 30, 2025, and through of November 6, 2025 the Company received notices to convert $1,590,358 in principal and $69,501 in interest. As of November 6, 2025, the Merger Financing was settled in full.

For more information about the Contingent Guarantee and Merger Financing, see Note 9 and Note 17.

Funicular Purchase Agreement

On February 9, 2024, AtlasClear Holdings and Quantum entered into a securities purchase agreement (the “Funicular Purchase Agreement”) with Funicular, pursuant to which AtlasClear Holdings sold and issued to Funicular, on that date, a secured convertible promissory note (the “Funicular Note”) in the principal amount of $6,000,000 for a purchase price of $6,000,000, in a private placement (the “Note Financing”). The proceeds raised in the Note Financing were used to pay a portion of the purchase price paid at Closing to the Wilson-Davis sellers. The Funicular Note has a stated maturity date of November 9, 2025. Interest accrues at a rate per annum equal to 12.5%, and is payable semi-annually on each June 30 and December 31. On each interest payment date, the accrued and unpaid interest shall, at the election of the Company in its sole discretion, be either paid in cash or paid in-kind by increasing the principal amount of the Funicular Note. In the event of an Event of Default (as defined in the Funicular Note), in addition to Funicular’s other rights and remedies, the interest rate would increase to 20% per annum. The Funicular Note is convertible, in whole or in part, into shares of Common Stock at the election of the holder at any time at an initial conversion price of $10.00 per share (the “Conversion Price”). The Conversion Price is subject to adjustment monthly to a price equal to the trailing five-day VWAP, subject to a floor of $2.00 per share (provided that if the Company sells stock at an effective price below $2.00 per share, such floor would be reduced to such effective price), and is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like. The Company had the right to redeem the Funicular Note upon 30 days’ notice after the earlier of August 7, 2024 and the effectiveness of the Registration Statement (as defined in the Funicular Note), and Funicular would have the right to require the Company to redeem the Note in connection with a Change of Control (as defined in the Note), in each case for a price equal to 101% of the outstanding principal amount of the Note plus accrued and unpaid interest.

On October 8, 2025, AtlasClear Holdings and Funicular entered into the Restated SPA, as described under “-Recent Developments,” above.

For more information about the Note Financing, see Notes 9 and 17.

Pacsquare Software Development and License Agreement

On June 10, 2025, the Company and Pacsquare entered into a Software Development and License Agreement, where the parties agreed to supersede and replace the Pacsquare Purchase Agreement and to fully release one another from any and all obligations or claims arising from or pursuant to the prior agreement. As a result of entering into the agreement the parties agreed to a 36 month term software development and licensing service where Pacsquare will continue to develop the Online Account Application (“OLA”), provide updates, bug fixes, patches or other error corrections and ongoing maintenance and support throughout the term of the agreement. Pacsquare will deliver the existing source code and provide up to 80 hours of developer-to developer support for knowledge transfer to new developers of the Company for a six month period. The OLA license shall be held by the Company perpetually, can be transferred, and will be royalty free to modify and develop the platform for internal use or for white-label deployment, to charge correspondents a fee for use and transfer and assign such license in connection with the sale of Wilson-Davis or AtlasClear. Payment shall be $375,000 payable over the 36 month term as follows: $20,000 upon effective date of agreement, $15,000 first month payment and $10,000 for the remaining 34 months.

Amendment to Bank Acquisition Agreement

On February 26, 2024, AtlasClear and Commercial Bancorp entered into an amendment (the “Amendment”) to the Amended and Restated Agreement and Plan of Merger, dated as of November 16, 2022, by and between AtlasClear and Commercial Bancorp (the “Bank Acquisition Agreement”), pursuant to which, among other things, Commercial Bancorp is expected to merge with and into a subsidiary of AtlasClear. Pursuant to the Amendment, Commercial Bancorp received 40,000 shares of Common Stock in lieu of a nonrefundable escrow deposit. On November 14, 2024, the Company and Commercial Bancorp agreed to amend the agreement and plan of merger, dated November 16, 2022 (as amended, the “Bank Acquisition Agreement”), to extend the termination date of the Bank Acquisition Agreement from November 16, 2024, to May 14, 2025. Pursuant to the amendment, the parties expect to enter into a new and mutually agreed agreement for the Company to acquire the shares held by such shareholders of Commercial Bancorp. No Commercial Bancorp shareholder is required to agree to such amended or new agreement. Failure to enter into a new agreement or amendment to the Bank Acquisition Agreement shall constitute termination of the Bank Acquisition Agreement without liability. The Company was issue to the shareholders of Commercial Bancorp, without additional compensation, 500,000 pre reverse split or 8,333 post reverse split shares of common stock and the previously issued 40,000 pre reverse split or 667 post reverse split shares to the Commercial Bancorp shareholders were to be cancelled. The shares were not issued timely and as a result the Company agreed to issue 36,070 shares due to the drop in stock value during the delay. The 36,070 shares were issued on March 13, 2025 and were valued at $43,645 based on the trading price of the Common Stock of $1.21 on March 13, 2025. The value of the shares issued was recorded as a deposit towards the acquisition of Commercial Bancorp. The extension period terminated on May 14, 2025, as such the Company has agreed to pay $5,000 cash payment for each two-week extension. As of June 30, 2025, the Company paid $20,000 in cash and extended the agreement until July 9, 2025. As of the date of filing the Company has paid an additional $30,000 to extend until October 1, 2025.

Chardan Settlement

In connection with the Closing, AtlasClear Holdings and Chardan agreed that the fee, in the amount of $7,043,750, payable by Quantum to Chardan upon the Closing pursuant to the terms of the business combination marketing agreement entered into in connection with Quantum’s IPO, would be waived in exchange for the issuance by AtlasClear Holdings to Chardan of a convertible promissory note in the aggregate principal amount of $4,150,000. The Chardan Note was issued by AtlasClear Holdings at the Closing. Additionally, the Company entered into a settlement and mutual release with Chardan which amended the original note to a principal amount of $5,209,764, which as of September 19, 2025, has been paid in full.

For more information about the Chardan settlement, see Note 9.

Expense Settlements

The Company entered into the following settlements for certain accrued expenses and other obligations to third parties through the issuance of Common Stock and/or convertible promissory notes as follows:

●	Carriage House Capital, Inc. – up to 350,000 pre reverse split or 5,833 post reverse split shares of Common Stock that were issued, or may become issuable, to Carriage House Capital, Inc. (“Carriage”), pursuant to the Consulting Agreement, dated as of February 19, 2024, between Carriage and the Company (the “Carriage Agreement”), as partial consideration for consulting services rendered to the Company, at the price per share of $4.98 pre reverse split or $298.80 post reverse split on the day of issuance. The total consideration due under the Consulting Agreement is 350,000 shares of Common Stock, 100,007 shares of which were due upon signing of the contract and 27,777 shares of which are due in months four through twelve from the date of signing. On February 9, 2024, 100,000 pre reverse split or 1,667 post reverse split shares were issued, and were valued at $4.98 pre reverse split or $298.80 post reverse split per share as agreed upon consideration. On January 15, 2025 the Company issued the remaining 4,166 shares under the agreement and valued at the closing price on the date of issuance of $6.50 per share resulting in settlement of the stock payable at $27,100, resulting in the change in fair value of the stock payable of $232,793.
●	Interest Solutions, LLC – 144,454 pre reverse split or 2,408 post reverse split shares of Common Stock that may become issuable to Interest Solutions, LLC (“Interest Solutions”), pursuant to a convertible promissory note, dated as of February 9, 2024, in the aggregate principal amount of $275,000 (the “Interest Solutions Note”) at a price per share of $2.00 pre reverse split or $120 post reverse split. Accrued interest on the Interest Solutions Note is payable monthly, beginning on June 30, 2024, at a rate of 13% per annum. Until all payments have been made to the Wilson-Davis Sellers, interest on the Interest Solutions Note may be paid in cash or shares of Common Stock valued at the then-current conversion price. Thereafter, all accrued interest must be paid in cash. During the year ended June 30, 2025, the company recognized $35,652 in interest expenses. Quantum Ventures transferred 4,457 pre reverse split or 74 post reverse split registered shares to pay for $9,011 in accrued interest. As of June 30, 2025 and June 30, 2024, there is $315,549 and $288,908 included in Promissory note payable.
●	JonesTrading Institutional Services LLC – up to 196,983 pre reverse split or 3,283 post reverse split shares of Common Stock that may become issuable to JonesTrading Institutional Services LLC (“JonesTrading”), pursuant to a convertible promissory note, dated as of February 9, 2024, in the aggregate principal amount of $375,000 (the “JonesTrading Note”) at a price per share of $2.00 pre reverse split or $120 post reverse split. Accrued interest on the JonesTrading Note is payable monthly, beginning on June 30, 2024, at a rate of 13% per annum. Until all payments have been made to the Wilson-Davis Sellers, interest on the Interest Solutions Note may be paid in cash or shares of Common Stock valued at the then-current conversion price. Thereafter, all accrued interest must be paid in cash. During the year ended June 30, 2025 the Company recognized $48,617 in interest expenses and the Quantum Ventures transferred 6,077 pre reverse split or 101 post reverse split registered shares to pay for $12,288 in accrued interest. As of June 30, 2025 and June 30, 2024, there is $430,295 and $393,966 included in Promissory note payable. On September 16, 2025, the Company and JonesTrading entered into an amendment to the Promissory note agreement, whereas the conversion price floor of $2.00 was amended to $0.75. As a result, on September 16, 2025, the Company issued 585,229 shares of Common Stock at a conversion price of $0.75, in full settlement of $375,000 in principal and $63,922 of accrued interest.
●	Toppan Merrill LLC – the Company issued to Toppan Merrill LLC (“Toppan”) a promissory note, dated as of February 9, 2024, in the aggregate principal amount of $160,025 (the “Toppan Note”). The maturity date of the Toppan Note is February 8, 2026 and the note accrues interest at a rate of 13% per annum. The principal and interest payments due under the note is not payable in shares of Common Stock. During the year ended June 30, 2025 the Company recognized $15,694 in interest expenses. As of June 30, 2025 and June 30, 2024, there was $185,788 and $170,094, respectively, included in Promissory note payable.
●	Winston & Strawn LLP – up to $2,500,000 in shares of Common Stock that may become issuable to Winston & Strawn LLP (“Winston & Strawn”), pursuant to a subscription agreement, dated as of February 9, 2024, between Winston & Strawn and the Company (the “Winston & Strawn Agreement”). Pursuant to the Winston & Strawn Agreement, the Company may issue $2,500,000 worth of shares of Common Stock as payment for legal services, in three equal installments of $833,333 beginning on August 9, 2024. As of June 30, 2025 and June 30, 2024, the amount is included in Subscription agreement as a liability of $2,489,945 and $2,425,647, respectively. Due to the nature of the settlement terms, the Winston & Strawn Agreement was deemed to be a derivative liability to the Company as of June 30, 2024 under ASC 480. Change in fair value of the subscription agreement are measured at each reporting period with change reported in earnings. See valuation approach and further disclosure on Note 17.
●	Outside The Box Capital Inc. – 6,919 shares of Common Stock that were issued to Outside The Box Capital Inc. (“OTB”), pursuant to a Marketing Services Agreement, as payment in shares for services rendered to the Company the shares were valued at the closing price on the date of issuance of $5.70 per share resulting in compensation expense of $39,404.
●	Locbox Technologies, Inc. – 203,425 shares of Common Stock that were issued to Lockbox Holdings (“LCBX”), pursuant to a Software As A Services License Agreement, as payment in shares for services rendered through June 30, 2025 were paid the shares valued at the closing price on the date of issuance of $0.2053 per share resulting in compensation expense of $41,763. As payment in shares for services rendered through September 16, 2025 356,901 shares of Common Stock were issued to Lockbox Holdings (“LCBX”), pursuant to a Software As A Services License Agreement, valued at the closing price on the date of issuance of $0.2053 per share resulting in compensation expense of $57,747. The Company shall pay LCBX $20,000 per month of which the Company has the option to pay in cash or stock. If paid in stock the company shall use 90% of the five day VWAP of the last trading of the preceding month. The parties agreed to a 9.9% blocker for maximum equity ownership, if LCBX is blocked from receiving shares as payment cash must be paid. In the event cash is not paid timely a 13% interest charge will apply on the mount outstanding. At the end of the twelve month term, the Company shall have the right to acquire 5% of LCBX at a $10,000,000 valuation, approximately a $500,000 investment by the Company. LCBX agrees to credit 50% of the total license fees paid by ATCH through the term towards the acquisition.
●	Stock Promotion Agreement – 100,000 shares of Common Stock that were issued to an individual third party pursuant to a Stock Promotion Agreement as payment in shares for marketing and outreach services. The shares were valued at the closing price on the date of issuance of $0.1905 per share resulting in value of $19,050 which was recorded as a prepaid and will be expensed over the six monthterm of the agreement. There are no performance obligations and upon termination of agreement compensation remains due as such the valuation date was deemed to be the date of issuance.
●	Longside Ventures LLC – 200,000 shares of Common Stock that were issued or to be issued to Longside Ventures LLC. (“Longside”), pursuant to a Services Agreement, dated as of August 29, 2025 as payment in shares for strategic communications, and corporate advisory services to be rendered to the Company. 100,000 shares were issued upon execution of the agreement and the other 100,000 will be paid on the one-month anniversary thereof.

Results of Operations

Comparison of the Year Ended June 30, 2025 and the Six Months Ended June 30, 2024

The Company did not have operations until the acquisition of Wilson-Davis in connection with the Business Combination which closed on February 9, 2024. Therefore, the period-to-period comparison below primarily reflects financial results of Wilson-Davis since February 9, 2024 in the six months transition period ended June 30, 2024.

	Year Ended	Six Months Ended
	June 30,	June 30,
	2025	2024	Changes
REVENUES
Commissions	$5,937,532	$2,679,673	$3,257,859
Vetting fees	1,459,321	499,125	960,196
Clearing fees	3,165,714	756,393	2,409,321
Net gain/(loss) on firm trading accounts	6,580	10,046	(3,466)
Other revenue	287,465	56,246	231,219
TOTAL REVENUES	10,856,612	4,001,483	6,855,129

EXPENSES
Compensation, payroll taxes and benefits	6,150,257	2,386,837	3,763,420
Data processing and clearing costs	2,104,107	1,299,527	804,580
Regulatory, professional fees and related expenses	4,137,631	11,649,470	(7,511,839)
Stock compensation - founder share transfer	—	1,462,650	(1,462,650)
Communications	650,560	254,608	395,952
Occupancy and equipment	211,347	76,324	135,023
Transfer fees	210,423	75,425	134,998
Bank charges	223,938	88,253	135,685
Intangible assets amortization	1,362,446	791,375	571,071
Other	324,358	185,840	138,518
Bad debt	398,826	—	398,826
TOTAL EXPENSES	15,773,893	18,270,309	(2,496,416)
LOSS FROM OPERATIONS	(4,917,281)	(14,268,826)	9,351,545
OTHER INCOME/(EXPENSE)
Interest income	1,996,399	1,195,081	801,318
Net gain on settlement	—	146,706	(146,706)
Loss on AtlasClear asset acquisition	—	(86,392,769)	86,392,769
Change in fair value, warrant liability derivative	184,594	—	184,594
Change in fair value, convertible note derivative	3,990,385	(3,585,902)	7,576,287
Change in fair value, long-term and short-term note derivative	12,369,120	(11,208,055)	23,577,175
Change in fair value, contingent guarantee	(839,775)	(3,256,863)	2,417,088
Change in fair value, non-redemption agreement	—	(164,626)	164,626
Change in fair value, WDCO sellers convertible notes	49,348	—	49,348
Change in fair value, earnout liability	929,000	(1,335,000)	2,264,000
Change in fair value, subscription agreement	(64,298)	(38,796)	(25,502)
Change in fair value, stock payable	232,793	985,072	(752,279)
Change in fair value, Tau agreement	(357,435)	—	(357,435)
Extinguishment of accrued expenses	—	879,473	(879,473)
Interest expense	(8,081,938)	(3,732,178)	(4,349,760)
TOTAL OTHER INCOME/(EXPENSE)	10,408,193	(106,507,857)	116,916,050

Income before provision for income taxes	5,490,912	(120,776,683)	126,267,595
Benefit (provision) for income taxes	259,381	569,736	(310,355)
Net income (loss)	$5,750,293	$(120,206,947)	$125,957,240

Revenues of $10,856,612 for the year ended June 30, 2025, represent a 171% increase from revenues of $4,001,483 for the six months transition period ended June 30, 2024. The increase is primarily as a result of a full year ended June 30, 2025 versus a six month transition period ended June 30, 2024. Once the transition period is annualized, the increase is approximately 71% which is primarily due to the increase in clearing fees revenue. Wilson-Davis is a self-clearing correspondent securities broker-dealer registered with the SEC and a member in good standing of FINRA. Wilson-Davis is engaged principally in the over-the-counter, or “OTC,” markets in microcap securities. Microcap securities generally are issued by companies with low or “micro” capitalizations, meaning the total market capitalization value of the company’s stock is less than $250 million, which includes low-priced securities, or penny stocks, that trade for less than $5.00 per share and have a market capitalization of less than $50 million. Wilson-Davis also executes transactions in exchange-traded securities. It derives its revenue from the liquidation of restricted and control microcap securities; clearing transactions on behalf of an introducing broker-dealer on a fully disclosed basis; and trading in equity securities for its own account. It receives limited revenues from fully paid stock lending and margin accounts. During its history, Wilson-Davis has underwritten at-the-market offerings for publicly traded companies, placed private offerings, sold mutual funds, introduced margin accounts cleared by other firms on a fully disclosed basis, and provided ancillary financial services.

Total expenses of $15,773,893 for the year ended June 30, 2025 represent a decrease of $2,496,416 from total expenses for the six months transition period ended June 30, 2024. The decrease was primarily due to the Business Combination and related transaction expenses during the six months transition period which were no longer incurred in the year ended June 30, 2025 of approximately $9 million.

Compensation, payroll taxes and benefits increased to $6,150,257 for the year ended June 30, 2025. The increase is primarily as a result of a full year in 2025 versus a six month transition period in 2024. Once the transition period is annualized, the increase is approximately 58%, which is primarily due to compensation related to compensation of employees of the combined company whereas the prior period only included compensation of employees of Wilson-Davis.

Regulatory, professional fees and related expenses decreased to $4,137,631 for the year ended June 30, 2025. The decrease was due to the Business Combination and related transactions primarily consisting of $9,008,053 in transaction related cost that were not incurred during the year ended June 30, 2025.

Stock compensation – founder share transfer of $1,462,650 was incurred for the six months transition period ended June 30, 2024 which was a one time expense. During the year ended June 30, 2025, the Company did not grant or issue stock based compensation to its employees.

Intangible asset amortization increased $571,071 for the year ended June 30, 2025. The increase was due to the intangible assets, such as the customer list and technologies acquired in the Business Combination amortized for a full year ended June 30, 2025 versus a six months transition period ended June 30, 2024.

Other expenses, which includes, Communications, Occupancy and equipment, Transfer fees, Bank charges, Bad debt and Other, increased to an aggregate of $2,019,452 for the year ended June 30, 2025. The increase was due to a full year ended June 30, 2025 versus a six month transition period ended June 30, 2024. In addition during the year ended June 30, 2025 the Company recognized bad debt expense of $398,826.

Loss from operations was $4,917,281 for the year ended June 30, 2025. Loss from operations was $14,268,826 in the prior period. The decrease in operation loss was primarily due to the approximately $9 million in transaction cost incurred at the closing of the Business Combination that were not incurred in the year ended June 30, 2025 and the one time stock based compensation recognized in the six months transition period ended June 30, 2024.

Other income/expense of $10,408,193 for the year ended June 30, 2025, represents an increase from expense of $106,507,857 when compared to the prior six month transition period ended June 30, 2024. The increase was due to the $86,392,769 loss on AtlasClear acquisition which was a one time charge during the six month transition period ended June 30, 2024 as well as the recovery of approximately $16 million in income due to change in fair value of convertible debt instruments. The recovery of $16 million was primarily due to the change in derivative related to the Sellers Notes and convertible notes that were converted and settled during the year ended June 30, 2025.

Interest income of $1,996,399 for the year ended June 30, 2024, represents an approximate 67% increase from $1,195,081 when compared to the prior period. The increase was primarily due to the prior six months transition period ended June 30, 2024 versus a full year of interest income.

The year ended June 30, 2025 did not reflect the $86,392,769 loss on AtlasClear technology acquired that was incurred in the six month transition period ended June 30, 2024 due to the Business Combination and asset purchase transactions with AtlasClear. ASC 350 prohibits the recognition of goodwill in an asset purchase. As such the difference between the purchase price net of the technology acquired of $68.55 million was expensed on acquisition date. Further, due to limited capital contributions from Quantum’s trust account, management views timelines for revenue recognition from the FinTech Assets to be unknowable and therefore has decided to write down in full, resulting in a loss on AtlasClear technology acquired of $86,392,769. Refer to Note 11 for further detail.

Total Purchase Price	$44,400,000
Fair value of Software Product Earn Out Shares	10,963,000
Fair value of Earn Out Shares	31,347,000
Purchase price allocated to Contribution Agreement	$86,710,000
SURFACExchange	$381,461
Bond Quantum	32,284
Atlas	7,749,299
Rubicon	10,000,000
Total Developed Technology acquired	$18,163,044
Transaction cost	$68,546,956

Technology acquired	$18,163,044
Amortization recognized	(317,231)
Carrying balance of Technology acquired written off	17,845,813
Total loss on AtlasClear technology acquired	$86,392,769

The Company recognized a total of $16,493,732 gain in change in fair value of financial instruments for the year ended June 30, 2025. The Company entered into the following financial instruments which are required to be accounted for at fair value under ASC 815 or ASC 480. As a result of the Sellers Notes, Merger Financing, and Convertible Notes holders’ request to convert the debt into shares the Company recognized a gain as the derivatives were significantly reduced due to approximately $16 million in debt was converted to equity.

Interest expense increased to $8,081,938 for the year ended June 30, 2025 compared to $3,732,178 in the prior six-month transition period ended June 30, 2024. The increase was due to convertible secured notes, the Seller Notes, the Convertible Notes and Promissory Notes whose interest rates ranged from 8% to 13% over twelve months in the current year versus six months in the prior transition period.

Benefit from income taxes of $259,908 for the year ended June 30, 2025 decreased by $309,828, from $569,736 in income tax provision in the prior six-month period ended June 30, 2024, primarily due to the Business Combination resulting in deferred tax liabilities and assets assumed in the prior period.

The foregoing factors resulted in net income of $5,750,293 for the year ended June 30, 2025, compared to net loss of $120,206,947 during the prior six month period ended June 30, 2024. The increase was primarily due to the loss on AtlasClear acquisition of $86,392,769 and the Business Combination transaction costs of $9,008,053 which were incurred during the six months transition period ended June 30, 2024 as one time charges that did not carry over to the year ended June 30, 2025.

Liquidity and Capital Resources

Cash provided by operating activities for the year ended June 30, 2025 was $822,027 as compared cash used in operating activities of $11,227,227 for the six month period ended June 30, 2024. This was primarily affected by $1,718,757 in changes in operational assets. Adjustment to net income primarily consisted of change in fair value related to convertible note to Chardan which required the conversion element to be accounted for as a derivative resulting in a gain of $3,990,385. The Seller Notes required the conversion element to be accounted for as a derivative resulting in income of $12,369,120 as well as a Commitment guarantee resulting in a loss of $839,775 and a gain of $49,348 related to the change in fair value of the Wilson-Davis Sellers’ convertible note derivative. The Company granted earnout shares as part of the consideration paid to AtlasClear which resulted in a gain of $929,000. The Winston & Strawn Agreement required fair value accounting under ASC 480 creating a loss of $64,298. Further adjusted for non-cash interest expense on convertible notes of $7,276,092. The change in fair value related to the warrants liability resulted in a gain of $184,594 and a gain from the change in the fair value of stock payable settled of $232,793. In addition, the ELOC Agreement generated loss from the change in fair value of $357,435.

Cash used for investing activities for year ended June 30, 2025 was $145,000 as compared to $79,792,355 for the six month period ended June 30, 2024. This is primarily due to the redemptions of cash held in trust of $53,947,064 and cash paid to Wilson-Davis Sellers of $8,092,568 at closing of the Business Combination and the acquisition of $33,333,876 in cash from the closing of the Business Combination, payment of $500,000 in to Pacsquare and $1,195,565 of funds released from trust as a result of the closing of the Business Combination during the six months transition period ended June 30, 2024. During the year ended June 30, 2025 the Company paid an additional $125,000 to Pacsquare and $20,000 towards the extension of the Bank Acquisition Agreement.

Cash provided by financing activities from the year ended June 30, 2025 was $1,624,306 as compared to cash used in financing activities of $41,891,796 for the six month period ended June 30, 2024. This is primarily due to the redemptions of $53,947,064, the financing of transaction costs of $5,002,968 and financing from Funicular totaling $6,000,000 and advances from related party of $1,052,300 during the six month transition period ended June 30 2024. During the year ended June 30, 2025 the Company paid $226,075 on promissory notes and $20,000 on subordinated debt.

Financing Arrangements

Line of Credit

The Company has a $10,000,000 revolving line of credit with BMO Harris Bank N.A. The interest rate is determined at the time of borrowing as agreed by the Company and the bank. The line of credit currently provides for interest at the bank’s overnight rate plus 1.5% and is secured by Wilson-Davis’ assets. In addition, the line of credit carries an interest rate of 0.5% on its unused portion. The line of credit agreement requires Wilson-Davis to maintain line of credit collateral with value, as determined by the bank, in an amount at least equal to a percentage of the loan amount as specified by the bank. Advances on the line of credit are payable on demand. The entire amount of this credit facility is available to be drawn and used to meet Wilson-Davis’ liquidity requirements for NSCC clearing margin deposits. Wilson-Davis did not draw on its line of credit during the year ended or period ended June 30, 2025 or June 30, 2024,. As of June 30, 2025, Wilson-Davis was in compliance with all financial covenants contained in its revolving line of credit agreement.

ELOC Agreement

On July 31, 2024, Tau Investment Partners LLC (“Tau”) and the Company entered into an at-the-market agreement (the “ELOC Agreement”). Pursuant to the ELOC Agreement, Tau has committed to purchase, upon the terms thereof and subject to the satisfaction of certain conditions, up to $10 million of shares of Common Stock, at a price per share equal to 97% of the lowest VWAP of the Common Stock during a pricing period of three consecutive trading days following Tau’s receipt of the applicable advance notice sent by the Company from time to time, over the course of 24 months from the date of the ELOC Agreement. Each advance may be up to the greater of 100,000 shares or 50% of the average daily volume traded of the shares during the 30 trading days immediately prior to the date the Company requests each advance. Tau is an underwriter within the meaning of Section 2(a)(11) of the Securities Act. As of December 31, 2024, the Company has issued 2,475,000 shares under the ELOC for $546,100 of which $533,383 in cash was received.

Second ELOC Agreement

On February 5, 2025, Tau and the Company entered into a second at-the-market agreement (the “Second ELOC Agreement”). Pursuant to the Second ELOC Agreement, Tau has committed to purchase, upon the terms thereof and subject to the satisfaction of certain conditions, up to $12.25 million (the “Aggregate Limit”), over the 24-month term of the Second ELOC Agreement. We may request, on dates determined by us, individual advances up to the greater of 2,000 shares or such amount as is equal to 50% of the average daily volume traded of the Common Stock during the 30 trading days immediately prior to the date we request each advance, subject to the Aggregate Limit. Any such advance will reduce amounts that we can request for future advances and draw downs. The purchase price payable for the shares sold pursuant to any advance will be equal to 97% of the lowest VWAP of the Common Stock during a pricing period of three consecutive trading days following Tau’s receipt of the applicable advance notice. Tau’s obligation to purchase the shares we request to sell pursuant to any advance is conditioned upon, in addition to certain other customary closing conditions, the continued effectiveness of a registration statement pursuant to which Tau may freely sell the shares to be received. The Company registered the resale by Tau of up to 3,500,000 shares of Common Stock.

Funicular Convertible Note Financing

On February 9, 2024, AtlasClear Holdings and Quantum entered into the Funicular Purchase Agreement with Funicular, pursuant to which AtlasClear Holdings sold and issued to Funicular, on that date, a secured convertible promissory note (the “Funicular Note”)

in the principal amount of $6,000,000 for a purchase price of $6,000,000, in a private placement (the “Note Financing”). See “Convertible Note Financing” above for more details. On January 7, 2025, the Company and Funicular entered into an Amendment, Waiver and Consent (the “Funicular Amendment”). Pursuant to the Funicular Amendment, the Company and Funicular agreed to certain amendments to the Funicular Note, and the registration rights agreement (the “Funicular RRA”), including an extension of the maturity date of the Funicular Note from November 9, 2025 to January 31, 2028. In addition, Funicular agreed to waive certain defaults by the Company under the Secured Note and the Funicular RRA and consented to the transactions contemplated by the Funicular Purchase Agreement.

On October 8, 2025, AtlasClear Holdings and Funicular entered into the Restated SPA, pursuant to which the Company issued to Funicular, on that date, an amended and restated secured convertible promissory note in the principal amount of $10,097,782, reflecting a $10,000,000 purchase price plus $97,782 in remaining outstanding principal under the Funicular Note, in a private placement, which amends and restates the Funicular Note in its entirety. The principal amount of the Restated Note is $10,097,782, consisting of the $10,000,000 purchase price plus $97,782 in remaining outstanding principal under the Original Note.

Hanire Purchase Agreement

On December 31, 2024, the Company and Hanire, LLC (“Hanire”) entered into a securities purchase agreement (the “Hanire Purchase Agreement”) for the purchase and sale, in a private placement, of (i) up to 333,333 shares (the “Shares”) of Common Stock, at a purchase price of $15.00 per share (after giving effect to the 1-for-60 reverse stock split), and (ii) a convertible promissory note (the “Hanire Note”) in the principal amount of up to $40 million (plus any amount by which the aggregate purchase price paid by Hanire for the Shares is less than $5 million as a result of the Share Limit, as defined below). To the extent the number of Shares to be purchased by Hanire at the Hanire Closing would cause Hanire to own more than 19.9% of the Company’s outstanding voting stock, the number of Shares will be reduced such that the number of Shares is equal to 19.9% of the total outstanding voting stock (the “Share Limit”). The consummation of the issuance and sale of the Shares and the Hanire Note (the “Hanire Closing”) was to occur at such time as agreed to by the Company and Hanire on or before January 31, 2025 (subject to extension by up to 15 days by Hanire), subject to customary closing conditions.The Hanire Note will provide for Hanire to loan funds, up to the aggregate maximum principal amount of the Hanire Note, in tranches, as follows: (i) $5 million (plus any amount by which the aggregate purchase price paid by Hanire for the Shares is less than $5 million as a result of the Share Limit) at the Hanire Closing, (ii) $12.5 million upon the Company securing a settlement of amounts outstanding to the principal owners of Wilson-Davis, (iii) $7.5 million at such time as the Company files a quarterly report on Form 10-Q or annual report on Form 10-K that shows that the Company has achieved positive net income on a consolidated basis in the most recent reporting period, and (iv) $15.0 million at such time as the Company receives approval from all regulatory authorities to acquire Commercial Bancorp. Unpaid principal amounts under the Hanire Note will accrue simple interest at a rate of 12.0% per annum, payable commencing three months after the initial draw and thereafter quarterly until the maturity date of January 31, 2028. The unpaid principal amount and all accrued interest under the Hanire Note is convertible at any time after certain conditions are met (including receipt of stockholder approval for the issuance of shares upon conversion), at the option of Hanire, into shares of Common Stock (the “Conversion Shares”) at a conversion rate equal to 60% of the volume-weighted average price of the Common Stock for the 20-consecutive trading day period immediately prior to the conversion date. The Company registered the resale by Hanire of up to 333,333 shares of Common Stock. On September 12, 2025, the Company received $100,000 as a good faith deposit towards the Hanire Purchase Agreement. An amendment to the Hanire Purchase Agreement is currently being negotiated.

August 2025 Securities Purchase Agreement

On August 4, 2025, the Company entered into a securities purchase agreement (“August Securities Purchase Agreement”) with an institutional investor under which the Company agreed to issue and sell, in a private placement, Series A convertible debentures (a “Debenture”) for an aggregate principal amount of $500,000, for a gross purchase price of $490,000, net of legal fees. The Debenture bears a 10% interest and matures on August 3, 2026. The holder is entitled to convert the unpaid face amount of this Debenture, plus accrued interest and penalties, any time following a closing date, at $0.15 per share. If, at any time after closing, the Company receives financing from a third party (excluding the holder), the Company is required to pay to the holder, in the form of cash, equity, or a combination of the two, solely at the discretion of the holder, 100% of the proceeds raised from the third party in excess of an aggregate amount of $10,000,000 until such time as the face amount of the Debenture has been paid in full. The Company agreed that, within sixty (60) calendar days after the closing date, the company will file a registration statement registering the resale of the conversion shares underlying the Debenture.

September 2025 Securities Purchase Agreement

On September 16, 2025, September 19, 2025 and September 23, 2025, the Company entered into separate “Securities Purchase Agreements with certain institutional Investors under which the Company agreed to issue and sell, in a private placement, convertible promissory Notes for an aggregate principal amount of $6,000,000, for a gross purchase price of $5,000,000, reflecting a 20% original issue discount, before fees and other expenses. The Notes do not bear interest, and mature on the earlier of six months from issuance or the date that the Company completes a Qualified Financing (meaning an issuance and sale of capital stock raising gross proceeds of at least $10 million, as defined in the Notes). The Notes may be converted into equity, at each holder’s option, at the closing of a Qualified Financing, at the same per share price as the securities sold in the Qualified Financing. The Company intends to use the proceeds from the sale of the Notes for general corporate purposes and working capital. The Notes are subject to customary events of default and related remedies.

Subject to the provisions of the Securities Purchase Agreements, if, during the 12-month period commencing on the date of the Closing, the Company carries out one or more Future Offerings (as defined in the Securities Purchase Agreements), each Investor will have the right to participate in an amount up to 100% of such Investor’s investment amount under the Securities Purchase Agreement in any such securities offered by the Company, subject to certain exceptions. In October 2025, all amounts payable under the notes issued pursuant to the Securities Purchase Agreements were paid in full or converted into Units of securities issued pursuant to the Equity SPA.

Equity Financing

On October 8, 2025, the Company entered into the Equity SPA with the Investors, including Funicular, pursuant to which the Company agreed to issue and sell, in a private placement, Units for a purchase price of $0.60 per Unit. Each Unit consists of one share of the Company’s common stock and one SPA Warrant.

The SPA Warrants are immediately exercisable on a cash basis or exchangeable on a cashless basis and will expire five years from the date of issuance. Each SPA Warrant will be initially exercisable for one share of common stock at an initial exercise price of $0.75 per share, subject to adjustment for stock splits, distributions and the like. The Initial Exercise Price is also subject to potential increase if the Company completes certain subsequent offerings at a price greater than the Initial Exercise Price while the SPA Warrants remain outstanding. At any time after the issuance of the SPA Warrants, the holder of the SPA Warrants may exchange the SPA Warrants on a cashless basis for a number of shares of common stock determined by multiplying the total number of shares with respect to which the SPA Warrant is then being exercised by the Black Scholes Value (as defined in the SPA Warrant) divided by the lower of the two closing bid prices of the common stock in the two days prior the time of such exercise. The exercise of the SPA Warrants is subject to a 9.9% beneficial ownership limitation blocker.

In the event of a Fundamental Transaction (as defined in the SPA Warrants), the holders of the SPA Warrants will be entitled to receive upon exercise of the SPA Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the SPA Warrants immediately prior to such Fundamental Transaction. Additionally, as more fully described in the SPA Warrants, the holders of the SPA Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the SPA Warrant in connection with a Fundamental Transaction. If the Company fails to timely deliver the shares of common stock issuable upon exercise of the SPA Warrants, the Company will be subject to liquidated damages.

Subject to the provisions of the Equity SPA, if, during the 12-month period commencing on the date of the Closing, the Company carries out one or more Subsequent Financings (as defined in the Equity SPA), each Investor that purchases $50,000 or more of Units will have the right to participate in an amount up to 100% of such Investor’s investment amount under the Equity SPA in any such securities offered by the Company, subject to certain exceptions.

In connection with the equity financing effected pursuant to the Equity SPA, we issued the PA Warrants to Dawson James Securities, Inc. and its designees as partial compensation for acting as placement agent in connection with such financing. The PA Warrants are exercisable for up to an aggregate of 1,000,000 shares of Common Stock. Each PA Warrant has an initial exercise price of $0.75 per share, and is in substantially the same form as the SPA Warrants.

Going Concern

In connection with AtlasClear Holdings’ assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Codification Subtopic 205-40, “Presentation of Financial Statements – Going Concern,” the

liquidity of the Company raises substantial doubt about the Company’s ability to continue as a going concern through the twelve months following the issuance of the financial statements. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. No adjustments have been made to the carrying amounts of assets or liabilities as a result of this uncertainty.

Off-Balance Sheet Arrangements

We have no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of June 30, 2025.

Contractual Obligations

The Company holds several long-term debt obligations with outside vendors and investors, with loans maturing between 2025 and 2028 (see Note 9, and 17). Additionally, the Company leases office space under several operating leases (see Note 13). The Company has no capital lease obligations. Further, there are no other outstanding long-term liabilities contractually obligated by the Company.

Critical Accounting Estimates

The preparation of consolidated financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. We evaluate our estimates on an ongoing basis. Our estimates are based on historical experience and on various other assumptions that we believe are reasonable under the circumstances. Actual results could materially differ from those estimates.

Revenue Recognition

The Company, through its subsidiary Wilson-Davis, recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers. Revenue is recognized to depict the transfer of promised goods or services to customers in an amount that reflects the consideration expected to be received. The Company applies the five-step model under ASC 606: (i) identify the contract with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations, and (v) recognize revenue when (or as) each performance obligation is satisfied.

Brokerage Commissions. Wilson-Davis earns commissions from executing securities transactions for customers. The Company acts as an agent in these arrangements. Commission revenue is recognized on the trade date, which is the point in time when the performance obligation is satisfied, as the security is selected, the price is determined, the trade is executed, and the risks and rewards of ownership have transferred to/from the customer.

Mutual Fund Commissions. Wilson-Davis earns commissions from sales of mutual funds. The Company recognizes revenue at the point in time when the mutual fund is purchased by the customer and the performance obligation has been satisfied.

Other Transaction-Based Fees. The Company earns revenues from vetting services for customers converting restricted stock to eligible trading stock, as well as from clearing fees charged to another broker-dealer for which it clears trades. These revenues are recognized as the related performance obligations are satisfied.

Service Fees. Wilson-Davis charges customers for various services including wires, transfer agent services, corporate actions, blue sheet filings, and Automated Customer Account Transfer Service (ACATS) fees. These fees are recognized as revenue at the point in time the related service is provided.

Interest Income. Wilson-Davis also earns interest on balances held with financial institutions, which is recognized in the period earned.

Judgments and Estimates. The recognition of revenue involves judgment, particularly in identifying performance obligations, determining the timing of satisfaction of those obligations, and estimating variable consideration (e.g., contingent fees). Changes in these judgments could have a material impact on the timing and amount of revenue recognized.

Goodwill and Long-Lived Asset Impairments

We assess goodwill and indefinite-lived intangible assets for impairment annually, or more frequently if events or changes in circumstances indicate that the carrying value may not be recoverable. The determination of fair value involves significant judgment, including the selection of appropriate valuation methodologies, discount rates, and assumptions about future cash flows. Changes in these estimates or in market conditions could result in impairment charges that may be material to our financial statements.

Derivative Liabilities

We account for derivative instruments as either equity-classified or liability-classified instruments based on an assessment of the derivative instruments’ specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the derivative instruments are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the derivative instruments meet all of the requirements for equity classification under ASC 815, including whether the derivative instruments are indexed to our own common stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of issuance and as of each subsequent quarterly period end date while the warrants and the PIPE derivatives are outstanding. We have concluded that the public warrants should be classified as equity instruments, and the PIPE derivatives and the private warrants should be classified as liability instruments.

For issued or modified derivatives that meet all of the criteria for equity classification, the derivatives are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified derivatives that do not meet all the criteria for equity classification, the derivatives are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the derivatives are recognized as a non-cash gain or loss on the statements of operations.

INFORMATION ABOUT ATLASCLEAR HOLDINGS

BUSINESS OF ATLASCLEAR HOLDINGS

Our goal is to build a cutting-edge technology enabled financial services firm that would create a more efficient platform for trading, clearing, settlement and banking, with evolving and innovative financial products such as crypto that focus on financial services firms. We are a fintech driven business-to-business platform that expects to power innovation in fintech, investing, underwriting and trading. We believe we are positioned to provide a modern, mission-critical suite of solutions to our clients, enabling them to reduce their transactions costs and compete more effectively in their businesses.

Our target client base for our prime banking and prime brokerage services includes financial services firms, generally with annual revenues up to $1 billion, including brokerage firms, hedge funds, pension plans, and family offices that are not adequately served by today’s larger correspondent clearing firms and banks. The larger clearing firms have raised their minimums to a point where it is difficult for this segment of the market to meet the requirements for access to their clearing offerings. Smaller financial services firms are thus forced to find alternative solutions to continue to service their client bases. The practice of obtaining these services through intermediaries (often referred to as piggy-backing) results in additional fees and a loss of transparency and control for such financial services firms. As a result, such financial services firms are ideal clients for the “one stop shop” solutions our integrated business model intends to provide.

Through the acquisition of Wilson-Davis, a correspondent clearing company, our acquisition of Quantum FinTech Acquisition Corporation (“Quantum”), and our anticipated acquisition of Commercial Bancorp, a federal reserve member, we expect to acquire the capabilities to provide specialized clearing and banking services to financial services firms, with an emphasis on global markets currently underserviced by larger vendors. Once properly integrated, anticipated synergies between Commercial Bancorp, Quantum, and Wilson-Davis are expected to allow for lower cost of capital, higher net interest margins, expanded product development and greater credit extension.

In addition, we believe the AtlasClear Platform is cutting-edge, flexible and scalable. Unlike other companies that are beholden to legacy technology stacks, that may struggle to keep pace with rapidly evolving client and customer expectations in an ever-increasing digital world, we believe our platform is modern, nimble and unencumbered.

Our team is comprised of experienced fintech innovators - a characteristic that we expect will drive our corporate culture.

Prior to the closing of the business combination pursuant to that certain Business Combination Agreement, dated November 16, 2022 (as amended, the “Business Combination Agreement”), by and among the Company, Quantum, Calculator Merger Sub 1, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, Calculator Merger Sub 2, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, AtlasClear, Inc., a Wyoming corporation (“AtlasClear”), Atlas FinTech Holdings Corp., a Delaware corporation (“Atlas FinTech”) and Robert McBey (the “Business Combination”), none of AtlasClear, Wilson-Davis or Quantum were managed on a combined basis with each other and had each historically operated independently. The future success of the Business Combination, including its anticipated benefits, depends, in part, on our ability to optimize our combined operations, which may be a complex, costly and time-consuming process. We cannot assure you that the Commercial Bancorp acquisition will be consummated or that the anticipated synergies and benefits of any of the foregoing acquisitions will be realized by the Company.

Business Opportunity

Technology has opened up financial services to new users and changed expectations for customers of legacy financial services firms. Both expect a modern and frictionless financial services experience that we believe AtlasClear Holdings is well positioned to deliver.

Once fully integrated, we believe our technology platform and specialized clearing and banking services will be mission-critical to our clients, given the complexities of investing infrastructure, the complications around collateral and capital requirements, and the complicated regulatory landscape. We expect to benefit as new fintech firms launch and existing firms scale, potentially outpacing legacy financial firms in their own categories.

We believe consumer expectations for a one-stop shop for their investing, banking, spending, insurance and borrowing needs is driving the convergence of financial services. As a result, financial companies that traditionally operated as single-product specialists (e.g., savings-focused platform, lending-focused platform) are now seeking to integrate trading and investing capabilities into their broader offering. Further, we anticipate increased interest from non-financial services firms (e.g., consumer retail firms) in leveraging their brand and customer reach to offer financial services as a means to drive incremental revenue and customer engagement. We believe AtlasClear Holdings is well positioned to provide the “investing-as-a-service” platform these firms may require to develop such offerings.

In addition, we believe incumbents in the wealth ecosystem, such as traditional wealth advisors, are trying to modernize their investment management offerings and better meet the digital demands of their existing end customer and potential customers. Following our acquisitions, we believe we have the technology stack to provide such solutions and help automate their legacy infrastructure and eliminate their existing paper-based processes.

Our Growth Strategy

Our growth strategy includes:

Growing our base of clients organically and through channel partners

We believe that attracting and acquiring new clients will be a key growth driver for our combined business. Looking ahead, our technology platforms, combined with the rapidly accelerating demand for cost efficiencies - are expected to drive growth in our prospective client base. For new market entrants, we believe the efficiencies of our prospective turnkey solutions, and speed at which we expect to be able to bring a client’s offering to market will position us to win new clients. With respect to the traditional wealth advisor landscape, we expect to be a beneficiary of clients seeking to transition to a new provider that can offer the digital-focused solutions required to compete in the rapidly changing environment.

Growing our clients’ revenue

We believe we will succeed when our clients succeed. The more assets, services or transactions that customers direct through our prospective platform, the more revenue we and our clients would be able to generate. Through innovation, we also expect to enhance our product offerings and add more products, capabilities, and functionality for our clients, which in turn should allow such clients to drive growth in their business. We expect to provide the tools to streamline the complex aspects of custody clearing and banking to empower our clients to focus on attracting new end customers as well as growing their share of revenue from existing ones.

Pursuing potential international expansion opportunities

While we expect our operations will initially be U.S.-focused, we see opportunity to grow our business and total addressable market by expanding into international markets. As we assess international opportunities, we believe our core competencies and operational excellence position us well to win in new markets, many of which are experiencing secular tailwinds similar to what we are seeing in the U.S. (e.g., growth of mobile and digital solutions).

Identifying and executing strategic acquisitions

We expect to selectively pursue acquisitions that we believe will create value for our shareholders. We plan to evaluate acquisition opportunities based on a number of strategic parameters, including their ability to (i) enhance our product capabilities, (ii) broaden our client reach, (iii) drive further scale, (iv) increase our presence in new geographies, and (v) generate attractive financial returns. We also plan to weigh the potential benefits from an acquisition against other alternatives, such as building similar capabilities in-house or partnering with third parties.

Our Product Offerings

We offer clients the flexibility to choose from a variety of pre-built suites that serve a wide range of business models. For example, clients who do not wish to build a complete user interface will be able to opt for our white label solutions. Once fully integrated, we expect to be a turnkey brokerage solution, offering highly configurable front office functions for launching and running investing applications. This offering “extends” beyond our “back” and “middle” office roots into direct customer facing experience. We expect that customers that choose our white label solutions will also be able to take advantage of our “middle” and “back” office offerings to ensure smooth processes around risk management, profit and loss, and account maintenance.

Back and Middle Office Solutions

Our full technology stack is expected to automate “back office” and “middle office” processes that were typically manual paper-based process, creating a seamless and unified experience for our clients. Typically, new financial services firms or advisors would need to individually source multiple middle and back office solutions from multiple vendors. By partnering with us, we believe our clients will get a seamless and unified middle and back-office experience that is based on the technology we expect to acquire.

We offer a range of technical services that we believe will support the mission-critical functions needed to run a modern financial services company. We believe this self-service platform will provide clients with the operational online tools they need, including:

●	Trading: Flexible suite of APIs enabling clients to execute across several major asset classes.
●	Lending: Integrated and automated margin lending and fully paid stock lending program. Previously only available to the largest firms, professional investors, and wealthiest shareholders, we believe AtlasClear Holdings will expand the availability of fully paid stock lending (and its income generating interest).
●	Portfolios: APIs allowing clients to build portfolio models, assign them to accounts and automate rebalancing trade proposal generation, including straight through processing of order execution and trade allocation to maximize operational efficiency. We believe these are essential tools for financial advisors, as well as robo-advisor platforms for do-it-yourself investors.
●	Accounts: Everything clients need to open, authenticate, qualify, approve, onboard and maintain accounts including in-line investor verification, applicant verification, risk and compliance management, suitability requirements, paperless enrollments, and account preference configurations.
●	Cash: APIs to streamline cash movements in every direction, including ACH and wire transactions, recurring scheduled transfers, authorizing and managing bank linkages and more. We believe efficiency and scale are achieved by aggregation and net settlement workflows for real time transfers of cash with banking partners.
●	Transfers: APIs to streamline, initiate, manage and report on Automated Customer Account Transfer Service account transfers. Provides transparency and controls to enable specific user business requirements. We believe this will be a critical onboarding capability for AtlasClear Holdings clients to bring on high quality customers who hold assets elsewhere.
●	Regulations: We expect to provide consolidated oversight and services for relevant regulations applicable to brokerage and investment services. These laws, rules, regulations and requirements are ever-changing and include back-end compliance processes and regulatory requirements like Consolidated Audit Trail and Order Audit Trail System reporting, compliance with Reg 606 (Best Execution), trade surveillance and anti-money laundering rules. This is an often-underestimated burden for fintech disruptors.
●	Communications: Everything that allows clients to manage and distribute end investor communications including electronic delivery of trade confirmations, statements, tax reporting and more.

FinTech Assets

Pursuant to the Contribution Agreement, Atlas FinTech and Atlas Financial Technologies Corp. contributed to AtlasClear all their rights, title and interest to the following software products and intellectual property assets upon the closing of the Business Combination (the “FinTech Assets”). At present, none of the FinTech assets are in production. Further, due to limited capital contributions from the Quantum’s trust account, management views timelines for revenue recognition from the FinTech Assets to be unknowable and therefore has decided to write down the assets described below. Although the assets have been written down, Management anticipates integrating and deploying the technology timely upon adequate capitalization and in conjunction with the proposed acquisition of Commercial Bancorp of Wyoming.

AtlasFX and Rubicon

AtlasFX is an order management system and trading application (front-end) for the automated management of currency exchange. AtlasFX can been deployed to act as a front-office for the execution of trading. The application requires interface with the Rubicon FX system, to send and receive market quotes and executed transactions, and another interface with the back-office system, for the registration of transactions, positions, debits and credits. No customers currently utilize the Atlas FX and Rubicon FX systems.

Direct Trading Application

AtlasFX can be used in conjunction with other technology, to offer a trading application directly to its customers to execute and process foreign exchange transactions while processing the clearing and settlement of those transactions. An institution can use the Rubicon FX system to send market quotes to clients, and receive them in the AtlasFX application, where clients can execute their currency exchange and settlement operations in the main world currencies. The technology is expected to provide the client with the possibility of executing most types of transactions, deliverable and non-deliverable, in the main global currencies and liquidating them in the market.

Clearing and Settlement

AtlasFX can also be used in conjunction with other technology, to offer clearing and settlement technology to its clients’ clients. In other words, an institution would offer a white labeled trading platform to its clients so that they can benefit from a high-level, highly scalable and transparent currency exchange and clearing business execution platform. We believe a white labelled product would allow the institution to expand its business, volume and profitability in the clearing and settlement operations, since the liquidity and flow of orders can be routed through the Rubicon FX proprietary system and ultimately to the institution’s back- office system.

Risk Management

AtlasFX is also a risk management, margin, and back-office control system where an institution has the ability to control client exposure to different markets and its own credit limitations.

Rubicon FX Middle Office Services

An institution can deploy Rubicon FX to act as the middle-office for its foreign exchange clearing and settlement business. The system manages, and controls quotes offered to customers in real time. In addition, Rubicon FX administers the rest orders created by clients and processes the pairing of them. Liquidity groups and trade groups can also be managed with the Rubicon FX system. Finally, AtlasClear’s risk, credit and margin managers may use Rubicon FX, in conjunction with other systems and technology, to manage and monitor the exposure, risk, credit and margin used by each client.

SURFACExchange

Atlas FinTech acquired the SURFACExchange technology assets (“SE”) in December 2013, including the rights to operate its exchange. Currently, SE is not operational. SE is designed with the intent to be a fully electronic, completely anonymous central limit order book for foreign exchange (“FX”) options for institutional clients. SE was created with the goal of empowering a marketplace and making trading of FX options more efficient and accessible to its customers. Prior to Atlas FinTech’s acquisition of SE, more than $15 million had been invested in the development of SE technology’s. We believe SE can provide a fully electronic, anonymous, multi-lateral trading platform for over the counter (OTC) FX trading (spot and options), from order creation through settlement. Specially designed for institutional traders, all stages of the option life cycle are expected to be handled electronically including expiration. We anticipate that a market participant may access the liquidity on SE and trade with any other market participant on the platform. The platform’s use of a central clearing model is expected to help facilitate anonymity.

While an investment has already been made in developing SE, the technology requires further development and investment before it can be deployed profitably in the market. We cannot assure you that we would have sufficient funds to be able to successfully develop the SE technology to a point that it can be profitably deployed in the market.

BondQuantum

Atlas FinTech also owns BondQuantum which was fully developed by Atlas FinTech. BondQuantum is a real time advance analytical program for the analysis of bonds. The system was designed to improve the accuracy of underwriting fixed income instruments by applying an up to the minute credit rating for fixed income securities. It utilizes multiple sources of data underlying a bond to calculate a risk rating.

Pacsquare Assets

Pacsquare is a fintech-focused company which provides a suite of technologies aimed at enhancing the fintech ecosystem and making it easier for businesses to accelerate their business growth.

Pursuant to the Pacsquare Purchase Agreement, Pacsquare agreed to develop and provide, for the use of AtlasClear and its affiliates, the AtlasClear Platform and any future versions or modifications of the AtlasClear Platform and source code and any other materials necessary in connection with the services to be provided by Pacsquare. On June 10, 2025, the Company and Pacsquare entered into Software Development and License Agreement which supersedes and amends the terms under the Purchase Agreement. Under the Software Development and License Agreement, Pacquare agreed to develop and provide services for a period of thirty six (36) months, commencing on the date of execution of the Software Development and License Agreement.

OLA Digital Online Account Opening

Online Account (“OLA”) is now implemented and in use, allowing customers to open accounts online. This process allows Wilson-Davis to automate their entire customer on-boarding process while tracking compliance-related activities such as customer identity verification, document retention, and regulatory reporting. Customers typically fill out an online account application, provide an Electronic Signature, undergo identity verification and AML and Office of Foreign Assets Control screenings, and finally fund the account.

Revenue Sources

We expect to generate revenue through transactional and recurring sources. Transactional revenue is reliant upon customer-driven activity that ultimately results in fees being paid to us. Examples of these are clearing, execution, banking, confirms, and more. Further, we expect to generate recurring revenue streams simply by acting as the custodian of customer assets and customer cash through our anticipated acquisition of Commercial Bancorp. Examples of these are platform minimums, asset-based fees, credit and debit balances, securities lending, statements, and account maintenance. Since all revenue generating activities can be tied back to the account, we believe the best proxy for future revenue is the number of customer accounts on our platform.

AtlasClear Holdings Competition

We believe that through our technology and source code acquisitions discussed herein, we have the capabilities to deliver a complete and modern platform that would give our clients the flexibility, speed, risk-management expertise and scale they need to grow. While several participants offer a subset of our solutions, we do not believe any single competitor has a comparable modern platform or ability to offer a truly frictionless investing, clearing, custody and banking experience, such as we will strive to offer.

Custody and clearing businesses such as Wilson-Davis, which we acquired, and banking businesses such as Commercial Bancorp, which we expect to acquire, are scale-driven businesses with high barriers to entry, including expansive overhead and technology costs, complicated capital and collateral management requirements, and a complex regulatory and legal environment. We believe that legacy providers will not be able to offer our combination of flexibility, speed, execution, and broad asset-class capabilities.

AtlasClear Holdings is led by a seasoned team of industry executives supported by a purpose-built board of directors. Collectively, our leadership team will have over 30 years of combined experience spanning the technology, investing, custody, banking and clearing lifecycles. The team has held leadership and operational roles at firms such ICE, Penson Clearing, Southwest Securities, NexTrade, Anderen Bank, Stonex and The Chicago Board of Trade, among others. Clearing, custody and banking are highly regulated and complex businesses, and we believe that our team’s combined experience, coupled our technological capabilities provide us an advantage over our competitors.

Large trust banks as well as large financial firms have historically been the providers of clearing and custody services. We believe their solutions are more limited, more expensive and less responsive for clients because of their legacy technology, analog processes, outdated compliance processes, and less flexible architecture. For clients, this translates to slower account opening and funding, higher embedded costs and limited flexibility.

In contrast to these legacy custodians, we believe that our systems make use of highly virtualized systems operating in a hybrid cloud model using cloud infrastructure as well as private data centers for redundancy.

WILSON-DAVIS

Wilson-Davis is a self-clearing correspondent securities broker-dealer registered with the SEC, licensed in 52 states and territories, and a member in good standing of FINRA. Wilson-Davis has operated continuously since it was incorporated as a Utah corporation and obtained its license in December 1968.

Wilson-Davis is engaged principally in the over-the-counter, or “OTC,” markets in microcap securities. Microcap securities generally are issued by companies with low or “micro” capitalizations, meaning the total market capitalization value of the company’s stock is less than $250 million, which includes low-priced securities, or penny stocks, that trade for less than $5.00 per share and have a market capitalization of less than $50 million. Wilson-Davis also executes transactions in exchange-traded securities. It derives its revenue from the liquidation of restricted and control microcap securities; clearing transactions on behalf of an introducing broker-dealer on a fully disclosed basis; and trading in equity securities for its own account. It receives limited revenues from fully paid stock lending and margin accounts. During its history, Wilson-Davis has underwritten at-the-market offerings for publicly traded companies, placed private offerings, sold mutual funds, introduced margin accounts cleared by other firms on a fully disclosed basis, and provided ancillary financial services.

During the year ended June 30, 2025, revenues from commissions and related vetting fees accounted for approximately 55% and 13%, of total revenue, respectively. For the transition period ended June 30, 2024, revenues from commissions and related vetting fees accounted for approximately 67% and 12% of total revenues, respectively. During the year ended June 30, 2025, and for the transition period ended June 30, 2024, 13% and 25% of commissions respectively, were attributable to Wilson-Davis’ securities liquidations of private placement and open market purchased securities for U.S. customers in Canadian traded securities in companies engaged in the legal cannabis industry in Canada and other businesses referred by Canaccord Genuity, a global full-service investment banking firm with principal activities in Canada.

Canaccord Genuity serves as an investment banker for the placement of securities eligible for resale after the passage of an applicable holding period or other compliance requirements. Canaccord Genuity executes trades for Wilson-Davis that are not permitted in the United States. Wilson-Davis’ arrangement with Canaccord is to facilitate transactions with Canadian exchanges. The customers that are referred by Canaccord Genuity under a commission sharing arrangement with Wilson-Davis open customer cash accounts with Wilson-Davis and deposit with the firm their securities that are required to be sold in the Canadian securities markets via an omnibus account that Wilson-Davis maintains at a Canadian brokerage firm. Wilson-Davis completes vetting of proposed sales, deposits securities in the omnibus account, and executes the customer orders through the omnibus Canadian account. The transaction thereafter is non-cancelable.

Wilson-Davis had approximately 4,652 active customer accounts as of June 30, 2025 and over 4,325 active customer accounts as of the transition period ended June 30, 2024.

Wilson-Davis maintains its headquarters in Salt Lake City, Utah, a branch office in Denver, Colorado. It also has registered representatives who work remotely from California, New York, Arizona, Nevada, Oklahoma, and Florida.

Securities Liquidations

Wilson-Davis sells into the trading markets securities that have been acquired by customers through registration or in reliance on exemptions from registration under the Securities Act or corresponding provisions of Canadian provincial securities laws. The liquidation process requires depositing the securities in the customer’s account, obtaining detailed information and supporting documentation regarding the details of the customer’s acquisition of the securities, reviewing the customer’s information and supporting documents by Wilson-Davis personnel and outside legal counsel, and if believed appropriate, selling the securities.

Wilson-Davis derives revenues, which it calls vetting fees, from fees charged to customers to deposit the securities, review the material submitted, and determine the propriety of the sale as well as commissions on the securities sales.

Transactions in U.S. traded securities are executed in the OTC or other principal market on which the securities are traded. Transactions in Canadian traded securities are executed through a Canadian dealer and settled through Wilson-Davis’ omnibus account with a Canadian broker-dealer.

Wilson-Davis’ customers predominantly consist of small individual investors or their private family or other closely held entities that frequently and repeatedly purchase securities in private placements.

Clearing Services

As a member of the Depository Trust & Clearing Corporation, or “DTCC,” and the National Securities Clearing Corporation, or “NSCC,” Wilson-Davis clears securities transactions through these clearing firms. This includes Wilson-Davis’ own transactions and transactions cleared on a fully disclosed basis on behalf of Glendale, as introducing broker.

Wilson-Davis generates revenue from the service charges to Glendale for the clearing services provided by Wilson-Davis. Under Wilson-Davis’ clearing agreement with Glendale Securities, Wilson-Davis provides fully disclosed clearing services to Glendale Securities, as introducing broker. Under this agreement, Wilson-Davis (i) executes orders for Glendale customers, (ii) settles contracts and transactions in securities, (iii) prepares and distributes transaction confirmations and monthly account statements to Glendale’s customers, (iv) provides back-office services, (v) creates and maintain books and records of all transactions, and (vi) monitors all customer accounts for AML, Federal Reserve Regulation T violations.

The clearing houses through which Wilson-Davis clears securities transactions, DTCC and NSCC, require margin deposits in amounts determined by them to mitigate the risk to them of potential losses resulting from transactions that fail to clear for one reason or another. To meet these anticipated contingencies, Wilson-Davis maintains a margin deposit at NSCC larger than required. As of June 30, 2025 and 2024, Wilson-Davis’ margin deposit at NSCC was $4.5 million and $2.9 million, respectively, which was well over the requirement of $2,303,839 and $535,045, respectively. DTCC and NSCC have the authority to, and frequently do, require additional margin deposits that must be deposited on the same business day, otherwise, Wilson-Davis could face liquidation of the clearing position and damages. Wilson-Davis attempts to manage margin call risk exposure by limiting the size of transactions and restricting transactions of securities deemed to be too volatile. However, Wilson-Davis cannot control or predict the nature, amount, or timing of additional NSCC margin calls. Margin deposits are generally released within two business days of the transaction trade date.

From time to time during its history, Wilson-Davis has cleared transactions on behalf of several introducing brokers.

Fully Paid Stock Lending

Eligible customers of Wilson-Davis can lend their fully paid securities to Wilson-Davis, which in turn can lend them to other broker-dealers in the industry. Wilson-Davis derives revenue from the interest spread between the two legs of the transaction. Stock lending was introduced in 2021 and continues only on a limited basis as operating and compliance systems are refined.

Margin Accounts

Wilson-Davis acts as a fully disclosed introducing broker to customer margin accounts that are maintained at another firm under its requirements. As a companion to the fully paid stock lending, Wilson-Davis began offering its own margin accounts on a limited basis as operating and compliance systems are refined. Under applicable Federal Reserve Regulation T requirements, Wilson-Davis is authorized to extend credit for up to 50% of the cost of new securities purchases. Credit is extended on equities over $5 with average 30-day trading volume of 100,000 shares per day. Margin securities are collateral for the margin loan to the customer. Maintenance of the margin accounts is based on individual securities collateralizing the loan based on the risk tolerance of the firm on each position as determined by senior management. Maintenance requirements generally range from 25% to 60%. Exceptions to the policy may be authorized by senior management. The customer may be required to deposit additional cash or securities collateral if the value of the margin securities fail to meet required amounts. If additional collateral is not deposited as required, Wilson-Davis may liquidate the margin position and hold the customer liable for any deficiency.

Market Making

Wilson-Davis regularly publishes quotations to purchase or sell securities in inter-dealer quotation services and buys and sells securities for its own account, commonly referred to as market making. Wilson-Davis believes that its market making activities principally facilitate obtaining favorable execution terms for the securities liquidation transactions for its customers.

Underwriting

Wilson Davis acts as an underwriter for securities offerings, it is anticipated that offers led by Wilson Davis will be generally limited to Best Effort underwritings.

Other

On a limited basis, Wilson-Davis sells mutual funds and real estate investment trusts or “REIT” securities.

Marketing

Wilson-Davis relies on its industry contacts and customer referrals to market its services.

Strategy

Wilson-Davis’ strategy is to:

●	expand its principal securities liquidation activities through retail customer marketing;
●	identify and pursue opportunities to provide and securities clearing services to additional broker-dealers, particularly those that deal in micro-cap securities to address needs that Wilson-Davis believes are under-served;
●	fully market its recently introduced fully paid stock lending and margin capabilities with existing and potential new customers;
●	participate as agent, and not as principal, in selected at-the-market equity offerings and private placements, including expanded REITs and mutual funds; and
●	broaden its range of services and products to reactivate historical offerings.

Wilson-Davis Competition

Wilson-Davis encounters intense competition in all aspects of its business and competes for clients directly with many national and regional full service financial services firms, other independent brokerage firms, and other companies offering financial services in the United States, globally, and through the Internet.

Wilson-Davis believes its principal direct competitors consist of other firms that liquidate investment and control securities in microcap stocks. This includes firms that clear their own securities transactions and firms that clear transactions through another firm on a fully disclosed basis. Wilson-Davis believes that the number of broker-dealers that clear transactions in microcap stocks is declining. The level of customer demand for micro-cap securities liquidations reflects the level of private investment in such securities. Wilson-Davis believes that it benefits from its ability to provide clearing services for all kinds of securities.

Competition among firms that clear microcap stocks may be affected by NSCC rules that require firms clearing for other introducing brokers to maintain at least $10.0 million in excess net capital. The failure of any firm, including Wilson-Davis, to maintain excess net capital as required by the new rule may limit access of firms liquidating microcap stocks to clearing services.

Wilson-Davis does not offer a full array of financial services that may be offered by large, diversified financial services firms. Accordingly, Wilson-Davis’ customers typically withdraw proceeds from the liquidation of their securities for other uses, including perhaps deposit with full-service firms. Many of Wilson-Davis’ competitors have significantly greater financial, technical, marketing, and other resources than Wilson-Davis has. Also, many firms offer discount brokerage services and generally effect transactions at substantially lower commission rates on an “execution only” basis, without offering other services such as financial planning, investment recommendations, and research. Moreover, there is substantial commission discounting by full-service brokerage firms competing for institutional and retail brokerage business.

Wilson-Davis believes that a limited number of securities firms liquidate restricted or control microcap stocks. Other firms with greater financial, technical, managerial, and other resources may offer such services, either alone or as adjuncts to other full financial services.

There is significant competition for qualified personnel in the financial services industry. Wilson-Davis’ ability to compete effectively depends on attracting, retaining, and motivating qualified operating and supervisory personnel and other revenue-producing or specialized personnel.

Government Regulation

The securities industry, including Wilson-Davis’ business, is subject to extensive regulation by the SEC, self-regulatory organizations, or “SROs,” such as FINRA, DTCC, and NSCC, state securities regulators, and other governmental regulatory authorities. The primary purpose of these regulations is the protection of customers and the securities markets. The SEC is the federal agency administering and enforcing the federal securities laws. Much of the regulation of broker-dealers, however, has been delegated to the SROs, principally FINRA. FINRA and other SROs adopt rules, subject to approval by the SEC, that govern their members. SROs, particularly FINRA, conduct periodic detailed examinations of member firms’ operations.

Securities firms are also subject to regulation by state securities commissions in the states in which they are registered. Wilson-Davis is registered in 50 states and two territories.

The regulations to which broker-dealers are subject cover numerous aspects of the securities industry, including:

●	conduct and supervision of operations;
●	capital requirements;
●	qualifications and licensing of supervisory and other personnel;
●	use and protection of customer funds and securities;
●	recordkeeping;
●	communications with current and prospective customers;
●	business practices among broker-dealers; and
●	the structure and operation of securities markets.

Changes in rules promulgated by the SEC and by SROs and changes in the interpretation or enforcement of existing laws and rules often directly affect the method of operation and profitability of broker-dealers.

Regulation Best Interest, among other things, requires broker-dealers to act in the best interest of retail customers when making a recommendation concerning a securities transaction or investment strategy involving securities, and to identify, disclose, and mitigate or eliminate material conflicts of interest arising from financial incentives associated with such recommendations. Although Wilson-Davis, as a matter of policy, does not currently make recommendations concerning a securities transaction or investment strategy involving securities, this rule has imposed new compliance responsibilities and costs, including enhanced disclosures. Wilson-Davis cannot assess the full potential costs or risk of Regulation Best Interest.

Several states have adopted or are considering adopting and implementing laws and regulations that would impose a fiduciary duty on broker-dealers under state law. Laws and regulations resulting from this trend may negatively impact Wilson-Davis’ results of operations and capital requirements and may result in increased legal, compliance, information technology, and other costs, as well as increased legal risks.

The GENIUS Act, enacted in July 2025, is the United States’ first federal law establishing a comprehensive regulatory framework for payment stablecoins—digital tokens pegged to monetary value and intended for payments. The law authorizes only permitted financial institutions and approved nonbank issuers to create stablecoins, requires strict 1:1 reserve backing using U.S. dollars or U.S. Treasuries, and mandates public disclosure and audits of reserves to protect consumers and ensure transparency.

Issuers must comply with anti-money laundering laws, cannot promote stablecoins as federally insured or legal tender, and are subject to routine regulatory oversight and risk management rules. The GENIUS Act affirms that compliant stablecoins are neither securities nor commodities, and holders have prioritized claims in any issuer insolvency. The Act harmonizes federal and state oversight, helping position the U.S. as a leader in responsible digital asset innovation.

The USA PATRIOT Act of 2001 contains AML and financial transparency laws and mandates the implementation of various regulations applicable to broker-dealers and other financial services companies. Accordingly, Wilson-Davis generally must have AML procedures in place, implement specialized employee training programs, designate an AML compliance officer, and be subject to periodic audits by an independent party to test the effectiveness of such compliance. Wilson-Davis has established policies, procedures, and systems designed to comply with these regulations.

Under the Bank Secrecy Act (“BSA”), Wilson-Davis is required to: develop and maintain internal AML policies, procedures, and controls; maintain and update customer information and conduct ongoing monitoring of customers to identify and report suspicious transactions; undergo independent testing of its compliance with AML laws; and conduct ongoing AML training of appropriate persons. Wilson-Davis is further required to maintain procedures for the verification of a customer’s identity. Wilson-Davis is also obligated to file confidential suspicious activity reports, or “SARS,” with the Financial Crimes Enforcement Network, or FinCEN, if it detects evidence of any suspicious transaction relevant to a possible violation of AML laws, in addition to transactions in currency of more than $10,000. SARs may need to be required by individual events or a series of apparently related events. SARs require important information in summary form that is sometimes difficult to assemble reliably or quickly. Wilson-Davis may be subject to adverse regulatory action if it fails to develop or adhere to appropriate policies and procedures, has deficiencies highlighted by the firm’s independent testing, fails to identify and report suspicious transactions, fails to properly verify customer identities, or fails to file SARs in the manner or timeframe required or preferred by regulators.

Further, the regulations relating to AML compliance policies and procedures are subject to revision, supplementation, or evolving interpretations and application, and it can be difficult to predict how regulators will apply regulations to a given risk or situation. The National Defense Authorization Act (“NDAA”) passed by Congress in 2021 included various changes to the AML regulatory regime. For example, the NDAA mandated FinCEN to establish an information exchange platform for financial institutions, law enforcement, and national security agencies to share AML information. FinCEN will also revise customer due diligence standards. In addition, the NDAA expanded the scope of BSA violations and increased penalties for BSA violations. When FinCEN passes the customer due diligence and information sharing rules, Wilson-Davis could incur substantial additional costs in complying with those rules.

Regulation regarding privacy and data protection continues to increase worldwide and is generally driven by the growth of technology and related concerns about the rapid and widespread dissemination and use of information. Wilson-Davis must comply with applicable global, federal, and state information-related laws and regulations, including, for example, those in the United States, such as the 1999 Gramm-Leach-Bliley Act, SEC Regulation S-P, and the Fair Credit Reporting Act of 1970, as amended.

The SEC and the SROs may conduct administrative proceedings that can result in censure, fine, suspension, or expulsion of a broker-dealer and its supervisors, officers, or employees. Wilson-Davis and its personnel have been and are subject to various such disciplinary proceedings. See “Item 3 - Legal Proceedings”.

Net Capital Requirements

Wilson-Davis is required under applicable rules of the SEC and FINRA to maintain net capital of at least $250,000. As of June 30, 2025 and 2024, Wilson-Davis had net capital, computed in accordance with the applicable detailed calculation requirements, of $11.2 million and $10.4 million, respectively or excess net capital by $10.9 million and $10.1 million, respectively.

As of June 30, 2025 and 2024, Wilson-Davis’ net capital included $1,950,000 in subordinated loans. Wilson-Davis has not applied to repay these subordinated loans and expects to renew the subordinated loans in the 3rd calendar quarter of 2025.

Failure to maintain the required net capital may subject Wilson-Davis to fines, suspension, or expulsion by FINRA, the SEC, and other regulatory bodies and may require its liquidation. There is currently no regulatory requirement to maintain excess net capital. However, as noted above, under recently adopted NSCC rules, effective October 26, 2023, Wilson-Davis must maintain excess net capital of at least $10.0 million to continue to clear securities transactions for any broker-dealer on a fully disclosed basis.

Human Capital Resources

On June 30, 2025, Wilson-Davis had 39 full-time and four part-time employees and consultants, consisting of 27 full-time registered representatives, or consultants, thirteen full-time and one part-time operating personnel, and six executives and supervisors. No employees or consultants are represented by a collective bargaining agreement. Wilson-Davis emphasizes compliance and risk management principles to manage the day-to-day business. In recruiting, training and retaining personnel, Wilson-Davis relies on industry training and competitive compensation. Wilson-Davis considers its relationship with its employees and consultants to be good.

Facilities

Our principal executive offices are located at 2203 Lois Avenue, Suite 814, Tampa, FL 33607 and our phone number is (727) 446 6660. Wilson-Davis’ office is located in Salt Lake City, Utah, with a branch office in Denver, Colorado, and a branch office in Dallas, Texas. Wilson-Davis also has registered representatives who work remotely from California, New York, Arizona, Nevada, Oklahoma, and Florida. Following our contemplated acquisition of Commercial Bancorp, we expect to add its facility in Pine Bluffs, Wyoming.

MANAGEMENT

Directors and Executive Officers

Management and Board of Directors

The board of directors of AtlasClear Holdings is currently comprised of the six directors listed below. Each director will hold office until his term expires at the next annual meeting of stockholders in the year following the year of such director’s election or until his or her death, resignation, removal or the earlier termination of his term of office. Effective as of December 10, 2024, Robert McBey was removed from the role of Chief Executive Officer of the Company, and in January 2025, he resigned as a member of our board of directors. Effective as of December 19, 2024, Richard Barber resigned from the role of Chief Financial Officer of the Company. In August 2025, Mark Smith left our board of directors and Robert D. Keyser, Jr. was appointed to fill the resulting vacancy. In September 2025, Steven Carlson was re-appointed to serve as a member of our board of directors and Sandip Patel was appointed as the Company’s General Counsel and Chief Financial Officer.

Name	Age	Position(s)
Directors
John M. Schaible	55	Executive Chairman
Craig Ridenhour	54	President and Director
Sandip I. Patel	58	General Counsel, Chief Financial Officer and Director
Steven Carlson	65	Director
Thomas J. Hammond	68	Director
Robert D. Keyser, Jr.	66	Director
Executive Officers
John M. Schaible	55	Executive Chairman
Craig Ridenhour	54	President and Director
Sandip I. Patel	58	General Counsel, Chief Financial Officer and Director

John Schaible, 55, has served as our Executive Chairman since May 2024. Previously, he served as our Chief Strategy Officer and a member of our board from February 2024 to May 2024. Prior to that, he served as Chairman and Chief Executive Officer of Quantum from October 2020 to February 2024. Mr. Schaible is a co-founder, Chairman and Chief Executive Officer of AtlasBanc Holdings since 2010 and of Atlas FinTech, an affiliate of AtlasBanc, since 2016. Mr. Schaible also co-founded Anderen Bank and was Chief Operating Officer of Anderen Financial, a FDIC-chartered financial institution and bank holding company regulated by the Federal Reserve Board, respectively, from 2007 until the acquisition of Anderen by First United Bank in 2012, each affiliates of Atlas Banc. Mr. Schaible also founded and served as Chief Executive Officer of NexTrade, which created an electronic communications network (ECN) in 1994 that was sold to Citigroup in 2006. Mr. Schaible has a degree in business management from Colorado State University. Mr. Schaible has also served on the board of Colorado State University’s General Leadership Council and Center for Entrepreneurship.

Craig Ridenhour, 54, has served as our President since May 2024. Previously, he served as our Chief Business Development Officer and a member of our board from February 2023 to May 2024. Mr. Ridenhour has served as co-founder and Executive Vice President of Business Development for Atlas FinTech, a position that he has held since 2016. Since August 2022, he has also served as Chief Business Development Officer and a director of our subsidiary, AtlasClear. He sits on the board of directors of Atlas FinTech. Mr. Ridenhour is co-founder of AtlasBanc Holdings and EVP of Business Development, a position he has held since 2012. Mr. Ridenhour has been a licensed representative of Buckman, Buckman & Reid, Inc., a registered broker-dealer, since 2017. Mr. Ridenhour was the Managing Director of Wealth Management for Anderen Capital, a subsidiary of Anderen Financial, a FDIC-chartered financial institution and bank holding company regulated by the Federal Reserve Board, respectively, from 2008 until the acquisition of Anderen by First United Bank in 2012. Mr. Ridenhour has been securities licensed with FINRA since 1994 and held various positions throughout his career including acting in executive and principal capacities within brokerage firms. Mr. Ridenhour is a graduate of the University of Florida.

Thomas J. Hammond, 68, has served as a member of our board since February 2024. Previously, he served as a member of the Quantum Board from February 2021 to February 2024. Mr. Hammond was the President of ICE Clear U.S., a wholly owned clearing house of Intercontinental Exchange, Inc. (NYSE: ICE) from 2007 until his retirement in 2017. In that role, Mr. Hammond oversaw all technology, operations and financial functions at the clearing house. Prior to joining ICE, Mr. Hammond was Managing Director, Trading Operations at the Chicago Board of Trade (later the CME Group) where he played a leadership role in the successful transition to the Common Clearing Link. Before joining the CME Group in 2003, for a 17-year period, Mr. Hammond served as Chief Executive Officer, Executive Vice President and Chief Operating Officer of the Board of Trade Clearing Corporation (BOTCC), where he successfully managed the development and implementation of integrated over the counter (OTC) clearing systems. Mr. Hammond served on the boards of the Financial Services Division and the Chicago Operations Division of the Futures Industry Association, and participated in the Chicago Federal Reserve Bank’s Working Group on Financial Markets. Mr. Hammond earned a Bachelor of Science degree in Business Administration from Lewis University in Romeoville, IL.

Sandip I. Patel, 58, has served as a member of our board since February 2024. Previously, he served as a member of the Quantum Board from October 2020 to February 2024. Mr. Patel has been an attorney and corporate business consultant at Sandip I. Patel, P.A., a law firm founded by Mr. Patel in 2000. Since 2017, Mr. Patel has also served as Chief Legal Counsel of Channel Investments, LLC, a medical device company. Mr. Patel has been involved in the formation, acquisition, development, growth, and liquidity events related to companies in the healthcare, insurance and financial services fields. Mr. Patel currently holds public and private investments in a wide range of industries with a focus on medical devices, biotechnology, healthcare services and related technologies, as well as FinTech and related services. Mr. Patel is also a co-founding stockholder of AtlasBanc Holdings, and was a co-founding stockholder and board member of Anderen Bank. Mr. Patel was the Founder, President and Chief Executive Officer of the Orion group of companies, a full-service real estate development company. Previously, Mr. Patel served as Head of the New Business Development and M&A team to national health insurance companies. Mr. Patel oversaw all legal, regulatory and governmental affairs on behalf of WellCare, while serving as the General Counsel and a partner in the company. Since September 2021, Mr. Patel previously served as a director of Monterey Bio Acquisition Corporation, a former special purpose acquisition company (Nasdaq: MTRY). Mr. Patel received his JD degree from the Stetson University College of Law, and a B.B.A in Finance from the University of Georgia.

Robert D. Keyser, Jr., 66, has served as a member of our board since August 2025. Mr. Keyser is a veteran finance professional with over 40 years’ experience as a financial professional, investor and serial entrepreneur with extensive experience on both the sell and buy-side, including Investment Banking, M&A, Advisory, Capital Markets, Retail, and Institutional Sales. Mr. Keyser currently serves as the Director of Ark Financial Services, Inc., (“Ark”) which he founded in 2002. Ark is the holding Company of multiple financial services subsidiaries, the most active being Dawson James Securities, Inc. (“Dawson James”). Since 2002, Mr. Keyser has been the founder, CEO and Chairman of the Board of Directors of Dawson James, a full-service, Florida-based investment bank focused on emerging growth micro and small-cap private and public companies with expertise in the Life Sciences/Healthcare, Technology, AI, Crypto, and Consumer sectors. Mr. Keyser, is also the Founder, Managing Member, President and Portfolio Manager of Sixth Borough Capital Management, LLC, a multi-stage, event driven, alternative investment management company.

Steven J. Carlson, 65, rejoined our board in September 2025, after previously serving from February to December 2024. He was also a member of the Quantum Board from February 2021 to February 2023. Between October 2022 and February 2023, Mr. Carlson held the roles of President, Secretary, and director at AtlasClear Holdings. Since 2016, Mr. Carlson has been Co-Chairman of Magellan Global, a financial services holding company. He serves as Chairman of Marco Polo Securities, Inc., and as Managing Partner of Pi Capital International LLC, along with involvement in several other early-stage firms. Pi Capital, based in New York City, is a global advisory firm offering capital raising, M&A advisory, and corporate advisory services to financial institutions, renewable power generation, and real estate sectors worldwide. Securities are offered through Marco Polo Securities, Inc., an affiliate that enables foreign financial services firms to market their products in the U.S. and other select jurisdictions. Before founding Pi Capital, Mr. Carlson was President and Head of Investment Banking at INTL FCStone Financial Inc. from 2010 to 2016. Prior to that, he founded and led the Provident Group as Chairman and CEO, a boutique investment banking firm specializing in capital raising, M&A, and corporate finance advisory services globally. Provident Group was acquired by INTL in 2010. Before establishing Provident in 1999, Mr. Carlson was a Managing Director at Lehman Brothers, where he held various senior positions. He began his career at Fannie Mae. Mr. Carlson holds a BA in Economics from the University of Maryland and a Master’s Degree in Public Policy from the Kennedy School of Government at Harvard University.

Board Committees

The Board has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and the responsibilities described below. Each of these committees operates under a written charter that was approved by the Board satisfies the applicable listing standards of NYSE, copies of which will be made available on the investor relations portion of our website. Members will serve on these committees until their resignation or until otherwise determined by the Board. The Board may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee

Our audit committee consists of Steven Carlson, Thomas J. Hammond and Robert D. Keyser, with Mr. Keyser serving as chair. Rule 10A-3 of the Exchange Act and the NYSE American listing standards require that our audit committee be composed entirely of independent members. The Board has determined that each of Messrs. Hammond and Smith meets the definition of “independent director” for purposes of serving on the audit committee under Rule 10A-3 of the Exchange Act and the NYSE listing standards and each also meets the financial literacy requirements of the NYSE American listing standards. In addition, the Board has determined that each of Messrs. Patel and Smith qualifies as an “audit committee financial expert” within the meaning of the SEC regulations.

The primary purpose of the audit committee is to discharge the responsibilities of the Board with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits and to oversee our independent registered public accounting firm. The principal functions of the audit committee are expected to include, among other things:

●	helping the Board oversee our corporate accounting and financial reporting processes;
●	managing the selection, engagement, qualifications, independence, and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
●	reviewing and discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
●	obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law;
●	establishing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
●	overseeing our policies on risk assessment and risk management, including cybersecurity risks;
●	overseeing compliance with our code of business conduct and ethics;
●	reviewing related person transactions; and
●	approving or, as required, pre-approving audit and permissible non-audit services to be performed by the independent registered public accounting firm.

Compensation Committee

Our compensation committee currently consists of Steven Carlson, Thomas J. Hammond and Robert D. Keyser, with Mr. Hammond serving as chair. The Board has determined that each of Messrs. Carlson, Hammond and Keyser meets the definition of “independent director” for purposes of serving on the compensation committee under the NYSE American listing standards, including the heightened independence standards for members of a compensation committee.

The primary purpose of our compensation committee will be to discharge the responsibilities of the Board in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. The principal functions of the compensation committee are expected to include, among other things:

●	reviewing, approving and determining, or making recommendations to the Board regarding, the compensation of our chief executive officer, other executive officers and senior management;
●	reviewing, evaluating and recommending to the Board succession plans for our executive officers;
●	reviewing and recommending to the Board the compensation paid to our non-employee directors;

●	administering our equity incentive plans and other benefit programs;
●	reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management; and
●	reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Steven Carlson, Thomas J. Hammond, and Robert D. Keyser, with Mr. Hammond serving as chair. The Board has determined that each of Messrs. Carlson, Hammond and Keyser meets the definition of “independent director” under the NYSE listing standards.

Our nominating and corporate governance committee will be responsible for, among other things:

●	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on the Board;
●	considering and making recommendations to the Board regarding the composition and chairmanship of the committees of the Board;
●	instituting plans or programs for the continuing education of the Board and the orientation of new directors;
●	developing and making recommendations to the Board regarding corporate governance guidelines and matters;
●	overseeing our corporate governance practices;
●	overseeing periodic evaluations of the Board’s performance, including committees of the Board; and
●	contributing to succession planning.

Code of Business Conduct and Ethics & Insider Trading Policy

We adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is available on the investor relations portion of our website. In addition, we intend to post on our website all disclosures that are required by law or the NYSE American listing standards concerning any amendments to, or waivers from, any provision of the code.

Our board of directors adopted an Insider Trading Policy that applies to our officers, directors, and employees. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to this report.

Code of Business Conduct and Ethics & Insider Trading Policy

We adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is available on the investor relations portion of our website. In addition, we intend to post on our website all disclosures that are required by law or the NYSE American listing standards concerning any amendments to, or waivers from, any provision of the code.

Our board of directors adopted an Insider Trading Policy that applies to our officers, directors, and employees.

EXECUTIVE AND DIRECTOR COMPENSATION

Quantum

Prior to the consummation of the Business Combination, none of the officers or directors of Quantum received any cash compensation for services rendered. The Co-Sponsors, officers, directors and their respective affiliates were reimbursed for any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination. We note that certain officers have economic interests in our Co-Sponsors.

AtlasClear

The following table sets forth, for the Company’s last completed fiscal year, the dollar value of all cash and noncash compensation earned by John Schaible, the Company’s Executive Chairman, Craig Ridenhour, the Company’s President, Robert McBey, the Company’s former Chief Executive Officer and Richard Barber, the Company’s former Chief Financial Officer. Other than as set forth herein, no executive officer’s total compensation exceeded $100,000 in any of the applicable years.

	Year Ended			All other
Name and Principal Position	June 30	Salary ($)	Bonus ($)	Compensation		Total ($)
John Schaible	2025	—	—	271,000	(1)	271,000
Executive Chairman	2024	—	—	—		—

Craig Ridenhour	2025	—	—	282,527	(1)	282,527
President	2024	—	—	—		—

Robert McBey(2)	2025	215,278	98,437	83,332		397,047
Former Chief Executive Officer	2024	538,509	100,000			638,509

Richard Barber(3)	2025	100,000	—	—		100,000
Former Chief Financial Officer	2024	—	—	—		—
(1)	Consists of consulting payments of $208,500 for each Executive Chairman and President and payments made to an affiliate entity as consulting services of $62,500 and $74,027, respectively, earned in the fiscal years ended June 30, 2025.
(2)	Includes (i) $215,278 of salary earned through the date of Mr. McBey’s termination from the position of Chief Executive Officer, (ii) a cash bonus of $98,437 and (iii) $83,332 separation payment
(3)	Includes salary earned through the date of termination Mr. Barber’s termination from the position of Chief Financial Officer.

Wilson-Davis

Summary Compensation Table

The following table sets forth, for the Company’s last completed fiscal year, the dollar value of all cash and noncash compensation earned by Robert McBey, the Company’s former Chief Executive Officer who served in such role until December 10, 2024. Other than as set forth herein, no executive officer’s total compensation exceeded $100,000 in any of the applicable years.

	Year Ended
Name and Principal Position	June 30	Salary ($)(1)	Bonus ($)(2)	Total ($)
Robert McBey
Former Chief Executive Officer	2024	538,509	100,000	638,509
(1)	Consists of salary of $250,000 in each year and commissions of $288,509 earned in the fiscal year ended June 30, 2024, respectively.
(2)	Represents a cash bonus received by Mr. McBey upon closing of the Business Combination. See “Prior Employment Agreement” below.

Prior Employment Agreement

Mr. McBey entered into an employment agreement with Wilson-Davis, effective as of March 1, 2020, which terminated prior to the closing of the Business Combination. Mr. McBey’s employment agreement provided for him to receive a bonus upon Wilson-Davis’ completion of the Business Combination. The bonus was to be determined in part based upon the defined “Transaction Goodwill,” which was set forth in the Broker-Dealer Acquisition Agreement as $20,000,000. That bonus would have included $100,000 plus an amount equal to 2% of the first $1,750,000 of the amount of Transaction Goodwill, 3% of the Transaction Goodwill in excess of $1,750,000 up to $4,000,000, 4% of the amount of Transaction Goodwill in excess of $4,000,000 up to $6,000,000, and 5% of the amount of Transaction Goodwill in excess of $6,000,000. Under the foregoing formula, Mr. McBey would have received a bonus of $732,500 upon the Wilson-Davis Closing. Upon the closing of the Business Combination, Mr. McBey received a $100,000 cash bonus. Mr. McBey’s employment as Chief Executive Officer of the Company ended December 10, 2024.]

Equity Incentive Plan

In connection with the Business Combination, the Board adopted and the stockholders approved the AtlasClear Holdings, Inc. 2024 Equity Incentive Plan (the “Incentive Plan”), which allows the compensation committee to provide cash incentive awards to selected officers and key employees, including our executive officers, based upon performance goals established by the compensation committee.

The purpose of the Incentive Plan is to enhance the Company’s ability to attract, retain and incentivize employees, independent contractors and directors and promote the success of its business. The Board anticipates that equity compensation will be a vital element of the Company’s compensation program and believes the Incentive Plan is critical in enabling the Company to grant stock awards as an incentive and retention tool as the Company continues to compete for talent. The Incentive Plan permits the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units and stock bonus awards.

DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. The full text of our Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) and Amended and Restated Bylaws (as amended, the “Bylaws”) is included as exhibits to the registration statement of which this prospectus forms a part and is incorporated herein by reference. We urge you to read our Certificate of Incorporation and Bylaws in their entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Stock

The Certificate of Incorporation authorizes the issuance of 525,000,000 shares, consisting of 500,000,000 shares of common stock, $0.0001 par value per share, and 25,000,000 shares of preferred stock, $0.0001 par value per share. As of November 6, 2025, there were 144,580,170 shares of Common Stock issued and outstanding, and no shares of preferred stock issued or outstanding.

Common Stock

Voting Power

Holders of Common Stock are entitled to one vote in respect of each share of stock held of record by such holder on all matters to be voted on by stockholders. Except as otherwise required by law, holders of Common Stock are not entitled to vote on any amendment to the Certificate of Incorporation (including any certificate of designation relating to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred of stock the Company (the “Preferred Stock”) if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote on such amendment pursuant to the Certificate of Incorporation (including any certificate of designation relating to any series of preferred stock).

Dividends

Subject to applicable law and the rights and preferences, if any, of any holders of any outstanding series of Preferred Stock, holders of Common Stock are entitled to receive dividends when, as and if declared by the Board, payable either in cash, in property or in shares of capital stock.

Liquidation, Dissolution and Winding Up

Upon the Company’s liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to any holders of Preferred Stock having liquidation preferences, if any, the holders of Common Stock are entitled to receive pro rata the Company’s remaining assets available for distribution.

Preemptive or Other Rights

Holders of Common Stock are not entitled to preemptive rights, and Common Stock is not subject to conversion, redemption or sinking fund provisions.

Election of Directors

Directors are elected by a plurality of the votes cast at each annual meeting of stockholders. Each director will hold office until the next succeeding annual meeting and until his or her successor is elected and qualified, or until such director’s earlier death, resignation, disqualification or removal. The Certificate of Incorporation does not provide for cumulative voting for the election of directors.

Preferred Stock

The Certificate of Incorporation provides that shares of Preferred Stock may be issued from time to time in one or more series. The Board will be authorized to establish the number of shares to be included in each such series, to fix the designation, vesting, powers (including voting powers), preferences and relative, participating, optional or other rights (and the qualifications, limitations or restrictions thereof) of the shares of each such series and to increase (but not above the total number of authorized shares of the class)

or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series, in each case without further vote or action by the stockholders. The Board is able to, without stockholder approval, issue Preferred Stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of the Board to issue Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management.

Warrants

As of November 6, 2025, there were 167,708 Public Warrants and 92,708 Private Warrants outstanding.

Each Public Warrant entitles the registered holder to purchase one-half of one share of Common Stock at a price of $690.00 per share, subject to adjustment as discussed below, at any time commencing after the Company’s completion of the Business Combination. However, no Public Warrants are exercisable for cash unless there is an effective and current registration statement covering the shares of Common Stock issuable upon exercise of the Public Warrants and a current prospectus relating to such shares of Common Stock. Notwithstanding the foregoing, if a registration statement covering the shares of Common Stock issuable upon exercise of the Public Warrants is not effective within 120 days from the closing of the initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise Public Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. The Public Warrants and Private Warrants were registered on the Registration Statement on Form S-4, as amended, that was declared effective on October 10, 2023, in connection with the Business Combination. The Public Warrants and Private Warrants will expire on February 9, 2029 at 5:00 p.m., New York City time.

The Private Warrants are identical to the Public Warrants, except that (i) each Private Warrant is exercisable for one share of Common Stock at an exercise price of $690.00 per share, and (ii) such Private Warrants will be exercisable for cash (even if a registration statement covering the shares of Common Stock issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by the Company, in each case so long as they are still held by the Co-Sponsors or their affiliates.

The Company may call the outstanding Public Warrants for redemption in whole and not in part, at a price of $0.01 per warrant:

●	at any time while the warrants are exercisable;
●	upon not less than 30 days’ prior written notice of redemption to each warrant holder;
●	if, and only if, the reported last sale price of the shares of Common Stock equals or exceeds $16.50 per share, for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to warrant holders; and;
●	if, and only if, there is a current registration statement in effect with respect to the shares of Common Stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the Public Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for the Public Warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of the Company’s redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If the Company calls the Public Warrants for redemption as described above, it will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Public Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the

“fair market value” by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of our Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether the Company will exercise its option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of Common Stock at the time the warrants are called for redemption, its cash needs at such time and concerns regarding dilutive share issuances.

The Public Warrants were issued in registered form under the Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company, as amended by the Assignment, Assumption and Amendment Agreement, dated as of February 9, 2024, by and among, Quantum, the Company and Continental Stock Transfer & Trust Company. You should review a copy of the Warrant Agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Public Warrants. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of Common Stock issuable on exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation.

The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of Common Stock and any voting rights until they exercise their warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Except as described above, no Common Stock will be exercisable for cash, and the Company will not be obligated to issue shares of Common Stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the shares of Common Stock issuable upon exercise of the warrants is current and the shares of Common Stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the Warrant Agreement, the Company has agreed to use its best efforts to meet these conditions and to maintain a current prospectus relating to the shares of Common Stock issuable upon exercise of the warrants until the expiration of the warrants. However, the Company cannot assure you that it will be able to do so and, if the Company does not maintain a current prospectus relating to the shares of Common Stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants, and the Company will not be required to settle any such warrant exercise. If the prospectus relating to the shares of Common Stock issuable upon the exercise of the warrants is not current or if the Common Stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the Company will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

A holder of Public Warrants may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.99% or 9.99% (or such other amount as a holder may specify) of Common Stock outstanding.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to the warrant holder.

Contractual Arrangements with respect to the Private Warrants

So long as the Private Warrants are still by the Co-Sponsors or their affiliates, the Company will not redeem such warrants, and the Company will allow the holders to exercise such warrants on a cashless basis (even if a registration statement covering the shares of Common Stock issuable upon exercise of such warrants is not effective). However, once any of the Private Warrants are transferred from the Co-Sponsors or their affiliates, these arrangements will no longer apply. Furthermore, because the Private Warrants were issued in a private transaction, the holders and their transferees will be allowed to exercise the Private Warrants for cash even if a registration statement covering the shares of the Company Stock issuable upon exercise of such warrants is not effective and receive unregistered shares of Common Stock.

Other Warrants

In addition, in connection with the Equity SPA we issued the SPA Warrants, which are exercisable for an aggregate of 16,666,668 shares of our Common Stock, and we issued the PA Warrants to our placement agent and its designees, which are exercisable for an aggregate of 1,000,000 shares of our Common Stock. These warrants are immediately exercisable on a cash basis or exchangeable on a cashless basis and will expire five years from the date of issuance. Each such warrant will be initially exercisable for one share of common stock at an initial exercise price of $0.75 per share, subject to adjustment for stock splits, distributions and the like (the “Initial Exercise Price”). The Initial Exercise Price is also subject to potential increase if the Company completes certain subsequent offerings at a price greater than the Initial Exercise Price while the warrants remain outstanding. At any time after the issuance of the warrants, the holder of the warrants may exchange the warrants on a cashless basis for a number of shares of common stock determined by multiplying the total number of shares with respect to which the warrant is then being exercised by the Black Scholes Value (as defined in the warrant) divided by the lower of the two closing bid prices of the common stock in the two days prior the time of such exercise. The exercise of the Warrants is subject to a 9.9% beneficial ownership limitation blocker.

In the event of a Fundamental Transaction (as defined in the SPA Warrants), the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such Fundamental Transaction. Additionally, as more fully described in the warrants, the holders of the warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the warrant in connection with a Fundamental Transaction. If the Company fails to timely deliver the shares of common stock issuable upon exercise of the warrants, the Company will be subject to liquidated damages.

Listing of Securities

The Common Stock is currently listed on the NYSE American under the symbol “ATCH.” Public Warrants are currently listed on the OTC Markets under the symbol “ATCHW.”

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock and warrant agent for the Public Warrants and Private Warrants is Dynamic Stock Transfer, Inc.

Anti-Takeover Effects of Provisions of the Certificate of Incorporation, the Bylaws and Delaware Law

Certain provisions of the Certificate of Incorporation, the Bylaws, and laws of the State of Delaware could make it more difficult to acquire the Company by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with the Board. the Company believes that the benefits of these provisions outweigh the disadvantages of discouraging certain takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms and enhance the ability of the Board to maximize stockholder value. However, these provisions may delay, deter or prevent a merger or acquisition of the Company that a stockholder might consider is in their best interest or in the Company’s best interests, including transactions that might result in a premium over the prevailing market price of Common Stock.

Authorized but Unissued Shares

The authorized but unissued shares of Common Stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the NYSE. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could make more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Stockholder Action; Special Meetings of Stockholders

The Certificate of Incorporation provides that, subject to the rights of any series of preferred stock, stockholders may not take action by written consent, but may only take action at annual or special meetings of stockholders. As a result, a holder controlling a majority of Common Stock would not be able to amend the Bylaws or remove directors without holding a meeting of stockholders called in accordance with the Bylaws. Further, the Certificate of Incorporation provides that only the Chairperson of the Board, the chief executive officer of the Company, the Lead Independent Director or the Board acting pursuant to a resolution adopted by a majority of the Whole Board (as defined below in the section titled “Comparison of Stockholders’ Rights”) may call special meetings of stockholders, thus prohibiting a holder of Common Stock from calling a special meeting. These provisions might delay the ability of stockholders to force consideration of a proposal or for stockholders controlling a majority of Atlas to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

The Bylaws provide that stockholders seeking to bring business before the Company’s annual meeting of stockholders, or to nominate candidates for election as directors at its annual meeting of stockholders, must provide timely notice. To be timely, a stockholder’s notice will need to be delivered to the Secretary of the Company at its principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting. In the event that no annual meeting was held during the preceding year or the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, to be timely, a stockholder’s notice must be so delivered no earlier than the close of business on the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made by the Company. The Bylaws also specify certain requirements as to the form and content of a stockholders’ notice. These provisions may preclude stockholders from bringing matters before its annual meeting of stockholders or from making nominations for directors at its annual meeting of stockholders.

Supermajority Requirements for the Amendment of the Certificate of Incorporation and Bylaws

The Bylaws may be amended or repealed by the Board or by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote in the election of directors, voting as one class. In addition, the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, will be required to amend certain provisions of the Certificate of Incorporation, including provisions relating to the classified board, the size of the board, removal of directors, special meetings, actions by written consent, and designation of preferred stock.

Board Vacancies

The Certificate of Incorporation provides that, subject to the special rights of the holders of any series of preferred stock to elect directors, any vacancy on the Board may be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and not by the stockholders, unless (a) the Board determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders or (b) as otherwise provided by law. Any director chosen to fill a vacancy will hold office until the expiration of the term of the class for which he or she was elected and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, disqualification or removal. In addition, the number of directors constituting the Whole Board is permitted to be set only by a resolution adopted by a majority of the Whole Board. These provisions prevent a stockholder from increasing the size of the Board and then gaining control of the board by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of the Board, but promotes continuity of management.

Exclusive Forum Selection

The Certificate of Incorporation requires, unless the Company consents in writing to the selection of an alternative forum and to the fullest extent permitted by law, that the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) will be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by or any wrongdoing by any current or former director, officer, employee or agent of the Company or any stockholder to the Company or

AtlasClear Stockholders; (iii) any action or proceeding asserting a claim against the Company or any current or former director, officer or other employee of the Company or any stockholder in such stockholder’s capacity as such arising out of or pursuant to any provision of the DGCL, the Certificate of Incorporation or the Bylaws (as each may be amended from time to time); (iv) any action or proceeding to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws (including any right, obligation or remedy thereunder); (v) any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; and (vi) any action or proceeding asserting a claim governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. However, such forum selection provisions will not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction. The Certificate of Incorporation will also provide that, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all claims brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims. As noted above, the Certificate of Incorporation will provide that the federal district courts of the United States will have exclusive jurisdiction over any action asserting a cause of action arising under the Securities Act. Accordingly, there is uncertainty as to whether a court would enforce such provision. AtlasClear Stockholders will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As noted above, the Certificate of Incorporation will provide that the choice of forum provision does not apply to suits brought to enforce any duty or liability created by the Exchange Act. Accordingly, actions by AtlasClear Stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal court. AtlasClear Stockholders will not be deemed to have waived the Company’s compliance with the federal securities laws and the regulations promulgated thereunder.

Any person or entity purchasing or otherwise acquiring any interest in shares of the Company’s capital stock shall be deemed to have notice of and consented to the forum selection provisions in the Certificate of Incorporation.

The choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or its directors, officers, or other employees, which may discourage such lawsuits against the Company and its directors, officers, and other employees. Alternatively, if a court were to find the choice of forum provisions contained in the Certificate of Incorporation to be inapplicable or unenforceable in an action, the Company may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business, results of operations, and financial condition.

Section 203 of the Delaware General Corporation Law

The Company is subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a Delaware corporation that is listed on a national securities exchange or held of record by more than 2,000 stockholders from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner as summarized below. A “business combination” includes, among other things, certain mergers, asset or stock sales or other transactions together resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding those shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

●	at or after the time the stockholder became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 662∕3% of the outstanding voting stock which is not owned by the interested stockholder.

Under certain circumstances, Section 203 of the DGCL will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring the Company to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. Section 203 of the DGCL also may have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Limitation on Liability and Indemnification of Directors and Officers

The Bylaws provide that the Company’s directors and officers will be indemnified and advanced expenses by the Company to the fullest extent authorized or permitted by the DGCL as it now exists or may in the future be amended. In addition, the Certificate of Incorporation provides that the Company’s directors will not be personally liable to the Company or its stockholders for monetary damages for breaches of their fiduciary duty as directors to the fullest extent permitted by law.

The Bylaws also permit the Company to purchase and maintain insurance on behalf of any officer, director, employee or agent of the Company for any liability arising out of his or her status as such, regardless of whether the DGCL would permit indemnification.

These provisions may discourage stockholders from bringing a lawsuit against the Company directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES

Rule 144

A person who has beneficially owned restricted Common Stock for at least six months would be entitled to sell such securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as AtlasClear Holdings was required to file reports) preceding the sale.

Persons who have beneficially owned restricted Common Stock of AtlasClear Holdings for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

●	1% of the then outstanding Common Stock of AtlasClear Holdings which, as of November 6, 2025, equals 1,445,802 shares of Common Stock; or
●	the average weekly trading volume of Common Stock during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by affiliates of AtlasClear Holdings under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about AtlasClear Holdings.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination-related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC, which was filed on February 16, 2024, reflecting its status as an entity that is not a shell company.

As a result, Quantum’s initial shareholders will be able to sell their Founder Shares pursuant to Rule 144 without registration one year after the Business Combination.

Upon the Closing, we were no longer a shell company; accordingly, once the conditions listed above are satisfied, Rule 144 will become available for the resale of the above-noted restricted securities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company regarding the beneficial ownership of shares of Common Stock as of November 6, 2025:

●	each person who is the beneficial owner of more than 5% of the outstanding shares of Common Stock;
●	the Company’s executive officers and directors; and
●	all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including warrants that are currently exercisable or exercisable within 60 days. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership, the Company deemed outstanding shares of Common Stock subject to warrants held by that person that are currently exercisable or exercisable within 60 days of the Closing Date. The Company did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o AtlasClear Holdings, Inc., 2203 Lois Ave. Ste. 814, Tampa, FL 33607.

The percentage ownership of Common Stock is based on 144,580,170 shares of Common Stock outstanding as of November 6, 2025.

		Approximate
	Number of Shares	Percentage of
	Beneficially	Outstanding Shares
Name and Address of Beneficial Owner(1)	Owned	of Common Stock
Directors and executive officers of AtlasClear Holdings:
Steven Carlson(2)	52,928	*
Thomas J. Hammond(3)	2,041	*
Robert D. Keyser	—	—
Sandip I. Patel(4)	1,159,719	*
Craig Ridenhour	—	—
John Schaible(5)	18,932	*
All directors and executive officers as a group (5 individuals)	883,857	*

*Less than 1%.

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is c/o AtlasClear Holdings, Inc., 2203 Lois Avenue, Suite 814, Tampa, FL 33607.
(2)	Consists of Private Warrants to purchase 52,928 shares of Common Stock that are currently exercisable.
(3)	Consists of (i) 706 shares of Common Stock and (ii) Private Warrants to purchase 1,335 shares of Common Stock that are currently exercisable.
(4)	Consists of (i) 805,130 shares of Common Stock and (ii) warrants to purchase 354,589 shares of Common Stock that are currently exercisable.
(5)	Consists of (i) 798,237 shares of Common Stock and (ii) Private Warrants to purchase 11,719 shares of Common Stock that are currently exercisable.

SELLING STOCKHOLDERS

This prospectus relates to the resale by the Selling Stockholders from time to time of up to 48,597,042 shares of our Common Stock.

The Selling Stockholders may from time to time offer and sell any or all of the shares of Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such shares of Common Stock.

When we refer to the “Selling Stockholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Stockholders’ interest in the Common Stock other than through a public sale.

The following table sets forth, as of the date of this prospectus, the names of each Selling Stockholder, the number of shares of Common Stock that each Selling Stockholder may offer pursuant to this prospectus, and the number of shares of Common Stock owned by each Selling Stockholder before the offering (as of November 6, 2025) and after the offering, assuming that each Selling Stockholder will sell all of their Offered Shares and will make no other purchases or sales of Common Stock. Information below regarding the Selling Stockholders is based on information provided to us by the Selling Stockholder.

The percentage of beneficial ownership is based on the 144,580,170 shares of Common Stock issued and outstanding as of November 6, 2025, and is determined in accordance with the rules of the SEC.

		Number of Shares
	Before the Offering	Being Offered		After the Offering
					Percentage of
		Number of Shares		Number of	Outstanding
	Number of Shares	of Common Stock		Shares of	Shares of
Name of Selling Stockholder	of Common Stock	Being Offered		Common Stock	Common Stock
Funicular Funds, LP (1)	21,640,375	21,630,375	(11)	—	—
Sixth Borough Capital Fund, LP(2)	1,666,667	1,666,667		—	—
Robert Forster (3)	20,000,000	20,000,000		—	—
John Baleno (4)	166,667	166,667		—	—
Mehmet Gunay (5)	3,333,333	3,333,333		—	—
Sandip I. Patel (6)	1,159,719	800,000	(12)	359,719	*
Dawson James Securities, Inc. (7)	536,000	536,000		—	—
Robert Dawson Keyser III (8)	162,000	162,000		—	—
Cory Wachowiz (9)	162,000	162,000		—	—
Dominic Linsalata (10)	140,000	140,000		—	—
*	less than 1%
(1)	Consists of (i) 4,083,333 shares of Common Stock issued pursuant to the Equity SPA, (ii) 4,083,333 shares of Common Stock that are issuable upon exercise of SPA Warrants, (iii) 13,463,709 shares of Common Stock that are issuable upon conversion of the Restated Note and (iv) 10,000 shares of Common Stock issuable upon exercise of Private Warrants. Cable Car Capital, LP, as the General Partner of Funicular Funds, LP, and Jacob Ma-Weaver, as the Managing Member of Cable Car Capital, LP, may each be deemed the beneficial owner of the shares held by Funicular Funds, LP.
(2)	Consists of (i) 833,333 shares of Common Stock issued pursuant to the Equity SPA and (ii) 833,334 shares of Common Stock issuable upon the exercise of SPA Warrants. Robert D. Keyser, Jr., the Chief Executive Officer of Dawson James Securities, Inc., is the President of Sixth Borough Capital Fund, LP, and is a member of the Company’s board of directors. See footnote (7) below.
(3)	Consists of (i) 10,000,000 shares of Common Stock issued pursuant to the Equity SPA and (ii) 10,000,000 shares of Common Stock issuable upon the exercise of SPA Warrants.
(4)	Consists of (i) 83,333 shares of Common Stock issued pursuant to the Equity SPA and (ii) 83,334 shares of Common Stock issuable upon the exercise of SPA Warrants.
(5)	Consists of (i) 1,666,666 shares of Common Stock issued pursuant to the Equity SPA and (ii) 1,666,667 shares of Common Stock issuable upon the exercise of SPA Warrants.
(6)	Consists of (i) 805,130 shares of Common Stock and (ii) warrants to purchase 354,589 shares of Common Stock that are currently exercisable.
(7)	Consists of shares issuable upon exercise of PA Warrants. Dawson James Securities, Inc. is a registered broker-dealer, and received the PA Warrants as compensation for investment banking services for the Company. Robert D. Keyser, Jr., the Chief Executive Officer of Dawson James Securities, Inc., is a member of the board of directors of the Company.
(8)	Consists of shares issuable upon exercise of PA Warrants. Mr. Keyser is an affiliate of Dawson James Securities, Inc., a registered broker-dealer, and received the PA Warrants as compensation for investment banking services for the Company.
(9)	Consists of shares issuable upon exercise of PA Warrants. Mr. Wachowiz is an affiliate of Dawson James Securities, Inc., a registered broker-dealer, and received the PA Warrants as compensation for investment banking services for the Company.
(10)	Consists of shares issuable upon exercise of PA Warrants. Mr. Linsalata is an affiliate of Dawson James Securities, Inc., a registered broker-dealer, and received the PA Warrants as compensation for investment banking services for the Company.
(11)	Consists of the shares described in items (i) through (iii) of footnote (1) above.
(12)	Represents shares of Common Stock that were issued to Sandip I. Patel, P.A. as consideration for legal and consulting services provided to the Company. Such shares were transferred to Sandip I. Patel on August 13, 2025. Mr. Patel is the Company’s Chief Financial Officer and General Counsel, and a member of its board of directors.

Selling Stockholder information for each additional Selling Stockholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Stockholder’s shares pursuant to this prospectus. To the extent permitted by law, a prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Stockholder and the number of shares of Common Stock registered on its behalf. A Selling Stockholder may sell or otherwise transfer all, some or none of such shares of Common Stock or warrants in this offering. See “Plan of Distribution.”

For information regarding transactions between us and the Selling Stockholders, see the section titled “Certain Relationships and Related Transactions.”

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pre-Business Combination Related Person Transactions

On March 14, 2022, Quantum issued an unsecured promissory note, effective as of January 3, 2022, in the amount of up to $480,000 to Quantum Ventures as evidence of the working capital loans. The note bore no interest and was payable in full upon the earlier (i) February 9, 2023 and (ii) the effective date of the consummation of Quantum’s initial business combination. The note was required to be repaid in cash at the closing of the Business Combination and was not convertible into Private Warrants. A principal balance of $480,000 had been advanced under the note. On February 9, 2024, upon the closing of the Business Combination, the unsecured promissory note, among other indebtedness, was settled with the issuance of 33,334 shares described below.

In connection with the closing of the Business Combination the Company issued 33,334 shares of Common Stock to Qvent, LLC, an affiliate of Quantum Ventures, in settlement of an aggregate of $4,577,569 advanced to Quantum through the closing date of the Business Combination.

In October 2023, certain investors provided an aggregate of $1,300,000 in subordinated demand notes which were funded on October 13, 2023. The investors included Mr. Schaible who funded $250,000 through a wholly-owned entity and other owners of Wilson-Davis. The demand notes are expected to mature on October 13, 2025 and have an interest rate of 5% per annum, payable quarterly.

Post-Business Combination Related Party Transactions

On February 16, 2024, AtlasClear and Pacsquare entered into the Pacsquare Purchase Agreement, pursuant to which certain technology assets were transferred to AtlasClear. The purchase price for the assets was $4.8 million as follows: (i) $1.9 million, consisting of (A) $100,000 payable in a cash upon delivery of the source code and execution of the Pacsquare Purchase Agreement; (B) $850,000 payable in shares of Common Stock at a price of $6.00 per share; and (C) $950,000 to be paid in four monthly installments of $237,500, payable in cash or shares of Common Stock at the price per share on the day of issuance provided the On-line Account Application and Level one Trading Platform have been delivered, and final payment for this part of the software is dependent on connectivity to FIS at the sole discretion of AtlasClear and (ii) $2.9 million to be paid ratably on a module-by-module basis upon delivery and acceptance of each of the AtlasClear Platform modules. Following the Closing, Mr. Schaible, Executive Chairman of AtlasClear and Mr. Ridenhour, President and a director of AtlasClear, each had a less than 10% ownership interest in Atlas FinTech which, prior to the Business Combination, owned 50% of AtlasClear.

On August 9, 2024, Atlas FinTech and the Company entered into the Atlas FinTech Agreement pursuant to which the Company issued to Atlas FinTech 46,471 shares of Common Stock in settlement of $803,860 of expenses that were paid by Atlas FinTech in connection with a previous proposed business combination of Quantum.

During 2025, Sandip I. Patel, P.A., a law firm that is wholly owned by Sandip I. Patel, our director, provided legal and consulting services to the Company. As consideration for such services, on July 17, 2025, the Company issued to Mr. Patel 800,000 shares of Common Stock as retainer for legal services. The shares were valued based on the closing price of the date of issuance of $0.21 for total retainer value amount of $169,920.

On September 16, 2025, the Company entered Securities Purchase Agreements with certain investors. $600,000 of the aggregate principal amount of the Notes sold pursuant to the Securities Purchase Agreements was purchased by Sixth Borough Capital Fund, LP, an entity controlled by Robert D. Keyser, Jr., our director and the Chief Executive Officer of Dawson James Securities, Inc., the placement agent with respect to the Notes offering (the “Placement Agent”).

On September 19 and September 23, 2025, the Company entered into additional securities purchase agreements with certain additional investors. $1,000,000 of the aggregate principal amount of the additional Notes sold pursuant to the Securities Purchase Agreements were purchased by Sandip Patel, our director and executive officer. $450,000 of the aggregate principal amount of the additional Notes sold pursuant to the Securities Purchase Agreements were purchased by Sixth Borough Capital Fund, LP, an entity controlled by Robert D. Keyser, Jr., our director and the Chief Executive Officer of the Placement Agent.

The Notes do not bear interest, and mature on the earlier of six months from issuance or the date that the Company completes a Qualified Financing (meaning an issuance and sale of capital stock raising gross proceeds of at least $10 million, as defined in the Notes). The Notes may be converted into equity, at each holder’s option, at the closing of a Qualified Financing, at the same per share price as the securities sold in the Qualified Financing. The Placement Agent is not purchasing or selling any securities offered by the Company, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of securities. The Company agreed to pay the Placement Agent’s fees totaling 5% of the aggregate gross proceeds from the sale of the Notes, and to reimburse the Placement Agent’s expenses (subject to a cap).

Also on October 8, 2025, the Company entered into the Equity SPA with certain institutional investors, including Funicular, pursuant to which the Company agreed to issue and sell, in a private placement, Units, for a purchase price of $0.60 per Unit. Each Unit consists of one share of the Company’s common stock and one warrant to purchase common stock. $500,000 of the Units sold pursuant to the Securities Purchase Agreements are being purchased by Sixth Borough Capital Fund, LP, an entity controlled by Robert D. Keyser, Jr., who is a member of the Company’s board of directors and the Chief Executive Officer of Dawson James Securities, Inc., the placement agent.

PLAN OF DISTRIBUTION

Each Selling Stockholder (the “Selling Stockholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales;
●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Greenberg Traurig, LLP has passed upon the validity of the Common Stock by this prospectus and certain other legal matters related to this prospectus.

EXPERTS

The financial statements of AtlasClear Holdings as of June 30, 2025 and 2024, and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for the year ended June 30, 2025 and the six months ended June 30, 2024 and the related notes, included in this prospectus, have been audited by Haynie & Company, an independent registered public accounting firm, as stated in its report appearing herein (which contains an explanatory paragraph relating to substantial doubt about the ability of AtlasClear Holdings to continue as a going concern as described in Note 1 to the financial statements), and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of Common Stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company, the Common Stock, reference is made to the registration statement and the exhibits and any schedules filed therewith.

Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference.

The SEC maintains a website at www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto and which contains the periodic reports, proxy and information statements and other information that we file electronically with the SEC.

We are subject to the information reporting requirements of the Exchange Act and we are required to file reports, proxy statements and other information with the SEC. These reports, proxy statements, and other information are available for inspection and copying at the SEC’s website referred to above. We also maintain a website at https://investors.atlasclear.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

90

INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

AtlasClear Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of AtlasClear Holdings, Inc. (the Company) as of June 30, 2025 and 2024, and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for the year ended June 30, 2025 and the six months ended June 30, 2024 and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2025 and 2024 and the results of its operations and its cash flows for the year ended June 30, 2025 and for the six months ended June 30, 2024, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has limited liquidity and needs to raise additional capital to maintain operations. As more fully described in Note 1 to the financial statements, the Company intends to raise additional capital through loans or additional investments. There is no assurance that the Company will be able to raise the additional capital. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah

September 29, 2025

We have served as the Company’s auditor since 2024.

ATLASCLEAR HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

	June 30,	June 30,
	2025	2024
ASSETS
Cash and cash equivalents	$7,533,690	$6,558,176
Cash segregated - customers	21,874,954	20,548,972
Cash segregated - PAB	200,575	200,738
Receivables - broker-dealers and clearing organizations	4,179,625	1,333,306
Receivables - customers, net of allowance for credit losses of $401,128	320,815	823,784
Other receivables	251,099	64,842
Prepaids	573,175	67,967
Trading securities, market value, net	5	55
Total Current Assets	34,933,938	29,597,840

Operating lease right to use lease asset	179,267	326,336
Property and equipment, net	—	16,080
Customer list, net	12,932,106	14,150,856
Goodwill	6,142,525	7,706,725
Developed technology, net	1,785,104	1,726,500
Bank acquisition deposit	63,645	91,200
Cash deposits - broker-dealers and clearing organizations	4,265,000	3,515,000
Other assets	591,248	336,017
TOTAL ASSETS	$60,892,833	$57,466,554

LIABILITIES AND STOCKHOLDERS’ DEFICIT
LIABILITIES
Payables to customers	$23,935,348	$20,162,973
Accounts and payables to officers/directors	199,088	686,579
Accounts payable and accrued expenses	6,194,311	5,393,912
Payables - broker-dealers and clearing organizations	497,660	4,915
Commissions, payroll and payroll taxes	395,214	273,386
Current portion of lease liability	111,983	149,499
Stock payable	—	259,893
Secured convertible note, net	—	6,857,101
Promissory notes	1,207,797	852,968
Short-term merger financing, net	—	5,092,083
Current portion of long-term merger financing, net	980,106	—
Convertible notes, net	—	3,783,437
Derivative liability - convertible notes	103,185	—
Merger financing payable	1,618,575	—
Merger financing payable - derivative	63,696	—
Tau agreement	539,787	—
Contingent guarantee	—	3,256,863
Subscription agreement	2,489,945	2,425,647
Stock payable- related party	55,087	55,087
Excise tax payable	2,611,618	2,067,572
Total Current Liabilities	41,003,400	51,321,915

Accrued contingent liability	100,000	100,000
Long-term secured convertible note, net	8,909,070	—
Long-term merger financing, net	—	7,606,561
Long-term convertible notes, net	718,866	—
Derivative liability - convertible notes	—	16,462,690
Derivative liability - warrants	123,062	307,656
Earnout - liability	11,369,000	12,298,000
Deferred income tax liability	3,366,137	5,245,886
Subordinated borrowings	1,930,000	1,950,000
Trading account deposit	100,000	100,000
Long-term lease liability	70,746	182,729
TOTAL LIABILITIES	67,690,281	95,575,437

Commitments and Contingencies (Note 9)
Common stock subject to possible redemption	—	—

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.0001 par value; 25,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.0001 par value; 500,000,000 shares authorized; 40,165,603 and 207,585 shares issued and outstanding at June 30, 2025 and 2024, respectively	4,016	21
Stock subscription receivable	(41,089)	—
Additional paid-in-capital	135,763,445	110,165,209
Accumulated Deficit	(142,523,820)	(148,274,113)
TOTAL STOCKHOLDERS’ DEFICIT	(6,797,448)	(38,108,883)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$60,892,833	$57,466,554

The accompanying notes are an integral part of the consolidated financial statements.

ATLASCLEAR HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	FOR THE YEAR	FOR THE PERIOD
	ENDED	ENDED
	June 30,	June 30,
	2025	2024
REVENUES
Commissions	$5,937,532	$2,679,673
Vetting fees	1,459,321	499,125
Clearing fees	3,165,714	756,393
Net gain/(loss) on firm trading accounts	6,580	10,046
Other revenue	287,465	56,246
TOTAL REVENUES	10,856,612	4,001,483

EXPENSES
Compensation, payroll taxes and benefits	6,150,257	2,386,837
Data processing and clearing costs	2,104,107	1,299,527
Regulatory, professional fees and related expenses	4,137,631	11,649,470
Stock compensation - founder share transfer	—	1,462,650
Communications	650,560	254,608
Occupancy and equipment	211,347	76,324
Transfer fees	210,423	75,425
Bank charges	223,938	88,253
Bad debt	398,826	—
Intangible assets amortization	1,362,446	791,375
Other	324,358	185,840
TOTAL EXPENSES	15,773,893	18,270,309

LOSS FROM OPERATIONS	(4,917,281)	(14,268,826)

OTHER INCOME/(EXPENSE)
Interest income	1,996,399	1,195,081
Net gain on settlement	—	146,706
Loss on AtlasClear asset acquisition	—	(86,392,769)
Change in fair value, warrant liability derivative	184,594	—
Change in fair value, convertible note derivative	3,990,385	(3,585,902)
Change in fair value, long-term and short-term note derivative	12,369,120	(11,208,055)
Change in fair value, contingent guarantee	(839,775)	(3,256,863)
Change in fair value, non-redemption agreement	—	(164,626)
Change in fair value, WDCO sellers convertible notes	49,348	—
Change in fair value, earnout liability	929,000	(1,335,000)
Change in fair value, subscription agreement	(64,298)	(38,796)
Change in fair value, stock payable	232,793	985,072
Change in fair value, Tau agreement	(357,435)	—
Extinguishment of accrued expenses	—	879,473
Interest expense	(8,081,938)	(3,732,178)
TOTAL OTHER INCOME/(EXPENSE)	10,408,193	(106,507,857)

NET INCOME/(LOSS) BEFORE INCOME TAXES	5,490,912	(120,776,683)

Income tax (expense) benefit	259,381	569,736
NET INCOME/(LOSS)	$5,750,293	$(120,206,947)
Basic and diluted net income (loss) per share, redeemable common stock	$—	$(609.72)
Basic and diluted weighted average shares outstanding, redeemable common stock	—	18,500
Basic net income (loss) per share, non-redeemable common stock	$0.96	$(696.05)
Diluted net income (loss) per share, non-redeemable common stock	$(0.38)	$(696.05)
Basic and diluted weighted average shares outstanding, non-redeemable common stock	5,987,645	178,651

The accompanying notes are an integral part of the consolidated financial statements.

ATLASCLEAR HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED OR PERIOD ENDED JUNE 30, 2025 AND FOR THE PERIOD ENDED JUNE 30, 2024

			Stock	Additional		Total
	Common Stock		Subscription	Paid-in	Accumulated	Stockholders’
	Shares	Amount	Receivable	Capital	Deficit	Deficit
Balance — December 31, 2023	83,854	$8	$—	$—	$(11,512,884)	$(11,512,876)

Common stock no longer subject to redemption	1,825	—	—	1,195,566	—	1,195,566

Common stock issued to settled vendor obligations	5,886	1	—	1,459,975	—	1,459,976

Stock Compensation Expense - Founder Shares transferred at closing	—	—	—	1,462,650	—	1,462,650

Founder Shares transferred at closing to non-redemption agreement holders	—	—	—	1,606,279	—	1,606,279

Founder Shares transferred at closing as consideration for Wilson Davis Acquisition	—	—	—	6,000,000	—	6,000,000

Founder Shares and warrants transferred to Secured convertible note holders	—	—	—	1,250,698	—	1,250,698

Shares issued to settle related party advances and promissory notes, net of deemed dividend	33,333	3	—	19,999,800	(15,422,234)	4,577,569

Shares issued as purchase consideration for the assets of AtlasClear, Inc.	74,000	7	—	44,399,993	—	44,400,000

Earnout shares granted as purchase consideration for the assets of AtlasClear, Inc.	—	—	—	31,347,000	—	31,347,000

Shares issued as deposit for the Commercial Bank acquisition	667	—	—	91,200	—	91,200

Shares issued as purchase consideration for the assets of Pacsquare	5,600	1	—	1,141,499	—	1,141,500

Shares issued as settlement of accrued interest	2,420	1	—	210,549	—	210,550

Accretion of Common Stock subject to Possible Redemption	—	—	—	—	(592,577)	(592,577)

Excise taxes related to redemptions	—	—	—	—	(539,471)	(539,471)

Net loss	—	—	—	—	(120,206,947)	(120,206,947)

Balance — June 30, 2024	207,585	$21	$—	$110,165,209	$(148,274,113)	$(38,108,883)

Shares issued as conversion of $4.58 million in principal on convertible notes	2,736,391	273	—	4,574,727	—	4,575,000

Shares issued as conversion of $0.5 million in principal and interest on secured convertible notes	258,678	26	—	509,523	—	509,549

Shares issued as conversion of $14.99 million in principal and interest on sellers short term, long term and merger financing	34,931,855	3,493	—	14,992,557	—	14,996,050

Shares issued to settled vendor obligations	11,085	1	—	66,503	—	66,504

Shares issued under stock promotion agreement	100,000	10	—	19,040	—	19,050

Common stock issued to for consulting services	203,625	20	—	44,321	—	44,341

Shares issued under Tau agreement settle through June 30, 2025	1,566,885	156	(41,089)	1,911,314	—	1,870,381

Commitment fee shares settled under the Tau agreement	7,698	1	—	81,191	—	81,192

Shares issued as purchase consideration for developed technology	8,333	1	—	122,299	—	122,300

Shares issued as deposit for purchase of Commercial Bank	36,070	4	—	43,641	—	43,645

Shares transferred by related parties as settlement for Company obligations under various financial instruments see Note 8	—	—	—	2,412,930	—	2,412,930

Shares issued for shares transferred by related party as repayment of shares transferred to cover Company obligations as noted above net of contributed capital for debt assumed (see Note 8)	49,574	5	—	(5)	—	—

Shares issued to related party as settlement for $803,860 in related party payable.	46,471	5	—	803,855	—	803,860

Shares issued to as additional consideration for delayed payment on merger financing notes	1,267	—	—	16,340	—	16,340

Rounding up for fractional shares in 1:60 reverse stock split	86	—	—	—	—	—

Net income	—	—	—	—	5,750,293	5,750,293

Balance — June 30, 2025	40,165,603	$4,016	$(41,089)	$135,763,445	$(142,523,820)	$(6,797,448)

The accompanying notes are an integral part of the consolidated financial statements.

ATLASCLEAR HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	FOR THE YEAR	FOR THE PERIOD
	ENDED	ENDED
	June 30,	June 30,
	2025	2024

Cash Flows from Operating Activities:
Net income (loss)	$5,750,293	$(120,206,947)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Change in fair value, warrant liability derivative	(184,594)	—
Change in fair value, convertible note derivative	(3,990,385)	3,585,904
Change in fair value, long-term and short-term note derivative	(12,369,120)	11,208,055
Change in fair value, contingent guarantee	839,775	3,256,863
Change in fair value of non-redemption agreement	—	164,626
Change in fair value, WDCO sellers convertible notes	(49,348)	—
Change in fair value, earnout liability	(929,000)	1,335,000
Change in fair value, subscription agreement	64,298	38,796
Change in fair value, stock payable	(232,793)	259,893
Change in fair value, Tau agreement	357,435	—
Loss on AtlasClear asset acquisition	—	86,392,769
Fee on Secured convertible note	—	1,500,000
Fee on sellers notes	16,340	—
Interest expense on convertible notes	7,276,092	1,896,714
Transaction costs paid with stock	—	1,401,937
Stock based compensation	83,745	1,462,650
Other non-cash (gain) loss	693,552	—
Depreciation expense	16,080	7,565
Amortization of intangibles	1,362,447	791,375
Bad debt expense	398,826	2,474
Net lease payments	(2,432)	114
Interest earned on marketable securities held in Trust Account	—	(251,569)
Changes in operating assets and liabilities:
Marketable securities	—	6,820
Receivables from brokers & dealers	(2,846,319)	2,203,271
Receivables from customers	104,143	(303,486)
Receivables from others	18,981	(59,043)
Advances and Prepaid expenses	3,222	133,158
Cash deposits with clearing organization & other B/Ds	(750,000)	21,664
Other assets	(255,231)	49,041
Payables to customers	3,772,375	(5,124,740)
Payables to officers & directors	(487,491)	98,048
Payable to brokers & dealers	492,745	(12,903)
Accounts payable and accrued expenses	1,862,062	(1,066,430)
Commissions and payroll taxes payable	121,828	39,638
Trading deposits	50	—
Deferred tax liability	(315,549)	(43,484)
Net cash provided by (used in) operating activities	822,027	(11,212,227)

ATLASCLEAR HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

Cash Flows from Investing Activities:
Cash withdrawn from Trust Account to pay franchise and income taxes	—	68,418
Investment of cash into Trust Account	—	(160,000)
Cash withdrawn from Trust Account in connection with redemption	—	53,947,064
Cash paid for purchase of Pacsquare	(125,000)	(500,000)
Cash paid for extension of bankcorp agreement	(20,000)	—
Cash received from acquisition of Wilson-Davis	—	33,333,876
Cash withdrawn from Trust Account for working capital purposes	—	1,195,565
Cash paid to Wilson Davis shareholders	—	(8,092,568)
Net cash provided by (used in) investing activities	(145,000)	79,792,355

Cash Flows from Financing Activities:
Proceeds from stock issuance	1,870,381	—
Proceeds from secured convertible note	—	6,000,000
Transaction costs financed	—	5,002,968
Repayment on subordinated debt	(20,000)	—
Repayment of promissory note	(226,075)	—
Advances from related party	—	1,052,300
Redemption of common stock	—	(53,947,064)
Net cash provided by (used in) financing activities	1,624,306	(41,891,796)

Net Change in Cash	2,301,333	26,688,332
Cash – Beginning	27,307,886	619,554
Cash – Ending	$29,609,219	$27,307,886

Supplementary cash flow information:
Cash paid for income taxes	$—	$—

Supplemental disclosure of non-cash investing and financing activities:
Decrease in goodwill due to change in deferred tax liability	$1,564,200	$—
Shares issued under Tau agreement	$205,238	$—
Value of shares transferred by related parties to settle obligation	$2,412,930	$—
Shares issued for conversion on convertible notes	$4,575,000	$—
Shares issued for conversion of secured convertible notes	$509,549	$—
Shares issued to related party for settlement of accounts payable	$803,860	$—
Shares issued for conversion of principal and interest on short-term note	$5,366,979	$—
Shares issued for conversion of principal and interest on long-term note	$7,933,395	$—
Shares issued for conversion of principal and interest on merger financing	$1,695,676	$—
Shares issued for commercial bank acquisition extension	$43,645	$—
Initial value of derivative included in merger financing	$113,044	$—
Shares issued for stock payable	$27,100	$—
Promissory note issued under insurance premium	$489,381	$—
Prepaid stock based compensation	$19,050	$—
Shares issued to settled advances from related party and notes payable related party, net of deemed dividend	$—	$4,577,569
Transaction cost settled with subscription payable	$—	$2,386,851
Fair value of equity treated earnout in AtlasClear, Inc asset acquisition	$—	$31,347,000
Fair value of shares issued in AtlasClear, Inc asset acquisition	$—	$44,400,000
Fair value of liability treated earnout in AtlasClear, Inc asset acquisition	$—	$10,963,000
Fair value of shares transferred to Wilson Davis shareholders	$—	$6,000,000
Short term notes issued to Wilson Davis shareholders	$—	$5,000,000
Long term notes issued to Wilson Davis shareholders	$—	$7,971,197
Initial value of derivative liability on convertible notes	$—	$1,668,731
Fair value of shares transferred to Secured convertible note holders	$—	$1,250,698
Redeemable shares transferred to permanent equity	$—	$1,195,566
Non-redemption agreement re-classed to permanent equity	$—	$1,606,279
Shares issued to purchase Pacsquare	$77,300	$1,226,500
Shares issued as deposit for Commercial bank acquisition	$—	$91,200
Excise tax related to redemptions	$—	$539,471
Accretion of common stock subject to possible redemption	$—	$592,577
Accounts payable settled with shares	$—	$64,376
Interest settled with shares	$—	$210,550
Interest settled with shares transferred by related party	$—	$48,750

The accompanying notes are an integral part of the consolidated financial statements.

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

AtlasClear Holdings, Inc. (formerly known as Calculator New Pubco, Inc.) (the “Company” or “AtlasClear Holdings”) is a Delaware corporation and prior to the Business Combination (defined below), was a direct, wholly-owned subsidiary of Quantum FinTech Acquisition Corporation (“Quantum”). Quantum was incorporated in Delaware on October 1, 2020. Quantum was a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities.

On February 9, 2024 (the “Closing Date”), the Company consummated the previously announced transactions pursuant to that certain Business Combination Agreement, dated November 16, 2022 (as amended, the “Business Combination Agreement”), by and among the Company, Quantum, Calculator Merger Sub 1, Inc., a Delaware corporation and a wholly-owned subsidiary of the registrant (“Merger Sub 1”), Calculator Merger Sub 2, Inc., a Delaware corporation and a wholly-owned subsidiary of the registrant (“Merger Sub 2”), AtlasClear, Inc., a Wyoming corporation (“AtlasClear”), Atlas FinTech Holdings Corp., a Delaware corporation (“Atlas FinTech”) and Robert McBey. The transactions consummated as a result of the Business Combination Agreement are hereinafter referred to as the “Business Combination.” In connection with the consummation of the Business Combination (the “Closing”), the Company changed its name from “Calculator New Pubco, Inc.” to “AtlasClear Holdings, Inc.” As a result, the operation history of Quantum survived the merger. Pursuant to the Business Combination Agreement, AtlasClear received certain assets from Atlas FinTech and Atlas Financial Technologies Corp., a Delaware corporation, and the Broker-Dealer Acquisition Agreement (as defined in the Business Combination Agreement), AtlasClear completed the acquisition of broker-dealer, Wilson-Davis & Co., Inc. (“Wilson-Davis”).

On February 16, 2024, AtlasClear and Pacsquare Technologies, LLC (“Pacsquare”) entered into a Source Code Purchase and Master Services Agreement (the “Pacsquare Purchase Agreement”). On June 10, 2025, AtlasClear entered into an amended Software Development and License Agreement with Pacsquare, pursuant to which AtlasClear purchased a proprietary data management platform that was developed by Pacsquare, including certain software and source code (the “AtlasClear Platform”).

AtlasClear Holdings’ goal is to build a cutting-edge technology enabled financial services firm that would create a more efficient platform for trading, clearing, settlement and banking, with evolving and innovative financial products such as crypto that focus on financial services firms. AtlasClear Holdings is a fintech driven business-to-business platform that expects to power innovation in fintech, investing, and trading.

AtlasClear does not meet the definition of a business and therefore was treated as an asset acquisition by AtlasClear Holdings. As such the assets contributed from Atlas FinTech and the net assets of AtlasClear were recognized at historical cost. ASC 350 prohibits the recognition of goodwill in an asset purchase with related parties.

Quantum was deemed the accounting acquirer based on the following factors: i) Quantum issued cash and shares of its common stock; ii) Quantum controlled the voting rights under the no redemption and the maximum contractual redemption scenarios; iii) Quantum had the largest minority voting interest; iv) Quantum has control over the board of directors of the post-combination company and most of senior management of the post-combination company are former officers of Quantum.

Wilson-Davis is a securities broker and dealer, dealing in over-the-counter and listed securities. Wilson-Davis is registered with the Securities and Exchange Commission (the “SEC”) and is a member of the Financial Industry Regulatory Authority.

Revenue is derived principally from Wilson-Davis’ operations in three areas: commission revenue, fee revenue and interest revenue.

Wilson-Davis has operations in Utah, Arizona, California, Colorado, Florida, New York, Oklahoma and Texas. Transactions for customers are principally in the states where the Company operates, however, some customers are located in other states in which the Company is registered. Principal trading activities are conducted with other broker dealers throughout the United States.

Reverse Stock Split and Authorized Share Increase

On December 31, 2024, the Company effected a 1-for-60 reverse stock split of its common stock. As a result of the reverse stock split, every 60 shares of the Company’s issued and outstanding common stock were automatically combined into one share of common stock, with any fractional shares rounded up to the nearest whole share. The reverse stock split did not change the par value of the common stock however the Company increased the number of authorized shares to 525,000,000 shares, consisting of 500,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), and 25,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).

The reverse stock split has been applied retroactively in the accompanying consolidated financial statements and related disclosures for all periods presented. All share and per-share amounts, including earnings per share (“EPS”), have been adjusted accordingly to reflect the reverse stock split as if it had occurred at the beginning of the earliest period presented.

The impact of the reverse stock split is summarized as follows:

●	The total number of issued and outstanding shares of common stock decreased from 12,455,157 to 207,585 as of June 30, 2024.
●	Earnings per share and other per-share data were adjusted proportionally to reflect the reverse stock split.
●	The reverse stock split had no impact on the Company’s total stockholders’ equity, net income, or overall financial condition.

Management believes that the reverse stock split was necessary to regain compliance with stock exchange listing requirements and improve marketability of the stock.

Going Concern

As of June 30, 2025, the Company had $29,609,219 in its bank accounts and a working capital deficit of $6,069,462.

The Company has raised and intends to raise additional capital through loans or additional investments from its stockholders, officers, directors, or third parties. The Company’s officers and directors may, but are not obligated to loan the Company funds, from time to time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs.

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Codification Subtopic 205-40, “Presentation of Financial Statements – Going Concern,” the liquidity of the Company raises substantial doubt about the Company’s ability to continue as a going concern through the twelve months following the issuance of the financial statements. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. No adjustments have been made to the carrying amounts of assets or liabilities as a result of this uncertainty.

Inflation Reduction Act of 2022

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

Any redemption or other repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. As such the Company has accrued for the estimated excise tax as a result of the redemptions that occurred after December 31, 2022. As of June 30, 2025, and June 30, 2024, the excise tax payable is $2,611,618 and $2,067,572, respectively. The June 30, 2025 balance includes $544,046 in penalties due to late filing and non payment of taxes as of June 30, 2025. As of the date of filing the Company has not paid the excise tax and as such the Company may be subject to interest and penalties which have been estimated and accrued.

Transition Period Comparative Data

On August 9, 2024, the board of directors of AtlasClear Holdings, Inc. (the “Company”) determined to change the Company’s fiscal year end from December 31 to June 30. Below is a summary of financial statements for the six-month transition period from January 1, 2024 to June 30, 2024 compared to the six month period ended June 30, 2023.

1.Consolidated Balance Sheets

	June 30,	June 30,
	2024	2023
ASSETS		(Unaudited)
Current assets
Cash and cash equivalents	$6,558,176	$1,132,900
Cash segregated - customers	20,548,972	—
Cash segregated - PAB	200,738	—
Receivables - broker-dealers and clearing organizations	1,333,306	—
Receivables - customers, net	823,784	—
Other receivables	64,842	—
Prepaid expenses	67,967	29,458
Trading securities, market value, net	55	—
Due from Atlas Clear	—	49,806
Total Current Assets	29,597,840	1,212,164

Operating lease right to use lease asset	326,336	—
Property and equipment, net	16,080	—
Customer list, net	14,150,856	—
Goodwill	7,706,725	—
Pacsquare asset purchase	1,726,500	—
Bank acquisition deposit	91,200	—
Cash deposits - broker-dealers and clearing organizations	3,515,000	—
Other assets	336,017	—
Marketable securities held in Trust Account	—	57,409,747
TOTAL ASSETS	$57,466,554	$58,621,911

LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities
Payables to customers	$20,162,973	$—
Accounts and payables to officers/directors	686,579	—
Accounts payable and accrued expenses	5,393,912	5,181,488
Payables - broker-dealers and clearing organizations	4,915	—
Commissions, payroll and payroll taxes	273,386	—
Current portion of lease liability	149,499	—
Stock payable	259,893	—
Convertible notes, net	3,783,437	—
Secured convertible note, net	6,857,101	—
Promissory notes	852,968	—
Short-term merger financing, net	5,092,083	—
Contingent gurantee	3,256,863	—
Subscription agreement	2,425,647	—
Excise tax payable	2,067,572	—
Excise taxes payable	—	1,485,236
Stock payable - related party	55,087	—
Advance from related parties	—	1,968,116
Promissory note – related party	—	480,000
Total Current Liabilities	51,321,915	9,114,840

Accrued contingent liability	100,000	—
Long-term merger financing, net	7,606,561	—
Derivative liability - convertible notes	16,462,690	—
Derivative liability - warrants	307,656	307,656
Earnout - liability	12,298,000	—
Deferred income tax liability	5,245,886	—
Subordinated borrowings	1,950,000	—
Trading account deposit	100,000	—
Long-term lease liability	182,729	—
Total Liabilities	95,575,437	9,422,496

Commitments and Contingencies

Common stock subject to possible redemption	—	57,113,761

Stockholders’ Deficit
Preferred stock, $0.0001 par value;	—	—
Common stock, $0.0001 par value;	1,246	503
Additional paid-in capital	110,164,676	—
Accumulated deficit	(148,274,805)	(7,914,849)
Total Stockholders’ Deficit	(38,108,883)	(7,914,346)
TOTAL LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ DEFICIT	$57,466,554	$58,621,911

2.Statements of consolidated Net Income (loss)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
REVENUES
Commissions	$1,750,159	$—	$2,679,673	$—
Vetting fees	340,050	—	499,125	—
Clearing fees	624,550	—	756,393	—
Net gain/(loss) on firm trading accounts	6,390	—	10,046	—
Other revenue	9,650	—	56,246	—
TOTAL REVENUES	2,730,799	—	4,001,483	—

EXPENSES
Compensation, payroll taxes and benefits	1,355,058	—	2,386,837	—
Data processing and clearing costs	843,824	—	1,299,527	—
Regulatory, professional fees and related expenses	112,216	—	11,649,470	—
Stock compensation - founder share transfer	—	—	1,462,650	—
Communications	172,018	—	254,608	—
Occupancy and equipment	54,765	—	76,324	—
Transfer fees	54,807	—	75,425	—
Bank charges	52,077	—	88,253	—
Intangible assets amortization	337,911	—	791,375	—
Other	147,042	—	185,840	—
Operating and formation costs	—	577,313	—	1,485,122
TOTAL EXPENSES	3,129,718	577,313	18,270,309	1,485,122

LOSS FROM OPERATIONS	(398,919)	(577,313)	(14,268,826)	(1,485,122)

OTHER INCOME/(EXPENSE)
Interest income	587,637	8,458	938,802	8,458
Interest earned on marketable securities held in Trust Account	—	727,468	256,279	2,028,921
Gain on sale of assets	146,706	—	146,706	—
Net gain on settlement	—	829,853	—	829,853
Loss on AtlasClear asset acquisition	(17,845,813)	—	(86,392,769)	—
Change in fair value of warrant liability derivative	307,656	(184,594)	—	(123,062)
Change in fair value, convertible note derivative	(992,152)	—	(3,585,902)	—
Change in fair value, long-term and short-term note derivative	(3,101,057)	—	(11,208,055)	—
Change in fair value of non-redemption agreement	—	—	(164,626)	—
Change in fair value of Contingent guarantee	(3,256,863)	—	(3,256,863)	—
Change in fair value of earnout liability	(1,115,000)	—	(1,335,000)	—
Change in fair value of subscription agreement	(4,413,946)	—	(38,796)	—
Extinguishment of stock payable	985,072	—	985,072	—
Extinguishment of accrued expenses	114,199	—	879,473	—
Interest expense	(3,210,786)	—	(3,732,178)	—
TOTAL OTHER INCOME/(EXPENSE)	(31,794,347)	1,381,185	(106,507,857)	2,744,170

Income before provision for income taxes	(32,193,266)	803,872	(120,776,683)	1,259,048
Provision for income taxes	563,736	(318,313)	569,736	(581,118)
Net income	$(31,629,530)	$485,559	$(120,206,947)	$677,930

3.Statements of consolidated cash flow

	Six Months Ended June 30,
	2024	2023

Cash Flows from Operating Activities:
Net income (loss)	$(120,206,947)	$677,930
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Change in fair value of warrant liability derivative	—	123,062
Change in fair value of non-redemption agreement	164,626	—
Loss on AtlsClear asset acquisition	86,392,769	—
Change in fair value, convertible note derivative	3,585,904	—
Change in fair value, long-term and short-term note derivative	11,208,055	—
Interest expense on convertible notes	1,896,714	—
Transaction costs paid with stock	1,401,937	—
Stock based compensation	1,462,650	—
Change in fair value, earnout liability	1,335,000	—
Fee on Secured convertible note	1,500,000	—
Change in operating lease expense	68,727	—
Change in fair value, contingent guarantee	3,256,863	—
Interest earned on marketable securities held in Trust Account	(251,569)	(2,028,921)
Change in fair value, subscription agreement	38,796	—
Depreciation expense	7,565	—
Amortization of intangibles	791,375	—
Bad debt expense	2,474	—
Changes in operating assets and liabilities:
Due from Atlas Clear	—	(49,806)
Income taxes payable	—	44,118
Marketable securities	6,820	—
Receivables from brokers & dealers	2,203,271	—
Receivables from customers	(303,486)	—
Receivables from others	(59,043)	—
Advances and Prepaid expenses	133,158	4,194
Cash deposits with clearing organization & other B/Ds	21,664	—
Change in operating lease right-of-use assets	(11,713)	—
Other assets	49,041	—
Payables to customers	(5,124,740)	—
Payables to officers & directors	98,048	—
Payable to brokers & dealers	(12,903)	—
Deferred tax liability	(43,484)	—
Accounts payable and accrued expenses	(1,066,430)	443,812
Commissions and payroll taxes payable	39,638	—
Stock Loan	259,893	—
Change in operatin lease right-of-use asset	(56,900)	—
Receivables from brokers & dealers	—	—
Receivables from customers	—	—
Net cash provided by (used in) operating activities	(11,212,227)	(785,611)

Cash Flows from Investing Activities:
Cash withdrawn from Trust Account to pay franchise and income taxes	68,418	—
Investment of cash into Trust Account	(160,000)	(875,000)
Cash withdrawn from Trust Account in connection with redemption	53,947,064	1,015,001
Cash paid for purchase of Pacsquare	(500,000)	—
Cash received from acquisition of Wilson-Davis	33,333,876	—
Cash withdrawn from Trust Account for working capital purposes	1,195,565	148,523,642
Cash paid to Wilson Davis shareholders	(8,092,568)	—
Net cash provided by (used in) investing activities	79,792,355	148,663,643

Cash Flows from Financing Activities:
Proceeds from secured convertible note	6,000,000	—
Transaction costs financed	5,002,968	—
Repayment of advances from related party	—	(300,000)
Advances from related party	1,052,300	1,948,950
Redemption of common stock	(53,947,064)	(148,523,642)
Net cash provided by (used in) financing activities	(41,891,796)	(146,874,692)

Net Change in Cash	26,688,332	1,003,340
Cash – Beginning	619,554	129,560
Cash – Ending	$27,307,886	$1,132,900

Supplementary cash flow information:
Cash paid for income taxes	$—	$537,000

Supplemental disclosure of non-cash investing and financing activities:
Shares issued to settled advances from related party and notes payable related party	$4,577,569	$—
Transaction cost settled with subscription payable	$2,386,851	$—
Fair value of equity treated earnout in AtlasClear, Inc asset acquisition	$31,347,000	$—
Fair value of shares issued in AtlasClear, Inc asset acquisition	$44,400,000	$—
Fair value of liability treated earnout in AtlasClear, Inc asset acquisition	$10,963,000	$—
Fair value of shares transferred to Wilson Davis shareholders	$6,000,000	$—
Short term notes issued to Wilson Davis shareholders	$5,000,000	$—
Long term notes issued to Wilson Davis shareholders	$7,971,197	$—
Common stock issued to settled vendor obligations	$64,376	$—
Fair value of shares transferred to Secured convertible note holders	$1,250,698	$—
Redeemable shares transferred to permanent equity	$1,195,566	$—
Non-redemption agreement re-classed to permanent equity	$1,606,279	$—
Shares issued to purchase Pacsquare	$1,226,500	$—
Shares issued as deposit for Commercial bank acquisition	$91,200	$—
Initial Classification of derivative liability – convertible notes	$1,668,731	$—
Interes settled with shares	$210,550	$—
Interest settled with shares transferred by related party	$48,750	$—
Cancellation of admin fees	$—	$120,000
Excise tax related to redemptions	$539,471	$1,485,236
Accretion of common stock subject to possible redemption	$592,577	$2,217,201

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

On August 9, 2024, the Company changed its fiscal year-end from December 31 to June 30. As a result, the prior year reflects a transition period of six months, from January 1, 2024, to June 30, 2024, as previously reported in our Form 10-KT filed with the SEC on October 16, 2024.

The current fiscal year covers the twelve-month period from July 1, 2024, to June 30, 2025. As such, the periods presented in this Form 10-K are not directly comparable due to the difference in reporting periods.

Where appropriate, we have included supplemental unaudited pro forma information and comparative commentary to aid in understanding period-over-period performance trends.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards.

The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. The more significant accounting estimates included in these consolidated financial statements is the determination of the fair value of the private warrant liabilities, the fair value of the Subscription Agreement, the fair value of the derivatives included in the convertible notes, the secured convertible note, the merger financing, the short-term merger financing, the long-term merger financing, the fair value of the earnout liability, realization of deferred tax assets and the useful life of its intangible assets. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all operating accounts that hold money market funds held and short-term investments with an original maturity of three months or less when purchased to be cash equivalents.

Trading Securities

Securities held in the Company’s trading account and trading securities sold not yet purchased, consist primarily of over-the-counter securities and are valued based upon quoted market prices. The value of securities that are not readily marketable are estimated by management based upon quoted prices, the number of market makers, trading volume and number of shares held. Unrealized gains and losses are reflected in income in the financial statements.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation on property and equipment is provided using accelerated and straight-line methods over expected useful lives of three to seven years.

Leases

The Company leases office space under the terms of several operating leases. The determination of whether an arrangement is a lease is made at the lease’s inception. Under ASC 842, a contract is (or contains) a lease if it conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Control is defined under the standard as having both the right to obtain substantially all of the economic benefits from use of the asset and the right to direct the use of the asset. Management only reassesses its determination if the terms and conditions of the contract are changed.

Right-of-use assets (“ROU assets”) represent the Company’s right to use an underlying asset for the lease term, and lease liabilities represent the Company’s obligation to make lease payments. Operating lease ROU assets and liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. The Company uses the implicit rate when it is readily determinable. Since the Company’s leases do not provide implicit rates, to determine the present value of lease payments, management uses the Company’s estimated incremental borrowing rate based on the information available at lease commencement.

Goodwill

Goodwill represents the excess of purchase price in a business combination over the fair value of the net identifiable assets acquired. The Company evaluated goodwill for impairment at the reporting unit level by assessing whether it is more likely than not that the fair value of a reporting unit exceeds its carrying value. If this assessment concludes that it is more likely than not that the fair value of a reporting unit exceeds its carrying value, then goodwill is not considered impaired and no further impairment testing is required. Conversely, if the assessment concludes that it is more likely than not that the fair value of a reporting unit is less than its carrying value, a goodwill impairment test is performed to compare the fair value of the reporting unit to its carrying value. The Company determines fair value of the reporting unit using income models. The models contain significant assumptions and accounting estimates about discount rates, future cash flows, that could materially affect operating results or financial position if they were to change significantly in the future and could result in an impairment. The Company perform our goodwill impairment assessment whenever events or changes in facts or circumstances indicate that impairment may exist and during the fourth quarter each year. The cash flow estimates and discount rates incorporate management’s best estimates, using appropriate and customary assumptions and projections at the date of evaluation. As of June 30, 2025 and 2024, the carrying value of goodwill was $6,142,525 and $7,706,725, respectively, as described in Note 10.

Intangible Assets

Intangible assets are presented at fair value, net of amortization. The fair value is determined based on the appraised value of the asset. Intangible assets comprise of developed technology and customer relationships (See Note 10 and 12). Developed technology and customer list are amortized using the straight-line method over the ten-year and twelve-year estimated useful lives of the assets, respectively. As of June 30, 2025 and 2024, the carrying value of developed technology was $1,785,104 and $1,726,500, respectively. The carrying value of customer list was $12,932,106 and $14,150,856, respectively, as described in Note 10 and Note 12.

Impairment of Long-lived and Intangible Assets

In accordance with ASC 360-10 Property Plant and Equipment and ASC 350-10 Intangibles, the Company, on a regular basis, reviews the carrying amount of long-lived assets for the existence of facts or circumstances, both internally and externally, that suggest impairment. The Company determines if the carrying amount of a long-lived asset is impaired based on anticipated undiscounted cash flows, before interest, from the use of the asset. In the event of impairment, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the asset. Fair value is determined based on the appraised value of the assets or the anticipated cash flows from the use of the asset, discounted at a rate commensurate with the risk involved. The Company had no impairment charges during the year ended June 30, 2025. The Company recorded $17,845,813 of impairment charges included in loss on AtlasClear asset acquisition during the period ended June 30, 2024.

Warrant Liabilities

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants that do not meet all the criteria for equity classification are recognized as a non-cash gain or loss on the consolidated statements of operations. The fair value of the private warrants was estimated using a Black-Scholes model approach (see Note 17).

Income Taxes

The Company utilizes the asset and liability method to account for income taxes. The objective of this method is to establish deferred tax assets and liabilities for the temporary differences between net income for financial reporting basis and the tax basis of the Company’s assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized.

Income tax expense or benefit is provided based upon the financial statement earnings of the Company. The allowance for doubtful accounts is deductible for financial statement purposes, but not for tax purposes. Depreciation expense is recognized in different periods for tax and financial accounting purposes due to the use of accelerated depreciation methods for income tax purposes. The tax effects of such differences are reported as deferred income taxes in the financial statements.

Revenue Recognition

Wilson-Davis, a subsidiary of the Company, recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers, using the modified retrospective method. This revenue recognition guidance requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance requires an entity to follow a five-step model to: (a) identify the contract(s) with a customer, (b) identify the performance obligations in the contract, (c) determine the transaction price, (d) allocate the transaction price to the performance obligations in the contract, and (e) recognize revenue when the entity satisfies a performance obligation.

Wilson-Davis acts as an agent by selling securities to customers and collecting commissions. Wilson-Davis recognizes commissions on a trade date basis, which is the day the transaction is executed. Wilson-Davis believes that the performance obligation is satisfied on the trade date because that is when the security is selected, the price is determined, the trade is executed, and the risks and rewards of ownership have been transferred to/from the customer.

Wilson-Davis also receives commissions on mutual funds purchased by customers. Wilson-Davis believes that the performance obligation is not satisfied until the mutual funds are purchased by customers and recognizes the commission revenue upon receipt from fund.

Wilson-Davis performs vetting services to customers that wish to convert restricted stock to eligible trading stock. In addition, Wilson-Davis charges clearing fees to another broker-dealer for which it clears trades. Wilson-Davis recognizes revenue as the related performance obligations are satisfied.

Wilson-Davis charges customers for wires and transfer agent fees. The customer is also charged for blue sheet fees, corporate actions, and ACATS fees. Wilson-Davis recognizes revenue as the related performance obligations are satisfied.

Wilson-Davis performs underwriting services for companies going public. The Company enters into an agreement detailing the services to be performed. The Company recognizes revenue when the shares of stock have been delivered and wire payments have been processed.

Wilson-Davis earns interest on its balances with its financial institution. Wilson-Davis recognizes the interest income at month end when the income ha been earned.

Net Income (Loss) per Common Stock

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net income (loss) per share of common stock is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding for the period. Income (loss) is allocated between redeemable and non-redeemable shares based on relative amounts of weighted average shares outstanding. Accretion associated with the redeemable shares of common stock is excluded from income (loss) per share as the redemption value approximates fair value.

The calculation of diluted net income (loss) per share does not consider the effect of the warrants issued and outstanding. For the year ended June 30, 2025 and the transition period ended June 30, 2024, the calculation excludes the dilutive impact of warrants because none would be issued under treasury method as the warrants exercise price is greater than the current price of the stock. For the transition period ended June 30, 2024, the dilutive shares were excluded as including them would be antidilutive. For the year ended June 30, 2025, the convertible financial instrument and other share obligations were included in the dilutive calculation under the as converted method, as such the number of shares were included as if the shares were issued on July 1, 2024 and the interest expense and the change in fair value associated with the financial instruments was adjusted from net income to determine the numerator and denominator.

The following table reflects the calculation of basic and diluted net income (loss) per share of common stock (in dollars, except share amounts):

	FOR THE YEAR ENDED	FOR THE TRANSITION PERIOD ENDED
	June 30, 2025	June 30, 2024
	Non-		Non-
	Redeemable	Redeemable	redeemable
Basic and diluted net income (loss) per share of Common Stock
Numerator:
Net income (loss)	$5,750,820	$(11,279,605)	$(108,927,342)
Deemed dividend	—	—	(15,422,431)
Allocation of net income (loss)	$5,750,820	$(11,279,605)	$(124,349,773)
Denominator:
Basic and diluted weighted average shares outstanding	5,987,645	18,500	178,651
Basic net income (loss) per share of Common Stock	$0.96	$(609.72)	$(696.05)

For the year ended June 30, 2025 and for the transition perioded ended June 30, 2024 the diluted net income (loss) per share of common stock was excluded as including them would result in anti-dilution.

The following table reflects the calculation of diluted net income (loss) per share of common stock (in dollars, except share amounts):

	FOR THE YEAR ENDED	FOR THE TRANSITION PERIOD ENDED
	June 30, 2025	June 30, 2024
	Non-		Non-
	redeemable	Redeemable	redeemable
Diluted net income (loss) per common stock
Numerator:
Allocation of net income (loss),	$5,750,820	$(11,279,605)	$(124,349,773)
Change in fair value of financial instruments	(15,147,345)	—	—
Interest on dilutive instruments	7,148,116	—	—
Allocation of net income (loss), as adjusted	$(2,248,409)	$(11,279,605)	$(124,349,773)
Denominator:
Dilutive weighted average common stock outstanding	5,987,645	18,500	178,651
If converted shares	—	—	—
	5,987,645	18,500	178,651
Diluted net income (loss) per common stock	$(0.38)	$(609.72)	$(696.05)

For the year ended June 30, 2025, the numerator is adjusted for the interest expenses and other components to include the effect of the convertible securities under the as converted method at the beginning of the period. The adjustment to the numerator resulted in a net loss position. As such including the effect of convertible securities in a loss situation would make the loss per share smaller, which is misleading and considered antidilutive under U.S. GAAP. For the transition period ended June 30, 2024 the diluted net income (loss) per share of common stock was excluded as including them would result in anti-dilution.

Below is a summary of the dilutive instruments as of June 30, 2025 and 2024:

Description	June 30, 2025	June 30, 2024
Sellers Notes	15,103,895	14,012,965
Convertible notes	5,317,252	4,722,875
Secured convertible note	49,230,040	9,801,273
Subscription agreement	4,354,048	938,967
Tau agreement	35,282	—
Promissory note	6,215	379,375
Total Shares issuable under Convertible Note obligations – if converted total dilutive	74,046,732	29,855,455

Public Warrants	10,062,500	10,062,500
Private Warrants	5,553,125	5,553,125
Secured convertible note warrants	600,000	600,000
Total excluded under treasury method – out of the money	16,215,625	16,215,625

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal Deposit Insurance Coverage of $250,000. The Company has not experienced losses on these accounts. The Company’s cash is deposited at two financial institutions. At June 30, 2025, the Company had approximately $7,278,320 in excess of the FDIC limit.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature, except for warrant liabilities, convertible notes derivative liability and the earnout out liability (see Note 17).

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC 815. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the issuance date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Risk Management

Transactions involving financial instruments involve varying degrees of market, credit and operating risk. The Company monitors its exposure to risk on a daily basis.

Market Risk

Market risk is the potential change in value of the financial instrument caused by unfavorable changes in interest rates and equity prices. Management is responsible for reviewing trading positions, exposure limits, profits and losses, and trading strategies. In the normal course of business, the Company purchases, and makes markets in non-investment grade securities. These activities expose the Company to a higher degree of market risk than is associated with investing or trading in investment grade instruments.

Operating Risk

Operating risk focuses on the Company’s ability to accumulate, process and communicate information necessary to conduct its daily operations. Deficiencies in technology, financial systems and controls and losses attributable to operational problems all pose potential operating risks. In order to mitigate these risks, the Company has established and maintains an internal control environment which incorporates various control mechanisms throughout the organization. In addition, the Company periodically monitors its technological needs and makes changes as deemed appropriate.

Credit Risk

Wilson-Davis’s transactions with customers and other broker dealers are recorded on a trade date basis and are collateralized by the underlying securities. Wilson-Davis’s exposure to credit risk associated with nonperformance by customers or contra brokers is impacted by volatile or illiquid trading markets. Should either the customers or other broker dealers fail to perform, Wilson-Davis may be required to complete the transactions at prevailing market prices. Wilson-Davis manages credit risk by monitoring net exposure to individual counterparties on a regular basis. Historically, reserve requirements arising from instruments with off-balance sheet risk have not been material.

Receivables and payables with clearing and other broker dealers are generally collateralized by cash deposits. Additional cash deposits are requested when considered necessary by the clearing organization or contra broker dealer.

Customer transactions are primarily entered in cash accounts. Wilson-Davis maintains a few customer margin accounts which exposes the company to credit and market risks. However, this risk is minimized by Wilson-Davis requirement that margin accounts must maintain at least a 4:1 ratio of securities to margin obligations.

Concentrations of credit risk that arise from financial instruments (whether on or off-balance sheet) exist for groups of counterparties when they have similar economic characteristics that would cause their ability to meet obligations to be similarly affected by economic, industry or geographic factors.

Recent Accounting Standards

Beginning in 2025 annual reporting, the Company adopted Accounting Standards Update (ASU) No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (ASU 2023-07) that was issued by the Financial Accounting Standards Board (FASB). This new standard requires an enhanced disclosure of significant segment expenses on an annual basis. Management has determined that there is only one reportable operating segment. The segment information aligns with how the Company’s Chief Operating Decision Maker (“CODM”) reviews and manages our business. The Company’s CODM is the Company’s Chief Executive Officer who reviews the assets, operating results, and financial metrics for the company.

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): “Improvements to Income Tax Disclosures” (“ASU 2023-09”), which will require the Company to disclose specified additional information in its income tax rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold. ASU 2023-09 will also require the Company to disaggregate its income taxes paid disclosure by federal, state and foreign taxes, with further disaggregation required for significant individual jurisdictions. ASU 2023-09 will become effective for annual periods beginning after December 15, 2024. The Company is still reviewing the impact of ASU 2023-09. We are currently evaluating the provisions of this.

In November 2024, the FASB issued ASU No. 2024-03, Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures, a new standard to expand disclosures about income statement expenses. The guidance requires disaggregation of certain costs and expenses included in each relevant expense caption on the income statements in a separate note to the financial statements at each interim and annual reporting period, including amounts of purchases of inventory, employee compensation, depreciation, and intangible asset amortization. The standard will be effective for annual periods beginning after December 15, 2027. We are currently evaluating the provision of this ASU.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed consolidated financial statements.

NOTE 3. CASH SEGREGATED IN ACCORDANCE WITH FEDERAL REGULATIONS

The Wilson-Davis is required by Rule 15c3-3 of the Securities and Exchange Commission to maintain a cash reserve with respect to customers’ transactions and credit balances, on a settlement date basis. Such a reserve is computed weekly using a formula provided by the rule and the reserve account must be separate from all other bank accounts of Wilson-Davis. The required reserve as of June 30, 2025 and 2024, was calculated to be $20,890,603 and $19,326,300, respectively. Wilson-Davis had $21,175,129 and $19,677,378, respectively, cash on deposit in the reserve account, which was $284,526 and $351,078, respectively, more than the amount required. On July 1, 2025, Wilson-Davis deposited $225,000 to the reserve account in accordance with the rule which resulted in an excess of $509,526.

Wilson-Davis is required by Rule 15c3-3 of the Securities and Exchange Commission to maintain a cash reserve with respect to broker-dealer transactions and credit balances. Such a reserve is computed weekly using a formula provided by the rule and the reserve account must be separate from all other bank accounts of Wilson-Davis. The required reserve as of June 30, 2025 and 2024, was calculated to be $100,000. As of June 30, 2025 and 2024, Wilson-Davis had $200,575 and $200,738, respectively, cash on deposit in the reserve account, which was $100,575 and $100,738, respectively, more than the amount required.

NOTE 4. NET CAPITAL REQUIREMENTS

As a broker dealer, Wilson-Davis is subject to the uniform net capital rule adopted and administered by the Securities and Exchange Commission. The rule requires maintenance of minimum net capital and prohibits a broker dealer from engaging in securities transactions at a time when its net capital falls below minimum requirements, as those terms are defined by the rule. Under the alternative method permitted by this rule, net capital shall not be less than the greater of $250,000 or 2% of aggregate debit items arising from customer transactions, as defined. Also, the Wilson-Davis has a minimum requirement based upon the number of securities’ markets that the Company maintains. At June 30, 2025 and 2024, the Company’s net capital was $11,190,362 and $10,437,312, respectively which was $10,940,362 and $10,187,312, respectively in excess of the minimum required.

NOTE 5 – CASH AND RESTRICTED CASH

Reconciliation of cash and restricted cash as shown in the statements of cash flows is presented in the table below:

	June 30, 2025	June 30, 2024
Cash and cash equivalents	$7,533,690	$6,558,176
Cash segregated - customers	21,874,954	20,548,972
Cash segregated - PAB	200,575	200,738
Total cash and restricted cash shown in the statement of cash flows.	$29,609,219	$27,307,886

NOTE 6 – RECEIVABLES & PAYABLES WITH BROKER DEALERS AND CLEARING ORGANIZATION

Amounts receivable and payable with broker dealers and the clearing organization include:

	June 30, 2025	June 30, 2024
Due from clearing organizations, net	$4,021,151	$1,094,453
Fails to deliver and receive	158,474	238,853
Total receivables	$4,179,625	$1,333,306

Due from clearing organizations, net	$481,006	$3,003
Fails to deliver and receive	16,654	1,912
Total payables	$497,660	$4,915

No losses were recognized on the receivables from broker dealers or clearing organizations during the year ended June 30, 2025 or during the transition period ended June 30, 2024.

Accounts receivable from and payable to customers at June 30, 2025, include cash and margin accounts. Securities owned by customers are held as collateral for any unpaid amounts. Such collateral is not reflected in the financial statements. The Company provides an allowance for credit losses, as needed, for accounts in which collection is uncertain. Management periodically evaluates each account on a case-by-case basis to determine impairment. Accounts that are deemed uncollectible are written off to bad debt expense. Bad debt expense net of bad debt recoveries and trading error adjustments for the year ended June 30, 2025 was $396,826, and for the transition period ended June 30, 2024 was $15,000.

NOTE 7 – PROPERTY AND EQUIPMENT

Depreciation expense for the year ended June 30, 2025, was $16,080 and for the transition period ended June 30, 2024 was $7,565. The Company acquired the below on February 9, 2024, in connection with the closing of the business combination with Wilson-Davis, see Note 11 for further detail. Property and equipment are summarized by major classifications as follows:

	June 30, 2025	June 30, 2024
Equipment	$150,202	$150,202
Leasehold improvements	89,087	89,087
Software	85,042	85,042
Furniture and fixtures	51,717	51,717
	376,048	376,048
Less: Accumulated depreciation and Amortization	(376,048)	(359,968)
	$—	$16,080

NOTE 8. RELATED PARTY TRANSACTIONS

Related Party Share Issuance/Transfers

During the month of July 2024, Quantum Ventures LLC (“Quantum Ventures” or the “Sponsor”) and AtlasFinTech transferred 1,558,923 and 991,665 pre reverse split shares, respectively for total contributed shares of 2,550,588 or 42,510 post reverse split shares recorded as contributed capital for $2,412,930. The Company recorded contributed capital for the value of the liabilities settled with their personal shareholding. The contributed capital recognized was$21,299 in interest paid in shares for Promissory Notes, $217,397 in interest for Secured Convertible Note, $400,000 of principal under the Chardan convertible note along with $212,803 in interest paid for the Chardan convertible note, $351,141 in interest for Short and long term Notes and $1,210,290 for payment under the contingent obligation to sellers.

On August 9, 2024, the Company entered into a Satisfaction of Discharge of indebtedness agreement with Atlas FinTech. Pursuant to the agreement the Company issued 2,788,276 pre reverse split or 46,471 post reverse split shares in satisfaction of $803,860 included in accounts payable. In addition, the Company issued 1,337,500 pre reverse split or 22,292 post reverse split shares as reimbursement for 991,665 pre reverse split or 16,528 post reverse split shares that were transferred by AtlasFinTech, as stated above, to satisfy the Company requirements to pay interest on various loans with unrestricted shares. As such a total of 4,125,776 pre reverse split or 68,763 post reverse split shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”) were transferred to Atlas FinTech in satisfaction.

In the quarter ended March 31, 2025, AtlasFinTech transferred some of its shares to Tau to provide the Company with funding as the Company no longer had registered shares available. The value of the shares resulted in $177,334 of value contributed to the Company. As a result, the board approved the issuance of 27,282 shares to renumerate AtlasFinTech resulting in a net zero impact to the Company.

Advances from Related Parties

As of December 31, 2023 and 2022, a related party had advanced $3,104,097 and $319,166, respectively, to the Company. Through February 9, 2024, the Co-Sponsors advanced an additional $1,052,300 for an aggregate of $4,156,397 advanced to the Company and offset the balance by $58,828 in receivable from Co-Sponsor. On February 9, 2024, upon the Closing of the Business Combination, the advances from related party, the related party loan of $480,000 as described below and the $58,828 receivable from related party was settled with the issuance of 33,333 shares post reverse-split settling a total of $4,636,397 in liabilities and $58,828 in receivables. The value of the shares granted was based on $60 per share resulting in a deemed dividend to the related party of $15,422,431.

Atlas FinTech, a related party and shareholder, incurred expenditures of $803,860 in connection with the business combination. The amount is included in accounts payable and accrued liabilities as of June 30, 2024. On August 9, 2024, the Company issued 2,788,276 pre reverse split or 46,471 post reverse split shares to Atlas FinTech as full settlement of this payable as described above.

On December 27, 2024, a director of the Company advanced $9,000 to cover the Company registration statement filing fees. The amount remains unpaid and is included in account payable.

On March 21, 2025, a director of the Company advanced $6,000 to cover the Company registration statement filing fees. The amount remains unpaid and is included in account payable.

On June 30, 2025, a director of the Company advanced $20,000 to cover the Company Bancorp acquisition extensions payments. The amount remains unpaid and is included in account payable.

As of June 30, 2025 $164,088 of payables to former officers and directors prior to the Business Combination are included in Advances to from related party.

Founder Shares

The sale of the Founders Shares to the Company’s directors and director nominees is in the scope of FASB ASC Topic 718, “Compensation-Stock Compensation” (“ASC 718”). Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date. The fair value of the 4,083 post reverse-split shares granted to the Company’s directors and director nominees was $1,462,650 or $358.2 per share post split. The Founders Shares were granted subject to a performance condition (i.e., the occurrence of a Business Combination). Compensation expense related to the Founders Shares is recognized only when the performance condition is probable of occurrence under the applicable accounting literature in this circumstance. The transaction closed on February 9, 2024 the transaction was recognized as of February 9, 2024.

Related Party Loans

On March 14, 2022, the Company issued an unsecured promissory note, effective as of January 3, 2022, in the amount of up to $480,000 to Quantum Ventures to evidence the Working Capital Loans. The note bore no interest and was payable in full upon the earlier (i) February 9, 2023 and (ii) the effective date of the consummation of an initial business combination. The note was required to be repaid in cash at the Closing and was not convertible into Private Warrants. The promissory note was past due as of December 31, 2023 and on February 9, 2024, upon the Closing of the Business Combination, the unsecured promissory note was settled with the issuance of 33,333 shares post reverse-split (see above.)

NOTE 9. NOTES PAYABLE AND COMMITMENTS AND CONTINGENCIES

Registration Rights

The Company filed two registration statements on Form S-1 to register the resale of up to 77,577,099 shares of Common Stock (on a pre-split basis) and up to 34,532,737 shares of Common Stock (on a post-split basis) by the selling stockholders named in the respective registration statements, which became effective on August 14, 2024 and March 6, 2025, respectively. The Company did not and will not receive any of the proceeds from these sales.

Earnout Liability

In connection with the Closing, and pursuant to the terms of the Business Combination Agreement, stockholders of AtlasClear (the “AtlasClear Stockholders”) received merger consideration (the “Merger Consideration Shares”) consisting of 4,440,000 shares pre reverse split or 74,000 post reverse split of common stock of the Company, par value $0.0001 per share (the “Common Stock”). In addition, the AtlasClear Stockholders will receive up to 5,944,444 shares of Common Stock (the “Earn Out Shares”) upon certain milestones (based on the achievement of certain price targets of Common Stock following the Closing). In the event such milestones are not met within the first 18 months following the Closing, the Earn Out Shares will not be issued. Atlas FinTech will also receive up to $20 million of shares of Common Stock (“Software Products Earn Out Shares”), which will be issued to Atlas FinTech upon certain milestones based on the achievement of certain revenue targets of software products contributed to AtlasClear by Atlas FinTech and Atlas Financial Technologies Corp. following the Closing. The revenue targets will be measured yearly for five years following the Closing, with no catch-up between the years. The Earn Out provision was analyzed under ASC 480 and ASC 815. The Software Products Earn Out Shares Payments in this transaction are within the scope of ASC 480 and therefore will be accounted for as a liability and included in the purchase price consideration. The revenue earnout was estimated using a Monte Carlo simulation to determine if and when the revenue hurdles would be achieved. The revenue volatility and revenue to equity correlation was based upon the same guideline public companies. The Monte Carlo simulation was performed simultaneously on both the share price and revenue to account for the correlation between revenue and equity. As of June 30, 2025 and 2024 the fair value of the earnout liability was $11,369,000 and $12,298,000, respectively. See Note 17 Fair Value Measurements for additional information.

Business Combination Marketing Agreement and Chardan Note

In connection with the Closing on February 9, 2024, the Company and Chardan agreed that the fee, in the amount of $7,043,750, payable by the Company to Chardan upon the Closing pursuant to the terms of the business combination marketing agreement entered into in connection with Quantum’s initial public offering, would be waived in exchange for the issuance by the Company to Chardan of a convertible promissory note in the aggregate principal amount of $4,150,000. Additionally, the Company entered into a settlement and mutual release with Chardan which amended the original note to a principal amount of $5,209,764. As of June 30, 2025 $4,250,000 of the amount were converted to shares of Common Stock and subsequently through September 19, 2025 the remaining $959,764 in principal was converted to Common Stock and settled paid in full.

Also on February 9, 2024, the Company entered into a registration rights agreement with Chardan (the “Chardan Registration Rights Agreement”), pursuant to which the Company agreed, among other things, to file with the SEC within 45 days after the Closing Date a registration statement registering the resale of the shares of Common Stock issuable upon exercise of the Original Chardan Note and to use its reasonable best efforts to have such registration statement declared effective as soon as possible after filing. If the registration statement was not filed within 45 days after the Closing or was not effective within a specified period after the Closing (or if effectiveness is subsequently suspended or terminated for at least 15 days, subject to certain exceptions), then the interest rate of the Original Chardan Note increased by 2% for each week that such event continued. The Chardan Registration Rights Agreement also provided that the Company was obligated to file additional registration statements under certain circumstances, and provided Chardan with customary “piggyback” registration rights.

On May 7, 2024, Chardan Capital Markets LLC (“Chardan”) filed a complaint in the Court of Chancery of the State of Delaware in an action entitled Chardan Capital Markets LLC v. AtlasClear Holdings, Inc., C.A. No. 2024-0480-LWW, for alleged breach of contract, breach of the implied covenant of good faith and fair dealing, and specific performance, alleging that the Company breached the Chardan Registration Rights Agreement, by failing to file a registration statement with the SEC to permit the public resale of certain registerable securities in an amount sufficient to cover the Original Chardan Note. Chardan alleged that the Company’s failure to file the registration statement left Chardan without the ability to convert and sell shares of the Company’s Common Stock as allowed for under the Original Chardan Note.

On October 23, 2024, the Company, Quantum Ventures, Chardan and Chardan Quantum LLC entered into an agreement pursuant to which they settled the claim referenced above, and any and all related claims (the “Settlement Agreement”). In connection with the Settlement Agreement, Chardan exchanged the Original Chardan Note for an amended non-interest bearing, convertible note in the aggregate principal amount of $5,209,764 (as amended the “Chardan Note”). While the Chardan Note does not bear interest, it can be converted from time to time by Chardan, in whole or in part, into shares of Common Stock at the election of the holder at any time at a conversion price equal to 90% of the VWAP of the Common Stock for the trading day immediately preceding the applicable conversion date which was on terms substantially similar to the conversion provisions in the Original Chardan Note, and any remaining outstanding principal is to be repaid in full on the same maturity date as the Original Chardan Note.

In connection with the Settlement Agreement, on October 23, 2024, the Company and Chardan entered into an amendment (the “Chardan Amended RRA”) to the registration rights agreement, dated February 9, 2024, pursuant to which the Company registered the resale of shares of Common Stock issuable upon conversion of the Chardan Note.

The Chardan Note is a Troubled Debt Restructuring (“TDR”) in scope of ASC 470-60, as the Company is both experiencing financial difficulty and Chardan has granted a concession. Since the debt restructuring involves a modification of terms of the note, it is accounted for prospectively from the time of restructuring (i.e., a new effective interest rate is established based on the carrying value of the Original Note and the revised cash flows). In addition, the maximum total undiscounted future cash payments $5,209,764 exceed the carrying amount of the Original Note $3,282,518; therefore, no adjustment to the carrying amount of the restructured debt is required and no restructuring gain is recognized. Any new fees to Chardan should be capitalized and amortized, while fees paid to third parties should be expensed. Any changes to the terms of the bifurcated derivative will go through income as a change in fair value.

During the year ended June 30, 2025, the Company received conversion notices for an aggregate principal amount of $4,975,000, and received a total of 2,744,623 post reverse split shares of Common Stock, of which 6,113 post reverse split were registered shares transferred from Quantum Ventures and 2,119 post reverse split were registered shares transferred from Atlas FinTech, (see Note 8 Relate Party Transactions- related party shares issuance/transfers above), and 2,736,391 post reverse split were newly issued registered shares. During the year ended June 30, 2025, Quantum Ventures transferred 2,427 post reverse split and Atlas Fintech transferred 877 post reverse split registered shares to pay for accrued interest of $212,803.

During year ended June 30, 2025, the Company recognized $137,872 in interest expense on the principal and $1,772,558, of interest related to the amortization of the debt discount created with the derivative liability.

As of June 30, 2025, the principal balance on the note was $959,764 and $240,897 of unamortized remaining discount for total carrying balance of $718,867. See Note 17 for additional information on the fair value and change in fair value related to the derivative.

Commercial Bancorp

On November 14, 2024, the Company and Commercial Bancorp agreed to amend the agreement and plan of merger, dated November 16, 2022 (as amended, the “Bank Acquisition Agreement”), to extend the termination date of the Bank Acquisition Agreement from November 16, 2024, to May 14, 2025. Pursuant to the amendment, the parties expect to enter into a new and mutually agreed agreement for the Company to acquire the shares held by such shareholders of Commercial Bancorp. No Commercial Bancorp shareholder is required to agree to such amended or new agreement. Failure to enter into a new agreement or amendment to the Bank Acquisition Agreement shall constitute termination of the Bank Acquisition Agreement without liability. The Company was to issue to the shareholders of Commercial Bancorp, without additional compensation, 8,333 shares of common stock and the previously issued 667 shares to the Commercial Bancorp shareholders were to be cancelled. The shares were not issued timely and as a result the Company agreed to issue 36,070 shares due to the drop in stock value during the delay. The 36,070 shares were issued on March 13, 2025 and were valued at $43,645 based on the trading price of the Common Stock of $1.21 on March 13, 2025. The value of the shares issued was recorded as a deposit towards the acquisition of Commercial Bancorp. The extension period terminated on May 14, 2025, as such the Company has agreed to pay $5,000 cash payment for each two-week extension. As of June 30, 2025, the Company paid $20,000 in cash and extended the agreement until July 9, 2025. As of the date of filing the Company has paid and additional $30,000 to extend until October 1, 2025.

Expense Settlements

●	Carriage House Capital, Inc. – up to 5,833 shares of Common Stock that were issued, or may become issuable, to Carriage House Capital, Inc. (“Carriage”), pursuant to the Consulting Agreement, dated as of February 19, 2024, between Carriage and the Company (the “Carriage Agreement”), as partial consideration for consulting services rendered to the Company, at the price per share of $298.80 on the day of issuance. The total consideration due under the Consulting Agreement is 5,833 shares of Common Stock, 1,6677 shares of which were due upon signing of the contract and 4,166 shares of which were due. On February 9, 2024, 1,667 shares were issued, and were valued at $298.80 per share as agreed upon consideration. As of June 30, 2024 the 4,166 unissued shares were recorded at fair value of $259,893 at $62.38 per share based on the closing price on June 30, 2025. On January 15, 2025 the Company issued the remaining 4,166 shares under the agreement and valued at the closing price on the date of issuance of $6.50 per share resulting in settlement of the stock payable at $27,100, and recognized the change in fair value of the stock payable of $232,793.
●	Interest Solutions, LLC –2,408 shares of Common Stock that may become issuable to Interest Solutions, LLC (“Interest Solutions”), pursuant to a convertible promissory note, dated as of February 9, 2024, in the aggregate principal amount of $275,000 (the “Interest Solutions Note”) at a price per share of $120. Accrued interest on the Interest Solutions Note is payable monthly, beginning on June 30, 2024, at a rate of 13% per annum and mature on February 9, 2026. Until all payments have been made to the Wilson-Davis Sellers, interest on the Interest Solutions Note may be paid in cash or shares of Common Stock valued at the then-current conversion price. Thereafter, all accrued interest must be paid in cash. During the year ended June 30, 2025 the Company recognized $35,652 in interest expenses. Quantum Ventures transferred registered shares to pay for $9,011 in accrued interest. As of June 30, 2025 and June 30, 2024, there is $315,549 and $288,908 included in Promissory note payable.
●	JonesTrading Institutional Services LLC –3,283 shares of Common Stock that may become issuable to JonesTrading Institutional Services LLC (“JonesTrading”), pursuant to a convertible promissory note, dated as of February 9, 2024, in the aggregate principal amount of $375,000 (the “JonesTrading Note”) at a price per share of $120. Accrued interest on the JonesTrading Note is payable monthly, beginning on June 30, 2024, at a rate of 13% per annum and mature on February 9, 2026. Until all payments have been made to the Wilson-Davis Sellers, interest on the Interest Solutions Note may be paid in cash or shares of Common Stock valued at the then-current conversion price. Thereafter, all accrued interest must be paid in cash. During the year ended June 30, 2025 the Company recognized $48,617 in interest expenses and the Quantum Ventures transferred 101 registered shares to pay for $12,288 in accrued interest. As of June 30, 2025 and June 30, 2024, there is $430,295 and $393,966 included in Promissory note payable.
●	Toppan Merrill LLC – the Company issued to Toppan Merrill LLC (“Toppan”) a promissory note, dated as of February 9, 2024, in the aggregate principal amount of $160,025 (the “Toppan Note”). The maturity date of the Toppan Note is February 8, 2026 and the note accrues interest at a rate of 13% per annum. The principal and interest payments due under the note is not payable in shares of Common Stock. During the year ended June 30, 2025 the Company recognized $15,694 in interest expenses. As of June 30, 2025 and June 30, 2024, there was $185,788 and $170,094, respectively, included in Promissory note payable.
●	Winston & Strawn LLP – up to $2,500,000 in shares of Common Stock that may become issuable to Winston & Strawn LLP (“Winston & Strawn”), pursuant to a subscription agreement, dated as of February 9, 2024, between Winston & Strawn and the Company (the “Winston & Strawn Agreement”). Pursuant to the Winston Agreement, the Company may issue $2,500,000 worth of shares of Common Stock as payment for legal services, in three equal installments of $833,333 beginning on August 9, 2024. As of June 30, 2025 and June 30, 2024, the amount is included in Subscription agreement as an liability of $2,489,945 and $2,425,647, respectively. Due to the nature of the settlement terms, the subscription agreement was deemed to be a derivative liability to the Company as of June 30, 2024 under ASC 480. Change in fair value of the subscription agreement are measured at each reporting period with change reported in earnings. See valuation approach and further disclosure on Note 17.
●	Outside The Box Capital Inc. –6,919 shares of Common Stock that were issued to Outside The Box Capital Inc. (“OTB”), pursuant to a Marketing Services Agreement, as payment in shares for services rendered to the Company the shares were valued at the closing price on the date of issuance of $5.70 per share resulting in compensation expense of $39,404.
●	Locbox Technologies, Inc. – 203,425 shares of Common Stock that were issued to Lockbox Holdings (“LCBX”), pursuant to a Software As A Services License Agreement, as payment in shares for services rendered through June 30, 2025. The shares were valued at the closing price on the date of issuance of $0.2053 per share resulting in compensation expense of $41,763. The Company shall pay LCBX $20,000 per month, of which the Company has the option to pay in cash or stock. If paid in stock the company shall use 90% of the five day VWAP of the last trading of the preceding month. The parties agreed to a 9.9% blocker for maximum equity ownership, if LCBX is blocked from receiving shares as payment cash must be paid. In the event cash is not paid timely a 13% interest charge will apply on the amount outstanding. At the end of the twelve month term, the Company shall have the right to acquire 5% of LCBX at a $10,000,000 valuation, approximately a $500,000 investment by the Company. LCBX agrees to credit 50% of the total license fees paid by ATCH through the term towards the acquisition.
●	Stock Promotion Agreement. – On June 23, 2025, 100,000 shares of Common Stock were issued to an individual third party pursuant to a Stock Promotion Agreement for a six month service period. The shares were valued at the closing price on the date of issuance of $0.1905 per share resulting in value of $19,050 which was recorded as a prepaid and will be expensed over the six months service period. There are no performance obligations and upon termination of agreement compensation remains due as such the valuation date was deemed to be the date of issuance.
●	Longside Ventures LLC – 200,000 shares of Common Stock that were issued or to be issued to Longside Ventures LLC. (“Longside”), pursuant to a Services Agreement, dated as of August 29, 2025 as payment in shares for strategic communications, and corporate advisory services to be rendered to the Company. 100,000 shares were issued upon execution of the agreement and the other 100,000 will be paid on the one-month anniversary thereof.

Secured Convertible Note Financing

On February 9, 2024, Wilson-Davis and Quantum entered into a securities purchase agreement (the “Purchase Agreement”) with Funicular Funds, LP, a Delaware limited partnership (“Funicular”), pursuant to which the Company sold and issued to Funicular, on that date, a secured convertible promissory note in the principal amount of $6,000,000 (the “Funicular Note”) for a purchase price of $6,000,000, in a private placement (the “Secured Note Financing”). The proceeds raised in the Note Financing were used to pay a portion of the purchase price paid at Closing to the Wilson-Davis Sellers.

The Funicular Note has a stated maturity date of November 9, 2025. Interest accrues at a rate per annum equal to 12.5%, and is payable semi-annually on each June 30 and December 31. On each interest payment date, the accrued and unpaid interest shall, at the election of the Company in its sole discretion, be either paid in cash or paid in-kind by increasing the principal amount of the Funicular Note. In the event of an Event of Default (as defined in the Funicular Note), in addition to Funicular’s other rights and remedies, the interest rate would increase to 20% per annum. The Funicular Note is convertible, in whole or in part, into shares of Common Stock at the election of the holder at any time at an initial conversion price of $10.00 per share pre reverse split or $600 post reverse split (the “Conversion Price”). The Conversion Price is subject to adjustment monthly to a price equal to the trailing five-day VWAP, subject to a floor of $2.00 per share pre reverse split or $120 post reverse split (provided that if the Company sells stock at an effective price below $2.00 per share pre reverse split or $120 post reverse split, such floor would be reduced to such effective price, which is now determined to be $0.15), and is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like. The Company has the right to redeem the Funicular Note upon 30 days’ notice after the earlier of August 7, 2024 and the effectiveness of the Registration Statement (as defined in the Funicular Note), and Funicular would have the right to require the Company to redeem the Note in connection with a Change of Control (as defined in the Note), in each case for a price equal to 101% of the outstanding principal amount of the Note plus accrued and unpaid interest. The Funicular Note contains covenants which, among other things, limit the ability of the Company and its subsidiaries to incur additional indebtedness, incur additional liens and sell its assets or properties.

The Funicular Note is secured by a perfected security interest in substantially all of the existing and future assets of the Company and each Grantor (as defined in the Security Agreement, as defined below), including a pledge of all of the capital stock of each of the Grantors, subject to certain exceptions, as evidenced by (i) a security agreement, dated as of February 9, 2024 (the “Security Agreement”), entered into among the Company, each of the Company’s subsidiaries and Funicular, and (ii) a guaranty, dated as of February 9, 2024 (the “Guaranty”), executed by each of the Company’s subsidiaries pursuant to which each of them has agreed to guaranty the obligations of the Company under the Funicular Note and the other Loan Documents (as defined in the Funicular Note).

As a result of the delay in filing the registration statement the Company incurred $1,500,000 in fees through June 30, 2024 which has been added to the principal of the note.

Funicular Amendment

On January 7, 2025, the Company and Funicular Funds, LP (“Funicular”) entered into an Amendment, Waiver and Consent (the “Amendment”). Pursuant to the Amendment, the Company and Funicular agreed to certain amendments to the secured promissory note, in the original principal amount of $6 million (the “Secured Note”), and the registration rights agreement (the “Funicular RRA”), in each case entered into between them on February 9, 2024, including an extension of the maturity date of the Secured Note from November 9, 2025 to January 31, 2028. In addition, Funicular agreed to waive certain defaults by the Company under the Secured Note and the Funicular RRA and consented to the transactions contemplated by the Purchase Agreement. The Company and the Investor agree that (a) as of December 31, 2024, the aggregate principal amount of the Note, including all accrued interest through such date (all of which has been added to the principal amount as payment-in-kind) and the aggregate amount of all Registration Delay Payments through such date, is $9,357,195, and (b) effective as of January 1, 2025, the Note will accrue interest at the rate of 12.5% per annum specified in the Note, and not at the default rate of 20% per annum.

As of January 7, 2025, AtlasClear Holdings, Inc. accounted for the Amendment as a restructuring under troubled debt restructuring in accordance with ASC 470-60 (“TDR”) of the outstanding liabilities related to the Amendment. The Amendment results in the future undiscounted cash flows of the modified debt being greater than the net carrying value of the original debt, as the only change to cash flows is the additional interest for the period from old maturity date to the new maturity date. Since the maximum total undiscounted future cash payments exceeds the carrying amount of the payable, no adjustment to the carrying amount of the restructured debt is required and no restructuring gain is recognized.

During the year ended June 30, 2025, the Company received notice to convert principal and interest totaling $509,549 resulting in the issuance of 258,678 shares.

During the year ended June 30, 2025, the Company incurred an additional $600,000 in fees due to delays in the registration statement and the unpaid interest of $1,831,819 was applied to the principal balance for a total principal balance of $9,422,271 as of June 30, 2025.

For the year ended June 30, 2025, the Company recognized $1,720,449, of interest expense on the principal and $457,922 of interest related to the amortization of the debt discount issued with the note. As of June 30, 2025, the carrying value of the notes was $8,909,070 net of discount of $513,201. During the year ended June 30, 2025 the Quantum Ventures transferred 368,004 pre reverse split or 6,133 post reverse split registered shares to pay for interest of $217,373.

As a result of the Company’s lack of authorized shares to satisfy its share obligations, the note now falls under ASC 815 and is required to be accounted for at fair value with change in fair value recorded in the statement of operations. See valuation approach and further disclosure on Note 14.

Sellers Note

As a result of the acquisition of Wilson-Davis the company issued (i) $5,000,000 in aggregate principal amount of notes due 90 days after the Closing Date (the “Short-Term Notes”) and (ii) $7,971,000 in aggregate principal amount of notes due 24 months after the Closing Date (the “Long-Term Notes” and, together with the Short-Term Notes, the “Seller Notes”). The Short-Term Notes accrue interest at a rate of 9% per annum, payable quarterly in arrears, in shares of Common Stock at a rate equal to 90% of the trailing seven-trading day VWAP prior to payment (or, at the Company’s option, cash), and are convertible at the option of the holder at any time during the continuance of an event of default, at a rate equal to 90% of the trailing seven-trading day VWAP prior to conversion. The Long-Term Notes accrue interest at a rate of 13% per annum, payable quarterly in arrears, in shares of Common Stock at a rate equal to 90% of the trailing seven-trading day VWAP prior to payment (or, at the Company’s option, in cash), and are convertible at the option of the holder at any time commencing six months after the Closing Date, at a rate equal to 90% of the trailing seven-trading day VWAP prior to conversion (or 85% if an event of default occurs and is continuing).

During the year ended June 30, 2025, the Company received conversion notice for a total $5,000,000 in short term loan principal and $366,979 of short term loan interest, and long term loan principal of $6,995,624 and $937,773 of long term interest. In addition the Company received conversion notice for a total of $1,439,586 in Merger Financing as discussed below and $256,091 of Merger Financing interest receiving a total of approximately 34,931,855 shares of common stock newly issued registered shares. During the year ended June 30, 2025, the company recognized $366,978 in interest expense on the short-term principal, $969,473 in interest expense on the long-term principal and $594,370 of interest related to the amortization of the debt discount on long-term loan created with the derivative liability. During the year ended June 30, 2025 the Quantum Ventures transferred 6,133 registered shares to pay for accrued interest of $92,083 on short-term loan and $98,483 on long-term loan. As of June 30, 2025 the principal balance and accrued interest of short-term loan was fully settled with shares in agreed upon conversion terms. As of June 30, 2025 the principal balance on the long-term loan was $975,573 and $31,706 in accrued interest less of $27,167 of unamortized debt discount for total principal balance of $980,112 in long-term loans. The loan matures on February 9, 2026, as such the long term loan has been included in current liabilities.

As of September 19, 2025 both the short term and long terms Seller’s Notes have been paid in full. See subsequent event Note 19 for further detail.

Contingent Guarantee

In connection with the acquisition of Wilson-Davis, Founder shares were transferred to cover a cash deficit of $4,000,000. The agreement has a make-whole provision that is required to be accounted for under ASC 480. The Company has valued the obligation as of June 30, 2024 based on the cash value that would need to be renumerated by the Company. The value of the cash that would be paid was deemed to be the fair value of the contingent guarantee. As of February 9, 2024, the 885,010 shares transferred by the Founder were valued at $8,850,100 which was greater than the $4,000,000 guaranteed value as such the value of the guarantee was deemed to be zero on February 9, 2024. As a result of the decrease in stock prices through June 30, 2024, the Sellers recovered $743,137 in cash through sales of the shares transferred resulting in the value of the liability as of June 30, 2024 to be $3,256,863.

During the year ended June 30, 2025, the Atlas FinTech agreed to transfer 1,234,990 in registered shares to the sellers under the contingent guarantee, resulting in a reduction in the contingent guarantee of $1,210,290 based on the fair value of the shares transferred on the transfer date.

On August 9, 2024, the Company entered into an agreement to modify the terms of the contingent guarantee where the Company agreed to enter into a convertible note on the amount that has not yet been recovered through share issuances of $2,886,347 plus a 5% convenience fee applied resulting in the Company issuing a convertible note of $3,030,665 due February 9, 2026. This Convertible Promissory Note (this “Merger Financing”) is being issued pursuant to that certain Post-Closing Agreement dated effective August 9, 2024 (the “Agreement”), by and between the Company and the former stockholders of Wilson-Davis, to address the remaining Gross Proceeds Shortfall that cannot be remedied by the transfer of Additional Shares. Capitalized terms used but not defined herein shall have the meanings given to them in the Stock Purchase Agreement, as defined in the Agreement. The note was analyzed under ASC 480 and ASC 815, as a result of the Company not having sufficient shares authorized to settle the convertible note, the Merger Financing note falls under ASC 815.

During the year ended June 30, 2025, the Company received notice to convert $1,439,586 in principal and $256,091 in interest, see Sellers Note above for total shares issued to convert principal and interest on all conversion notices received from the Sellers.

Under ASC 815 the conversion feature was bifurcated resulting in a conversion liability of $113,044 for the Merger Financing and at issuance. For the year ended June 30, 2025, the Company recognized $307,801 in interest expense on the principal and $88,830 of interest related to the amortization of the debt discount created with the derivative liability. The carrying balance as of June 30, 2025, net of principal converted to shares of $1,439,586, is $1,618,575, net of $24,215 in unamortized debt discount. See Note 17 for additional information on the fair value of the derivative.

Line of Credit

Wilson-Davis has a $10,000,000 revolving line of credit with BMO Harris Bank N.A. The interest rate is determined at the time of borrowing as agreed by the Company and the bank. The line of credit currently provides for interest at the bank’s overnight rate plus 1.5% and is secured by Wilson-Davis’ assets. In addition, the line of credit carries an interest rate of 0.5% on its unused portion. The interest cost was $50,833 for the year ended June 30, 2025. The Company did not have an outstanding balance on the line of credit as of June 30, 2025. The line of credit contains certain loan covenants and advances on the line of credit are payable on demand. Management believes the Company was in compliance with applicable covenants as of June 30, 2025.

The line of credit agreement requires Wilson-Davis to maintain line of credit collateral with value, as determined by the bank, in an amount at least equal to a percentage of the loan amount as specified by the bank. Advances on the line of credit are payable on demand. The entire amount of this credit facility is available to be drawn and used to meet Wilson-Davis’ liquidity requirements for NSCC clearing margin deposits.

Tau Agreement - ELOC

On July 31, 2024, the Company and Tau Investment Partners LLC (“Tau”) entered into an at-the-market agreement (the “ELOC”). Pursuant to the ELOC, upon the terms of and subject to the satisfaction of certain conditions, the Company has the right from time to time at its option to direct Tau to purchase up to a specified maximum amount of shares of the Common Stock, up to a maximum aggregate purchase price of $10 million (the “Aggregate Limit”), over a 24-month term commencing on the date of the ELOC. The

Company may request, on dates determined by it, individual advances up to the greater of 100,000 shares or such amount as is equal to 50% of the average daily volume traded of the Common Stock during the 30 trading days immediately prior to the date the Company requests each advance, subject to the Aggregate Limit. Any such advance will reduce amounts that the Company can request for future advances and draw downs. The purchase price payable for the shares sold pursuant to any advance will be equal to 97% of the lowest volume weighted average price of the Common Stock during a pricing period of three consecutive trading days following Tau’s receipt of the applicable advance notice. Tau’s obligation to purchase the shares the Company requests to sell pursuant to any advance is conditioned upon, in addition to certain other customary closing conditions, the continued effectiveness of a registration statement pursuant to which Tau may freely sell the shares to be received.

The issuance and sale of the shares of Common Stock pursuant to the ELOC will be exempt from the registration requirements of the Securities Act of 1933, as amended, in accordance with Section 4(a)(2) thereof. The Company filed a registration statement with the Securities and Exchange Commission for the resale by Tau of at least 10,000,000 pre reverse split or 166,667 post reverse split shares of Common Stock (the “Commitment Amount”).

The Company sold to Tau the Common Stock at a Purchase Price equal to 97% of the lowest VWAP of the Common Stock during a pricing period of 3 consecutive trading days commencing on the trading day the Advance Notice is received by the Investor. If the VWAP on any trading day during a pricing period under was below a minimum price set by the Company in connection with each Advance Notice (the “MAP”) then for each such trading day (i) the requested Advance amount was automatically reduced by an amount equal to 33% of the original requested Advance amount and (ii) such day was not be factored into the determination of the Market Price.

Second ELOC Agreement

On February 5, 2025, the Company and Tau entered into an at-the-market agreement (“Second ELOC Agreement”). Pursuant to the Second ELOC Agreement, upon the terms thereof and subject to the satisfaction of certain conditions, we have the right from time to time at our option to direct Tau to purchase up to a specified maximum amount of shares of our Common Stock, up to a maximum aggregate purchase price of $12.25 million (the “Aggregate Limit”), over the 24-month term of the Second ELOC Agreement. We may request, on dates determined by us, individual advances up to the greater of 2,000 shares or such amount as is equal to 50% of the average daily volume traded of the Common Stock during the 30 trading days immediately prior to the date we request each advance, subject to the Aggregate Limit. Any such advance will reduce amounts that we can request for future advances and draw downs. The purchase price payable for the shares sold pursuant to any advance will be equal to 97% of the lowest VWAP of the Common Stock during a pricing period of three consecutive trading days following Tau’s receipt of the applicable advance notice. Tau’s obligation to purchase the shares we request to sell pursuant to any advance is conditioned upon, in addition to certain other customary closing conditions, the continued effectiveness of a registration statement pursuant to which Tau may freely sell the shares to be received.

The Company analyzed both the Commitment Amount and the Commitment fee under ASC 480 and ASC 815. The Commitment Amount is classified as a liability and is initially measured at fair value. The Commitment Amount is subsequently measured at fair value at each reporting period with subsequent changes in fair value recorded in earnings. ASC 815-40-35-8 through 35-9 require an issuer to reassess the classification of both freestanding equity contracts and embedded equity features at each balance sheet date. If the classification changes because of events occurring during the reporting period, the instrument is reclassified as of the date of the event that caused the reclassification.

As consideration the Company was to issue to the Investor a fee equal to 1.25% of the Commitment Amount (the “Commitment Fee”) due in shares upon closing based on the closing price on the day prior to approval of the S-1. As the Commitment Fee is a variable share obligation within the scope of ASC 480, it must be initially and subsequently measured at fair value through earnings at each reporting period.

When estimating the fair value, the Company has followed the guidance in ASC 820 Fair Value Measurement.

As both the Commitment Amount and Commitment Fee were issued in a single transaction and are both remeasured to fair value through earnings in each subsequent reporting period, the proceeds received should be allocated to each freestanding financial instrument on a relative fair value basis. As such, as of June 30, 2025 the Company requested advance notices for a total of $2,093,822 which resulted in approximately 1,615,168 shares to be sold by Tau. Tau sold and settled 1,574,263 shares, of which 7,378 were shares transferred by a related party and 1,566,885 were shares issued by the Company, under the ELOC resulting in $1,911,472 of proceeds under the ELOC of which $41,089 remain as stock receivable. Tau purchased the shares from the Company at $2,116,710 resulting in a realized gain of $22,888. As of June 30, 2025, 35,282 all shares issued to Tau towards have been settled.

See Note 17 for additional information regarding the fair value method applied to the ELOC agreement and related disclosures.

Subordinated Loan Agreements

Previously, the Company entered into six subordinated loan agreements totaling $650,000, all of which are payable to former officers and directors of the Company. The agreements renew annually and provide for interest at 5% per annum.

To provide the additional capital needed, Wilson-Davis’ former officers and directors, and investors, funded $1,300,000 in subordinated demand notes in October 2023. The notes matured in October 2024 and were renewed to mature in October 2025 at an interest rate of 8% per annum, payable quarterly. One of the notes ($20,000) was not renewed and paid in full during October 2024.

The Company anticipates that all remaining notes will be renewed for additional one-year periods, unless circumstances or Company requirements change. The loan principal is unsecured and subordinated in right of payment to all claims of present and future creditors of the Company.

The subordinated loan agreements have been approved by the Financial Industry Regulatory Authority (FINRA) and are available for computing net capital under the Securities and Exchange Commission’s uniform net capital rule (see note 4). To the extent that the borrowings are required for compliance with the minimum net capital requirements, they may not be repaid.

Hanire Purchase Agreement

On December 31, 2024, the Company and Hanire, LLC (“Hanire”) entered into a securities purchase agreement (the “Hanire Purchase Agreement”) for the purchase and sale, in a private placement, of (i) up to 333,333 shares (the “Shares”) of Common Stock, at a purchase price of $15.00 per share (after giving effect to the 1-for-60 reverse stock split), and (ii) a convertible promissory note (the “Hanire Note”) in the principal amount of up to $40 million (plus any amount by which the aggregate purchase price paid by Hanire for the Shares is less than $5 million as a result of the Share Limit, as defined below). To the extent the number of Shares to be purchased by Hanire at the Hanire Closing would cause Hanire to own more than 19.9% of the Company’s outstanding voting stock, the number of Shares will be reduced such that the number of Shares is equal to 19.9% of the total outstanding voting stock (the “Share Limit”). The consummation of the issuance and sale of the Shares and the Hanire Note (the “Hanire Closing”) was to occur at such time as agreed to by the Company and Hanire on or before January 31, 2025 (subject to extension by up to 15 days by Hanire), subject to customary closing conditions. On June 30, 2025, the note was amended so that closing shall occur no later than June 30, 2025 (subject to extension by up to 7 days of written notice of the Investors given on or prior to June 30, 2025). As of June 30, 2025, Hanire had not yet been funded under this agreement and thereby did not close. The agreement is contingent on funding and therefore has no accounting implications until funded.

The Hanire Note will provide for Hanire to loan funds, up to the aggregate maximum principal amount of the Hanire Note, in tranches, as follows: (i) $5 million (plus any amount by which the aggregate purchase price paid by Hanire for the Shares is less than $5 million as a result of the Share Limit) at the Hanire Closing, (ii) $12.5 million upon the Company securing a settlement of amounts outstanding to the principal owners of Wilson-Davis, (iii) $7.5 million at such time as the Company files a quarterly report on Form 10-Q or annual report on Form 10-K that shows that the Company has achieved positive net income on a consolidated basis in the most recent reporting period, and (iv) $15.0 million at such time as the Company receives approval from all regulatory authorities to acquire Commercial Bancorp. Unpaid principal amounts under the Hanire Note will accrue simple interest at a rate of 12.0% per annum, payable commencing three months after the initial draw and thereafter quarterly until the maturity date of January 31, 2028. The unpaid principal amount and all accrued interest under the Hanire Note is convertible at any time after certain conditions are met (including receipt of stockholder approval for the issuance of shares upon conversion), at the option of Hanire, into shares of Common Stock (the “Conversion Shares”) at a conversion rate equal to 60% of the volume-weighted average price of the Common Stock for the 20-consecutive trading day period immediately prior to the conversion date. The Company registered the resale by Hanire of up to 333,333 shares of Common Stock.

On September 12, 2025, the Company received $100,000 as a good faith deposit towards the Hanire Purchase Agreement. An amendment to the Hanire Purchase Agreement is currently being negotiated. See subsequent event Note 19 for further detail.

Indemnification Agreements

On the Closing Date, in connection with the Closing, the Company entered into indemnification agreements with each of its directors and executive officers, which provide for indemnification and advancements by the Company of certain expenses and costs under certain circumstances. The indemnification agreements provide that AtlasClear Holdings will indemnify each of its directors and executive officers against any and all expenses incurred by that director or executive officer because of his or her status as a director or officer of AtlasClear Holdings, to the fullest extent permitted by Delaware law, the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws.

Wilson-Davis

On February 27, 2018, an extended hearing panel of the Department of Enforcement of the Financial Industry Regulatory Authority, Inc. (“FINRA”), Office of Hearing Officers, issued its decision ordering fines aggregating $1.47 million for violations of the applicable short sales and anti-money laundering rules. Wilson-Davis appealed the decision to the National Adjudicatory Council (“NAC”). On December 19, 2019, NAC issued its decision ordering that the fines be reduced by $205,000 to an aggregate $1.265 million. Wilson-Davis made a timely appeal to the SEC to hear the case. On December 28, 2023, the SEC issued a ruling affirming the findings of violations and remanding the matter back to FINRA to reconsider the appropriate sanctions in light of the SEC decision. On July 10, 2025, the National Adjudicatory Counsil reduced the fines to an aggregate of $490,000. The Company made a timely appeal of the decision to the SEC. Pursuant to FINRA Rules, the Company’s timely appeal of the decision to the SEC deferred the effectiveness of the findings and sanctions. Due to the disparity in the range of fines of similar cases, the Company believes that the final amount is not reasonably estimable. The Company has booked a contingent liability totaling $100,000 which represents the estimated low end of the possible range of fines.

Software Development and License agreement

On June 10, 2025, the Company and Pacsquare entered into a Software Development and License agreement, where the parties agreed to supersede and replace the Pacsquare Purchase Agreement and to fully release one another form any and all obligations or claims arising from or pursuant to the prior agreement. Therefore as a result of entering into the agreement the parties agreed to a 36 month term software development and licensing service where Pacquire will continue to develop the Online Account Application (“OLA”) provide updates, bug fixes, patches or other error corrections and ongoing maintenance and support throughout the term of the agreement. Pacquare will deliver the existing source code and provide up to 80 hours of developer-to developer support for knowledge transfer to new developers of the Company for a six month period. The OLA license shall be held by the Company perpetually can be transferred and will be royalty free to modify and develop the platform for internal use or for white-label deployment, to charge correspondents a fee for use and transfer and assign such license in connection with the sale of WDCO or Atlas. Payment shall be $375,00 payable over the 36 month term as follows: $20,000 upon effective date of agreement, $15,000 first month payment and $10,000 for the remaining 34 months.

NOTE 10. ACQUISITION OF WILSON-DAVIS

Prior to the Closing, AtlasClear and the Company entered into two amendments to the Broker-Dealer Acquisition Agreement with Wilson-Davis and the then-owners of Wilson-Davis.

As a result of the closing of the business combination the Company allocated the purchase price with the acquisition of Wilson-Davis under the acquisition method of accounting. The final allocation of the purchase consideration for the merger was determined and is summarized below.

As such the allocation of the purchase price is as follows:

Cash paid to Wilson-Davis shareholders	$8,092,569
Short-term notes	5,000,000
Long-term notes	7,971,197
Value of shares transferred from sponsor	6,000,000
Total consideration paid	27,063,766

Allocated to:
Cash	$11,333,271
Cash segregated	22,000,605
Receivables	4,065,148
Trading Securities, market value	6,875
Prepaid Income Tax	201,125
Accounts payable, accrued expenses and other current liabilities	(28,045,034)
Current portion of lease liability	(161,212)
Property and equipment	23,645
Cash deposit BDs and Clearing Organizations	3,536,664
Operating Lease Right-to-Use Lease Assets	395,063
Other Assets	385,058
Stock loan	(1,431,068)
Long-term Lease liability	(239,629)
Subordinated Borrowing	(1,950,000)
Deferred tax liability	(3,724,270)
Trading Account deposit	(100,000)
Net assets acquired	6,296,241
Excess of purchase price over net liabilities assumed before allocation to identifiable intangible assets and goodwill	$20,767,525

The fair value of property and equipment was determined using the indirect cost approach which utilizes fixed asset record information including historical costs, acquisition dates, and asset descriptions and applying asset category specific nationally recognized indices to the historical cost of each asset to derive replacement cost new less depreciation. Management has also made the initial determination that all other assets and liabilities to be acquired are primarily estimated to be stated at their fair values, which approximates their recorded cost. While a final determination of the value of the identifiable intangibles has not been completed, management has made an initial determination that approximately $20.77 million of the excess of the purchase price over the net assets acquired should be allocated to identifiable intangible assets.

		Estimated
		Useful Life
	Amount	(Years)
Customer Lists (a)	$14,625,000	12
Excess of purchase price	20,767,525	—
Goodwill	$6,142,525	—
(a)

The Wilson Davis customer relationships were valued using the Multi-Period Excess Earnings Method (“MPEEM”). The MPEEM reflects the present value of the operating cash flows generated by existing customer relationships after taking into account the cost to realize the revenue and an appropriate discount rate to reflect the time value and risk associated with the cash flows.

Pro Forma Financial Information

The unaudited pro forma financial information in the table below summarizes the combined results of Wilson-Davis operations and AtlasClear Holdings’s operations, as though the acquisition of Wilson Davis had been completed as of the beginning of fiscal 2024. The pro forma financial information for the transition period ended June 30, 2024 combines our results for these periods with that of AtlasClear Holdings’s results for transition perioded ended June 30, 2024.

The following table summarizes the unaudited pro forma financial information:

June 30, 2024
Total revenue	$5,247,150
Net loss	(23,878,060)

Weighted average shares
Basic and diluted	196,696
Net loss per shares:
Basic and diluted	$(121.40)

The unaudited pro forma financial information is presented for informational purposes only and is not indicative of the results of operations that would have been achieved if the acquisition and the cost of financing the acquisition had taken place at the beginning of fiscal 2024. The financial information for the periods presented above includes pro forma adjustments as follows:

June 30, 2024
Transaction cost	$(9,008,053)
Amortization of intangibles	$—
Loss on AtlasClear acquisition	$86,392,769
Interest earned on investments held in trust	$(256,279)

NOTE 11. ACQUISITION OF THE ASSETS OF ATLASCLEAR, INC

In connection with the Closing, and pursuant to the terms of the Business Combination Agreement, stockholders of AtlasClear (the “AtlasClear Stockholders”) received merger consideration (the “Merger Consideration Shares”) consisting of 74,000 shares post reverse split of common stock of the Company, par value $0.0001 per share (the “Common Stock”). In addition, the AtlasClear Stockholders will receive up to 5,944,444 shares of Common Stock (the “Earn Out Shares”) upon certain milestones (based on the achievement of certain price targets of Common Stock following the Closing). In the event such milestones are not met within the first 18 months following the Closing, the Earn Out Shares will not be issued. Atlas FinTech will also receive up to $20 million of shares of Common Stock (“Software Products Earn Out Shares”), which will be issued to Atlas FinTech upon certain milestones based on the achievement of certain revenue targets of software products contributed to AtlasClear by Atlas FinTech and Atlas Financial Technologies Corp. following the Closing. The revenue targets will be measured yearly for five years following Closing, with no catch-up between the years.

To reflect the purchase of Developed Technology identified under the Assignment and Assumption Agreement and Bill of Sale (the “Contribution Agreement”) between AtlasClear, Atlas FinTech and Atlas Financial Technologies Corp., pursuant to which Atlas FinTech and Atlas Financial Technologies Corp. contributed to AtlasClear all rights, title and interest in certain intellectual property, among other things. There are no historical revenues for the Developed Technology and AtlasClear’s management determined the fair value based on their experience and expectations from running similar models in previous companies. The value was derived based on the purchase price allocation as follows: (the table below is expressed in thousands).

Total Purchase Price(a)	$44,400,000
Fair value of Software Product Earn Out Shares(b)	10,963,000
Fair value of Earn Out Shares(c)	31,347,000
Purchase price allocated to Contribution Agreement	$86,710,000
SURFACExchange	$381,461
Bond Quantum	32,284
Atlas	7,749,299
Rubicon	10,000,000
Total Developed Technology acquired(d)	$18,163,044
Transaction cost(e)	$68,546,956

Technology acquired	$18,163,044
Amortization recognized	(317,231)
Carrying balance of Technology acquired written off	17,845,813
Total loss on AtlasClear technology acquired	$86,392,769
(a)

The closing consideration of $44.40 million is to be delivered in common stock. As such 74,000 post reverse - splits shares were delivered based on $60 per share post reverse - split presumed value of common stock.

(b)

Atlas FinTech will receive up to $20.00 million of Common Stock (“Software Products Earn Out Shares”), which will be issued to Atlas FinTech upon certain milestones (based on the achievement of certain revenue targets of software products contributed to AtlasClear by Atlas FinTech and Atlas Financial Technologies Corp. following the Closing). The revenue targets will be measured yearly for the five years following Closing, with no catch-up between the years. The value was determined based on projected revenue based on a discount factor. The Earn Out provision was analyzed under ASC 480 and ASC 815. the Software Products Earn Out Shares Payments in this transaction are within the scope of ASC 480 and therefore will be accounted for as a liability and included in the purchase price consideration. The revenue earnout was estimated using a Monte Carlo simulation to determine if and when the revenue hurdles would be achieved. The revenue volatility and revenue to equity correlation was based upon the same guideline public companies. The Monte Carlo simulation was performed simultaneously on both the share price and revenue to account for the correlation between revenue and equity.

(c)

Atlas FinTech will receive up to 5,944,444 shares of Common Stock (the “Earn Out Shares”). The Earn Out Shares will be issued to AtlasClear Stockholders upon certain milestones (based on the achievement of certain price targets of Common Stock following the Closing). In the event such milestones are not met within the first 18 months following the Closing, the Earn Out Shares will be cancelled. The Earn Out provision was analyzed under ASC 480 and ASC 815. The earnout provision was deemed to be indexed to the Company’s own stock and therefore equity classified. The share based earnout was estimated using a Monte Carlo simulation to determine if and when the stock price hurdles would be achieved. The expected stock price volatility was based upon guideline public companies.

(d)

Under SAB topic 5G transfers of nonmonetary assets for stock prior to an initial offering should be recorded at predecessor cost in accordance with GAAP. As such the value of the Developed Technology was based on the carrying value of Atlas FinTech of $18.16 million. The estimated useful life was determined to be eight years. There are no historical revenues for the Developed Technology and AtlasClear’s management determined the fair value based on their experience and expectations from running similar models in previous companies.

(e)

ASC 350 prohibits the recognition of goodwill in an asset purchase. As such the difference between the purchase price of $86.98 million was charged as transactions and recorded under accumulated deficit of $68.55 million.

Pursuant to the Contribution Agreement, Atlas FinTech and Atlas Financial Technologies Corp. contributed to AtlasClear all their rights, title and interest to the above stated software products and intellectual property assets upon the closing of the Business Combination (the “FinTech Assets”). At present, none of the FinTech assets are in production. Further, due to limited capital contributions from the Quantum’s trust account, management views timelines for revenue recognition from the FinTech Assets to be unknowable and therefore has decided to write down the assets.

NOTE 12. INTANGIBLE ASSETS

Pacsquare Purchase Agreement

Pursuant to the transactions contemplated by a letter of intent, on February 16, 2024, AtlasClear and Pacsquare entered into a Source Code Purchase Agreement and Master Services Agreement (the “Pacsquare Purchase Agreement”), pursuant to which AtlasClear acquired the AtlasClear Platform. Pursuant to the Pacsquare Purchase Agreement, Pacsquare will develop, implement and launch the AtlasClear Platform and provide maintenance and support services as described in the agreement. The Pacsquare Purchase Agreement provides that Pacsquare will develop and deliver to AtlasClear the Level 1 equities trading platform and that it will develop and deliver all modules of the clearing platform within 12 months of signing the Pacsquare Purchase Agreement. AtlasClear owns all the intellectual property relating to the AtlasClear Platform, including the software and source code. The Pacsquare Purchase Agreement also granted AtlasClear a right of first refusal to any products or services that relate to trading, settlement, clearance or any other business of AtlasClear that Pacsquare proposes to offer to other persons. The purchase price for the assets was $4.8 million as follows: (i) $1.9 million, consisting of (A) $100,000 payable in a cash upon delivery of the source code and execution of the Pacsquare Purchase Agreement; (B) $850,000 payable in shares of Common Stock at a price of $6.00 per share; and (C) $950,000 to be paid in four monthly installments of $237,500, payable in shares of Common Stock at the price per share on the day of issuance and (ii) $2.7 million to be paid ratably on a module-by-module basis upon delivery and acceptance of each of the AtlasClear Platform modules. AtlasClear has sole discretion to determine whether any of the foregoing payments will be made in cash or shares of Common Stock. On June 10, 2025 the Company and Pacsquare entered into a Software Development and License agreement, where the parties agreed to supersede and replace the Pacsquare Purchase Agreement and to fully release one another form any and all obligations or claims arising from or pursuant to the prior agreement. Refer to Note 9 for additional discussion related to the Software Development and License agreement.

As of June 30, 2024, the Company has issued 5,600 shares of Common Stock, 2,361 of which were valued at $360 per share valued at $850,000, per agreed upon terms. 3,239 valued at $90 per share valued at $291,500 based on the fair value of common stock on March 12, 2024, the date the shares were issued pursuant to the terms of the Pacsquare Purchase Agreement. The Company paid $500,000 in cash and accrued $85,000 in accounts payable for total carrying value of $1,726,500. During year ended June 30, 2025, the Company issued 8,333 shares valued at $122,300 on issuance date to Pacsquare as additional consideration towards the AtlasClear platform and accrued and additional $80,000 in accrued invoices received, bringing the balance to $1,928,800 as of June 30, 2025. Of the $165,000 accrued as of March 31, 2025, the Company paid $125,000 in cash leaving $40,000 payable included in accounts payable. The AtlasClear platform commenced utilization as of the quarter ended December 31, 2024 as such amortization expense for the year ended June 30, 2025 is $143,696 and zero for the transition period ended June 30, 2024. The Company anticipates a useful life of 10 years.

Intangible Assets of the Company at June 30, 2025 are summarized as follows:

		June 30, 2025
	Est useful		Accumulated	Impairment
	life	Cost	Amortization	of Asset	Net

Goodwill	Indefinite	$6,142,525	$—	$—	$6,142,525
Developed technology	10 years	1,928,800	(143,696)	—	1,785,104
Customer Lists	12 years	14,625,000	(1,692,894)	—	12,932,106
Intangible Assets		$22,696,325	$(1,836,590)	$—	$20,859,735

		June 30, 2024
	Est useful		Accumulated	Impairment
	life	Cost	Amortization	of Asset	Net

Goodwill	Indefinite	$6,142,525	$—	$—	$6,142,525
Developed technology	10 years	1,726,500	—	—	1,726,500
Technology acquired	zero years	18,163,044	(317,231)	(17,845,813)	—
Customer Lists	12 years	14,625,000	(474,144)	—	14,150,856
Intangible Assets		$40,657,069	$(791,375)	$(17,845,813)	$22,019,881

Below is a summary of the amortization of intangible assets for the next five years:

Year	Amount
June 30, 2026	$1,411,577
June 30, 2027	1,411,577
June 30, 2028	1,414,916
June 30, 2029	1,411,577
June 30, 2030	1,411,577
Thereafter	7,655,985

NOTE 13. LEASES

The Company has operating lease obligations for office space at its headquarters location.

The various leases have the following characteristics:

The Company renewed a three-year operating lease for office space in February 2024, which will expire January 31, 2027. The terms of the agreement call for an annual 3% escalation in rents and one three-year renewal option at market rates.

The Company entered into a 63- month operating lease for office space in April 2020, which will expire June 30, 2025.

Rent expense under the three operating agreements totaling $195,266 for the year ended June 30, 2025 and $203,227 for the transition period ended June 30, 2024 was charged to operations during the fiscal year ended June 30, 2025 and the transition period ended June 30, 2024, respectively. The following is the future minimum payments required by the office lease agreements in effect at June 30, 2025:

2026	118,597
2027	70,377
Total minimum lease payments	188,974
Less interest factor	(6,245)
Total operating lease liability	182,729
Less operating lease liability - current portion	(111,983)
Operating lease liability - long term portion	$70,746

As disclosed in Note 2, the Company adopted ASU No. 2016-02, Leases (Topic 842), which requires leases with durations greater than 12 months to be recognized on the statement of financial condition. The Company uses its estimated cost-of-capital at lease commencement as its interest rate, as the operating leases do not provide readily determinable implicit interest rates.

The following table presents the Company’s lease-related assets and liabilities as of June 30, 2025:

	June 30,	June 30,
	2025	2024

Operating lease ROU Asset - February 9, 2024	$179,267	$395,063
Increase	—	—
Decrease	—	(68,727)
Operating lease ROU Asset - Ending Balance	$179,267	$326,336

Operating lease liability - Short Term	$111,983	$149,499
Operating lease liability - Long Term	70,746	182,729
Operating lease liability - Total	$182,729	$332,228

The following table presents the weighted-average remaining lease term and weighted-average discount rates related to the Company’s operating leases as of June 30, 2025 and 2024:

	June 30,		June 30,
	2025		2024
Weighted average remaining lease term	1.58	years	2.35	years
Weighted average discount rate	5.00%		4.97%

NOTE 14. STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred Stock — The Company is authorized to issue 25,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At June 30, 2025 and June 30, 2024, there were no shares of preferred stock issued or outstanding.

Common stock — The Company is authorized to issue 500,000,000 shares of common stock with a par value of $0.0001 per share. Holders of the Company’s common stock are entitled to one vote for each share. At June 30, 2025 and June 30, 2024, there were 40,165,603 and 207,585, respectively.

In connection with the Closing, each share of Quantum’s common stock (“Quantum Common Stock” or “Public Shares”) that was outstanding and had not been redeemed was converted into one share of Common Stock. Each outstanding public warrant to purchase Quantum Common Stock became a warrant to purchase one-half of a share of Common Stock. Each outstanding warrant to purchase Quantum Common Stock initially issued in a private placement in connection with Quantum’s initial public offering became a warrant to purchase one share of Common Stock.

The Common Stock commenced trading on the NYSE American LLC (“NYSE”) under the symbol “ATCH” on February 12, 2024. AtlasClear Holdings’ warrants commenced trading on the over-the-counter market (the “OTC”) under the symbol “ATCH WS” on February 12, 2024.

Refer to Note 8, 9, 11 and 12 for details regarding shares issued during the year ended June 30, 2025.

NOTE 15. WARRANTS

As of June 30, 2025 and June 30, 2024, there are 20,125,000 Public Warrants outstanding, each Public Warrant entitles the holder to purchase one-half of one share of common stock at an exercise price of $690 post reverse split per whole share, that are classified and accounted for as equity instruments. The Public Warrants are now exercisable. No Public Warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the Public Warrants is not effective within 120 days from the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

Once the warrants become exercisable, the Company may redeem the Public Warrants:

●	in whole and not in part;
●	at a price of $0.60 per warrant;
●	at any time after the warrants become exercisable;
●	upon not less than 30 days’ prior written notice of redemption;
●	if, and only if, the reported last sale price of the shares of common stock equals or exceeds $990 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders; and

●	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying the warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuance of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants.

In addition, if (x) the Company issues additional common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $552 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the initial stockholders or their affiliates, without taking into account any Founder Shares or Private Warrants held by the initial stockholders or their affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and income thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of its common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its Business Combination (such price, the “Market Value”) is below $570 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of, the Market Value and Newly Issued Price, and the $990 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 165% of the higher of the Market Value and the Newly Issued Price.

As of June 30, 2025 and June 30, 2024, there are 6,153,125 Private Warrants to purchase an equal number of common shares that are outstanding that are classified and accounted for as derivative liabilities. Under this accounting treatment, the Company is required to measure the fair value of the Private Warrants at the end of each reporting period as well as re-evaluate the treatment of the Private Warrants and recognize changes in the fair value from the prior period in the Company’s operating results for the current period. The Private Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that (i) each private warrant is exercisable for one share of common stock at an exercise price of $690 post reverse split per share, and (ii) the Private Warrants will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees. Additionally, the Private Warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

On the Closing Date, the Company, AtlasClear Holdings and CST entered into that certain Assignment, Assumption and Amendment Agreement (the “New Warrant Agreement”). The New Warrant Agreement amends that certain Warrant Agreement, dated as of February 4, 2021, by and between the Company and CST (the “Existing Warrant Agreement”), to provide for the assignment by the Company of all its rights, title and interest in the warrants of the Company to AtlasClear Holdings. Pursuant to the New Warrant Agreement, all Company warrants under the Existing Warrant Agreement will no longer be exercisable for shares of Quantum Common Stock, but instead will be exercisable for shares of Common Stock.

NOTE 16. INCOME TAX

The Company accounts for income taxes using an asset and liability approach. Under this method, the tax provision includes taxes currently due plus the net change in deferred tax assets and liabilities. Deferred tax assets and liabilities arise from temporary differences between the tax basis of an asset or liability and its reported amount in the consolidated financial statements, as well as from net operating loss and tax credit carryforwards. Deferred tax amounts are determined by using the tax rates expected to be in effect when the taxes will actually be paid or refund received, as provided for under currently enacted tax law. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, is not expected to be realized.

The benefit (provision) for income taxes consisted of the following for the periods indicated:

	June 30, 2025	June 30, 2024
Current Tax:
Federal	$—	$—
State	1,556	3,170
Total current	1,556	3,170

Deferred Tax:
Federal	(209,219)	(546,276)
State	(51,718)	(26,630)
Total deferred	(260,937)	(572,906)

Total benefit on income taxes	$(259,381)	$(569,736)

The benefit from or provision for income taxes differs from the amount computed by applying the federal statutory income tax rate to the Company’s loss or income before income taxes as follows for the periods indicated:

	June 30, 2025	Rate
Tax at Statutory rate (21%)	$1,153,091	21.00%

Permanent Differences:
Change in fair value of warrant liability	$(38,765)	(0.71)%
Meals	2,836	0.05%
Entertainment	34	0.00%
Chane in fair value of convertible note	(837,981)	(15.26)%
Change in fair value of Long-Term and Short-Term Investor Notes	(2,597,515)	(47.31)%
Change in fair value of Earnout Liability	(195,090)	(3.55)%
Change in fair value of Subscription Agreement	13,503	0.25%
Change in fair value of Stock Payable	(48,887)	(0.89)%
Change in fair value of Tau Agreement	85,597	1.56%
Change in fair value of Tau commitment fee	(10,536)	(0.19)%
Change in fair value of WDCO sellers convertible note	(10,363)	(0.19)%
Change in fair value of WDCO Share payable	176,353	3.21%
Change in statutory rate	13,123	0.24%
Return To Provision	(1,477,734)	(26.91)%
State Tax – Net of Federal Benefit	(400,312)	(7.29)%
State Minimum Tax – Net of Federal Benefit	1,229	0.02%
Chang in Valuation Allowance – State	441,782	8.05%
Chang in Valuation Allowance - Federal	1,752,730	31.92%
Net adjustments - Federal	181,158	3.30%
–Goodwill intangible DTA recognized as part of acquisition	1,536,366	27.98%
Income tax benefit	$(259,381)	(4.72)%

	June 30, 2024	Rate
Tax at Statutory rate (21%)	$(25,376,496)	21.00%

Permanent Differences:
Change in fair value of NRA liability	$34,571	(0.03)%
Meals	1,769	0.00%
Entertainment	161	0.00%
Nondeductible transaction costs	1,891,691	(1.57)%
Change in fair value of Long-Term and Short-Term Investor Notes	2,353,692	(1.95)%
Change in fair value of Secured Convertible Note	753,039	(0.62)%
Change in fair value of Earnout Liability	280,350	(0.23)%
Change in fair value of Subscription Agreement	8,147	(0.01)%
Change in fair value of Stock Payable	(206,865)	0.17%
Loss on AtlasClear acquisition	18,142,481	(15.01)%
Stock Compensation Expense	307,157	(0.25)%
Extinguishment of Accrued Liabilities	(184,689)	0.15%
Change in fair value of WDCO Share payable	683,941	(0.57)%
Return To Provision	(477,461)	0.40%
State Tax – Net of Federal Benefit	(220,234)	0.18%
State Minimum Tax – Net of Federal Benefit	2,504	0.00%
Chang in Valuation Allowance – State	499,331	(0.41)%
Chang in Valuation Allowance - Federal	937,175	(0.78)%
Income tax benefit	$(569,736)	0.47%

The change in the Company’s effective tax rate in the current year, as compared to the prior year, was primarily due to the addition of the state tax provision.

Deferred income taxes reflect the net tax effects of the temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities were as follows for the periods indicated:

	June 30, 2025	June 30, 2024
Deferred Tax Assets:
Fixed Assets	$3,881	$261
Business Combination Expenses	533,602	530,560
IRC Sec. 195 Start-Up Costs	896,917	956,768
Allowance for Bad Debt	102,733	3,820
Accrued Contingent Liability	25,611	25,465
Lease Liability (ASC 842)	46,799	84,602
IRC Sec. 1231 Losses	1,775	1,774
Net Operating Loss	3,612,862	1,361,541
Total Deferred Tax Asset	5,224,180	2,964,791

Deferred Tax Liabilities:
Intangible Assets	3,312,054	5,167,729
ROU Lease Asset (ASC 842)	45,912	83,102
State Tax - Current	526	526
State Tax - Deferred	89,732	110,452
Total Deferred Tax Liability	3,448,224	5,361,809
Net Deferred Tax Asset/(Liability) before Valuation allowance	1,775,956	(2,397,018)
Valuation Allowance	(5,043,381)	(2,848,868)
Net Deferred Tax Asset/(Liability)	$(3,267,425)	$(5,245,886)

Management assesses the available positive and negative evidence to estimate whether sufficient future taxable income will be generated to permit use of the existing deferred tax assets (“DTA”). Under ASC 740, the guidance requires an analysis of deferred tax assets to determine the realizability of deferred tax assets. Deferred tax assets require a valuation allowance if its more-likely-than-not, greater than 50% likelihood that some portion, or all, of the deferred tax assets will not be realized in the near future. The analysis is based on the weight of all available evidence, both positive and negative evidence. Management has considered all available positive and negative evidence in performing an assessment as to the need for a deferred tax asset valuation allowance.

The negative evidence considered included:

●	Tax net operating loss carryforwards generated in the current year.
●	The Company has deemed to begin business operations in the current year and is no longer considered a startup company pursuant to IRC Sec. 195. As a result, the company is eligible to start amortizing previously capitalized startup costs for income tax purposes, which will generate current and future tax deductions.

The positive evidence considered included:

●	The company has had taxable income in the most recent previous tax years.

On the basis of this evaluation, as of June 30, 2025, a valuation allowance of $5.03 million has been recorded because management has concluded that it is more likely than not that such DTA will ultimately not be realized in the near future. The amount of the DTA considered realizable, however, could be adjusted in future years if estimates of future taxable income during the carryforward period are reduced or increased, or if objective negative evidence in the form of cumulative losses is no longer present and additional weight is given to subjective evidence such as projections for growth.

The Company’s policy is to record interest and penalties related to unrecognized tax benefits in general and administrative expenses. The Company has not recorded any unrecognized tax benefits, or related interest and penalties, as of the period ended June 30, 2025. Per discussions with the management, there are no significant fines/penalties for the period ended June 30, 2025 and there are no new audits or any open audits as of June, 30 2025.

For financial statement disclosure of tax positions taken or expected to be taken on a tax return, the impact of an uncertain income tax position on the income tax return is recognized at the largest amount that is more-likely than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. There was no recognition of uncertain tax positions required for the period ended June 30, 2025. Based upon review of the federal and state return for the open years and review of the draft financial statements for the period ended June 30, 2024, there are no material uncertain tax positions that require financial statement disclosure. The Company has federal income tax net operating loss (“NOL”) carryforwards of $13.95 million as of June 30, 2025. The net operating losses can be carried forward indefinitely. The Company also has various state NOL carryforwards of $14.82 million as of June 30, 2025 which are expected to expire beginning in 2044. The Company’s NOLs may be limited under Section 382 of the Internal Revenue Code (“IRC”). NOLs are limited when there is a significant ownership change as defined by the IRC Section 382. The Company has not yet determined whether an ownership change has occurred that could limit the availability of its net operating loss carryforwards into 2026.

NOTE 17. FAIR VALUE MEASUREMENTS

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;
●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at June 30, 2025 and June 30, 2024, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

		June 30,	June 30,
Description	Level	2025	2024
Assets:
Trading securities	1	$5	$—

Liabilities:
Subscription agreement	3	$2,489,945	$2,425,647
Contingent Guarantee	3	$—	$3,256,863
Warrant liability – Private Warrants	3	$123,062	$307,656
Earnout liability	3	$11,369,000	$12,298,000
Convertible notes derivative	3	$103,185	$16,462,690
Merger financing derivative	3	$63,696	$—
Tau agreement	3	$539,787	$—

Subscription Agreement

On February 9, 2024, the Registrant entered into a Subscription Agreement and Discharge Agreement with Winston & Strawn LLP (“Winston”) Calculator New Pubco, Inc. and Quantum, as described in Note 9.

The Subscription Agreement is considered a variable-share obligation under ASC Topic 480 (“Distinguishing Liabilities from Equity”). The Subscription Agreement meets the requirements for classification under ASC 480 and as a result is required to be accounted for as a liability under ASC 480 and is presented as such on the Consolidated Balance Sheets. The Company will record a change in fair value on each reporting period until settlement in its Consolidated Statement of Operations. See note 9 for further discussion.

The key inputs into the Monte Carlo model for the Subscription Agreement were as follows:

	June 30,	June 30,
Input	2025	2024
Market price of public shares	$0.19	$62.40
Equity volatility	167.7%	26.2%
Risk-free rate	4.21%	5.05%

Contingent Guarantee

In connection with the acquisition of Wilson-Davis, Founder shares were transferred to cover a cash deficit of $4,000,000. The share has a make-whole provision that require to be accounted for under ASC 480. The Company has valued the obligation as of June 30, 2024 of $3,256,863 based on the cash value that would need to be renumerated by the Company. The value of the cash that would be paid was deemed to be the fair value of the contingent guarantee. The Company issued shares valued at $1,210,290 during the nine months ended June 30, 2025 and based on the value of shares sold as of August 8, 2024 the Company was obligated to repay $2,886,347 under the contingent guarantee, resulting in a change in fair value of $839,775. On August 9, 2024 the Company issued convertible note to modify the repayment conditions, resulting in the extinguishment of the contingent liability and recognizing the fair value of the convertible note agreement referred to as Merger financing, see Note 9 for further discussion and below.

Warrant liability

The Private Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the consolidated balance sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liability in the consolidated statements of operations. See note 15 for further discussion.

The Private Placement Warrants were, initially and as of the end of each subsequent reporting period, valued using a lattice model, specifically a Black-Scholes model, which is considered to be a Level 3 fair value measurement. The primary unobservable input utilized in determining the fair value of the Private Placement Warrants is the expected volatility of the Company’s common stock. The expected volatility of the Company’s common stock was determined based on the implied volatility of the publicly traded Public Warrants.

The key inputs into the Black-Scholes model for the Private Warrants were as follows:

	June 30,	June 30,
Input	2025	2024
Market price of public shares	$0.19	$62.40
Risk-free rate	3.67	4.27%
Dividend yield	0.00	0.00%
Volatility	167.7	58.7%
Exercise price	$689.86	$689.86
Effective expiration date	February 29	February 29

Earnout Liability

The Earnout liability was, initially and as of February 9, 2024, valued using a Monte Carlo simulation to determine if and when the revenue hurdles would be achieved. The revenue volatility and revenue to equity correlation was based upon the same guideline public companies. The Monte Carlo simulation was performed simultaneously on both the share price and revenue to account for the correlation between revenue and equity.

The key inputs into the Monte Carlo model for the Earnout liability were as follows:

	June 30,	June 30,
Input	2025	2024
Market price of public shares	$0.19	$62.40
Revenue volatility	12.00%	15.00%
Discount factor for revenue	9.31%	9.69%

Convertible Note Derivatives

The Conversion derivative, associated with Short-term notes, Long-Term notes, and the Chardan Note was accounted for as a liability in accordance with ASC 815-40. The Conversion derivative liability was measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of Conversion derivative liability in the consolidated statements of operations. The Convertible note derivative is made up of the fair value of the embedded conversion option included in the Short-term notes, Long-Term notes, and the Chardan Note with a fair value as of June 30, 2025 of $0, $103,185 and $0, respectively, totaling $103,185. As of June 30, 2024 of $4,807,692, $7,664,613 and $3,990,385, respectively, totaling $16,462,690.

Short-Term Note

On February 9, 2024, the Company issued short-term notes to the former officers and directors of Wilson-Davis. The short-term notes have a conversion feature that qualifies for derivative treatment in accordance with ASC 815-40. On February 9, 2024, and June 30, 2024, the Company valued the derivatives using a Black-Scholes model which is considered to be a Level 3 fair value measurement. The conversion feature is deemed to include an embedded derivative that requires bifurcation and separate account. As such, the Company ascertained the value of the conversion option as if separate from the convertible issuance and appropriately recorded that value as a derivative liability with the offset being a discount to the note. The discount will be amortized as interest expense over the term of the short-term note(s). The derivative liability will be revalued at each reporting period with the change being charged to the income statement. The original derivative liability – for the short term note notes was valued at $487,329. On June 30, 2024, a Black-Scholes calculation was performed (see below chart) and the value of the fair value of the derivative liability – convertible notes increased $4,320,363 to $4,807,692. The original $487,929 discount was amortized over the 90-day maturity. As of June 30, 2024, the Company did not repay the short-term notes, as such has incurred penalty interest from 9% to 13% until the note is repaid. The note was due on demand.

As of June 30, 2025, the sellers requested conversion of all principal and interest as such the shorth term loan was fully settled. See Note 9 for additional information.

The key inputs into the Black-Scholes model for the Conversion derivative were as follows:

June 30,
Input	2024
Market price of public shares	$62.40
Risk-free rate	5.49%
Dividend yield	0.00%
Volatility	14,643.0%
Exercise price	$0.99
Effective expiration date	May 2024

Long-Term Note

On February 9, 2024, the Company issued long-term notes to the former officers and directors of Wilson-Davis. The long-term notes have a conversion feature that qualifies for derivative treatment in accordance with ASC 815-40. On February 9, 2024 and June 30, 2024, the Company valued the derivatives using a Black-Scholes model which is considered to be a Level 3 fair value measurement.The conversion feature is deemed to include an embedded derivative that required bifurcation and separate accounting. As such, the Company ascertained the value of the conversion option as if separate from the convertible issuance and appropriately recorded that value as a derivative liability with the offset being a discount to the notes. The discount will be amortized as interest expense over the term of the notes. The derivative liability will be revalued at each reporting period with the change being charged to Derivative liability – convertible notes. The original derivative liability – for the long term note notes was valued at $776,919. On June 30, 2024, a Black-Scholes calculation was performed (see below chart) and the value of the fair value of the derivative liability – convertible notes increased $6,887,694 to $7,664,613. The original $776,919 discount will be amortized over the maturity.

As a result of the changes in stock price, the Company determined that as of June 30, 2025 valuation of the convertible note conversion feature under Black-Scholes was no longer appropriate as it does not take into account the probability of multiple components. As such as of June 30, 2025 the conversion feature was valued using Monte Carlo model resulting in the fair value of the conversion option included in the long term loan at $103,185. See Note 9 for additional information.

The key inputs into the Monte-Carlo model for the Conversion derivative as of June 30, 2025 were as follows:

June 30,
Input	2025
Market price of public shares	$0.19
Risk-free rate	4.13%
Discount rate	15.63%
Probability of default	14.3%
Recovery rate	28.9%
Volatility	167.7%
Effective expiration date	February 2026

The key inputs into the Black-Scholes model for the Conversion derivative were as follows:

June 30,
Input	2024
Market price of public shares	$62.40
Risk-free rate	4.90%
Dividend yield	0.00%
Volatility	14,461%
Exercise price	$0.99
Effective expiration date	February 2026

Chardan Note

In connection with the Closing, AtlasClear Holdings and Chardan agreed that the fee, in the amount of $7,043,750, payable by Quantum to Chardan upon the Closing pursuant to the terms of the business combination marketing agreement entered into in connection with Quantum’s initial public offering, would be waived in exchange for the issuance by AtlasClear Holdings to Chardan of the Original Chardan Note in the aggregate principal amount of $4,150,000. The Original Chardan Note was issued by AtlasClear Holdings at the Closing. The Original Chardan Note had a stated maturity date of February 9, 2028. Interest accrued at a rate per annum equal to 13%, and was payable quarterly on the first day of each calendar quarter. On each interest payment date, the accrued and unpaid interest would have been, at the election of AtlasClear Holdings, either paid in cash or, subject to the satisfaction of certain conditions, in shares of Common Stock, at a rate equal to 85% of the VWAP for the trading day immediately prior to the applicable interest payment date. On October 23, 2024, the Company, Quantum Ventures, Chardan and Chardan Quantum LLC entered into the Settlement Agreement. In connection with the Settlement Agreement, Chardan exchanged the Chardan Note for an amended non-interest bearing, convertible note in the aggregate principal amount of $5,209,764 (as amended, the “Chardan Note”). While the Chardan Note does not bear interest, it can be converted from time to time by Chardan into shares of Common Stock, on terms substantially similar to the conversion provisions in the Original Chardan Note, and any remaining outstanding principal is to be repaid in full on the same maturity date as the Original Chardan Note.

The Chardan Note qualifies for derivative treatment in accordance with ASC 815-40. On February 9, 2024, the Company valued the derivatives using a Black-Scholes model which is considered to be a Level 3 fair value measurement. The original derivative liability – for the Chardan Note was valued at $404,483. On June 30, 2024, a Black-Scholes calculation was performed (see below chart) and the value of the fair value of the derivative liability – convertible notes increased $3,585,901 to $3,990,385. The original $404,483 discount will be amortized over the maturity. See Note 9 for additional information.

In addition, on each conversion date AtlasClear Holdings was required to pay to Chardan in cash (or, at AtlasClear Holding’s option and subject to certain conditions, a combination of cash and Common Stock) all accrued interest on the Chardan Note and all interest that would otherwise accrue on the amount of the Note being converted if such converted amount would be held to three years after the applicable conversion date.

As a result of the changes in stock price, the limitation on authorized shares to comply with the conversion option, the Company determined that as of March 31, 2025, valuation of the convertible note conversion feature under Black-Scholes was no longer appropriate as it does not take into account the probability of multiple components. As such, as of June 30, 2025, the conversion feature was valued using Monte Carlo model resulting in the fair value of the conversion option included in the Chardan Note at $0. See Note 9 for additional information.

The key inputs into the Monte-Carlo model for the Conversion derivative as of June 30, 2025 were as follows:

June 30,
Input	2025
Market price of public shares	$0.19
Risk-free rate	4.32%
Discount rate	12.43%
Probability of default	5.9%
Recovery rate	47.6%
Effective expiration date	September 30, 2025

The key inputs into the Black-Scholes model for the conversion derivative are as follows:

June 30,
Input	2024
Market price of public shares	$62.40
Risk-free rate	4.52%
Dividend yield	0.00%
Volatility	166,681.0%
Exercise price	$0.84
Effective expiration date	February 2028

Secured Convertible Note

As a result of the changes in stock price, the limitation on authorized shares to comply with the conversion option, the Company determined that as of June 30, 2025 valuation of the secured convertible note conversion feature now was required to be bifurcated under ASC 815 as such the Company fair valued the embedded derivative. As such as of June 30, 2025 the conversion feature was valued using Monte Carlo model resulting in the fair value of the conversion option included in the Secured Convertible Note at $0. See Note 9 for additional information.

The key inputs into the Monte-Carlo model for the Conversion derivative as of June 30, 2025 were as follows:

June 30,
Input	2025
Market price of public shares	$0.19
Risk-free rate	3.63%
Discount rate	12.02%
Probability of default	44.0%
Recovery rate	47.6%
Volatility	167.7%
Effective expiration date	January 2028

Merger Financing

As discussed above under Contingent Guarantee, on August 9, 2024 the Company issued convertible note to modify the repayment conditions, resulting in the extinguishment of the contingent liability and recognizing the fair value of the convertible note agreement. As a result of the changes in stock price, the limitation on authorized shares to comply with the conversion option, the Company determined that the merger financing notes conversion feature was required to be bifurcated under ASC 815 as such the Company fair valued the embedded derivative. As such as of June 30, 2025 and August 9, 2024 the issuance date the conversion feature was valued using Monte Carlo model resulting in the fair value of the conversion option included in the Merger financing notes at $63,696 and $113,044, respectively. See Note 9 for additional information.

The key inputs into the Monte-Carlo model for the Conversion derivative as of June 30, 2025 and August 9, 2024 were as follows:

	June 30,	August 9,
Input	2025	2024
Market price of public shares	$0.19	$16.20
Risk-free rate	4.13%	4.78%
Discount rate	15.63%	16.98%
Probability of default	14.3%	25.4%
Recovery rate	28.9%	28.9%
Volatility	167.7%	37.2%
Effective expiration date	February 2026	February 2026

Tau Agreement

As discussed in Note 9 the Tau Agreement has both a Commitment Amount and a Commitment fee that requires to be fair valued under ASC 815 and ASC 480, respectively. As such as of June 30 2025 and July 31, 2024 the issuance date both the Commitment Amount and the Commitment Fee were valued using Monte Carlo model resulting in the fair value of the Commitment Amount at $539,448 and $966,153, respectively and the Commitment Fee at $337 and $124,796, respectively.

The key inputs into the Monte-Carlo model for the Commitment Amount as of issuance date of June 30, 2025 and July 31, 2024 were as follows:

	June 30,	July 31
Input	2025	2024
Anticipated Monthly Advance Amounts	$40,000	$40,000
Risk-free rate	3.75%	4.20%
Volatility	167.7%	40.3%
Effective expiration date	July 2026	February 2027

The key inputs into the Monte-Carlo model for the Commitment Fee as of issuance date of, June 30, 2025 and July 31, 2024were as follows:

	June 30,	July 31,
Input	2025	2024
Market price of public shares	$0.19	$16.20
Risk-free rate	3.75%	4.20%
Volatility	167.7%	40.3%
Effective expiration date	February 2027	July 2026

The following table presents the changes in the fair value of the following:

	Private	Tau
	Placement	Agreement
	Warrants	Liability
Fair value as of June 30, 2024	$307,656	$—
Initial measurement	—	1,090,949
Fair value of advance requests	—	1,652,300
Transferred to equity	—	(1,911,472)
Change in valuation inputs or other assumptions	(184,594)	(291,990)
Fair value as of June 30, 2025	$123,062	$539,787

	Conversion	Earnout
	Derivative	Liability
Fair value as of June 30, 2024	$16,462,690	$12,298,000
Change in valuation inputs or other assumptions	(16,359,505)	(929,000)
Fair value as of June 30, 2025	$103,185	$11,369,000

	Subscription	Contingent
	Agreement	Guarantee
Fair value as of June 30, 2024	$2,425,647	$3,256,863
Shares issued as partial payment	—	(1,210,290)
Change in valuation inputs or other assumptions	64,298	839,774
Exchanged to Merger financing note	—	(2,886,347)
Fair value as of June 30, 2025	$2,489,945	$—

	Merger	Secured
	Financing	Convertible
	Derivative	Derivative
Fair value as of June 30, 2024	$—	$—
Initial measurement	113,044	89,535
Change in valuation inputs or other assumptions	(49,348)	(89,535)
Fair value as of June 30, 2025	$63,696	$—

There were no transfers between levels during the year ended June 30, 2025 and the six months transition period ended June 30, 2024.

NOTE 18. SEGMENT REPORTING

The Company operates as one reportable segment in accordance with ASC 280, Segment Reporting. The single reportable segment reflects the Company’s core business operations of securities broker and dealer, dealing in over-the-counter and listed securities.

The Chief Operating Decision Maker (CODM), identified as the Chief Executive Officer, who reviews financial performance and allocates resources on a consolidated basis. The Company’s internal reporting is prepared and reviewed as a single operating unit, without disaggregated information by product line, region, or customer type. Accordingly, the Company has determined that it operates in a single reportable segment.

The following table presents revenue and operating income (loss) for the periods presented:

		For the Transition
	Year Ended	Period Ended
	June 30, 2025	June 30, 2024
Commissions	$5,937,532	$2,679,673
Vetting fees	1,459,321	499,125
Clearing fees	3,165,714	756,393
Net gain/(loss) on firm trading accounts	6,580	10,046
Other revenue	287,465	56,246
Total revenue	$10,856,612	$4,001,483
Loss from operations	$(4,917,281)	$(14,268,826)
Total assets	$60,892,833	$57,466,554

Corporate general and administrative expenses are not allocated to any specific operating component and are included within total operating income.

Segment Assets

The Company does not report separate asset information by segment to the CODM. However, in accordance with ASC 280-10-50-30, the Company has elected to disclose total segment assets, which are equal to consolidated total assets. The table above summarizes total assets.

NOTE 19. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the consolidated financial statements were issued. Based upon this review, other than described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements, other than as described below.

On August 4, 2025, the Company entered into a securities purchase agreement (“August-Securities Purchase Agreement”) with an institutional investor under which the Company agreed to issue and sell, in a private placement, Series A convertible debentures (, a “Debenture”) for an aggregate principal amount of $500,000, for a gross purchase price of $490,000, net of legal fees. The Debenture bear a 10% interest and mature on August 3, 2026. The holder is entitled to convert the unpaid Face Amount of this Debenture, plus accrued interest and penalties, any time following a Closing Date, at $0.15 per share. If, at any time after Closing, the Company receives financing from third party (excluding the Holder), the Company is required to pay to the Holder, in the form of cash, equity, or a combination of the two, solely at the discretion of the Holder, one hundred percent (100%) of the proceeds raised from the third party in excess of an aggregate amount of $10,000,000 (the “Threshold Amount”) until such time as the Face Amount of the Debenture has been paid in full. The Company agrees that, within sixty (60) calendar days after the Closing Date, the Company will file with the Securities and Exchange Commission (the “SEC”) (at the Company’s sole cost and expense) a registration statement, or an amendment to a previously-filed registration statement (as applicable, a “Registration Statement”) registering the resale of the Conversion Shares underlying the Debenture sold at such Closing.

On September 12, 2025, the Company received $100,000 as a good faith deposit towards the Hanire Purchase Agreement. The amendment to the agreement is currently being negotiated until fully consummated.

On September 16, 2025, September 19, 2025 and September 23, 2025, the Company entered into separate securities purchase agreements (each, a “September-Securities Purchase Agreement”) with certain institutional investors (each, an “Investor”) under which the Company agreed to issue and sell, in a private placement, convertible promissory notes (each, a “Note” and collectively, the “Notes”) for an aggregate principal amount of $6,000,000, for a gross purchase price of $5,000,000, reflecting a 20% original issue discount, before fees and other expenses. The Notes do not bear interest, and mature on the earlier of six months from issuance or the date that the Company completes a Qualified Financing (meaning an issuance and sale of capital stock raising gross proceeds of at least $10 million, as defined in the Notes). The Notes may be converted into equity, at each holder’s option, at the closing of a Qualified Financing, at the same per share price as the securities sold in the Qualified Financing. The Company intends to use the proceeds from the sale of the Notes for general corporate purposes and working capital. The Notes are subject to customary events of default and related remedies.

On September 19, 2025, the Company entered into employment agreements and amendments to employment agreements with each of John Schaible, the Company’s Executive Chairman, and Craig Ridenhour, the Company’s President, and on September 24, 2025, the Company entered into second amendments to such agreements with each such officer.

The employment agreements with Mr. Schaible and Mr. Ridenhour, as amended by such amendments (as so amended, the “Schaible Employment Agreement” and the “Ridenhour Employment Agreement,” respectively) provide for the employment of Mr. Schaible and Mr. Ridenhour as Executive Chairman and President, respectively, reporting to the Board, for an initial term of three years, subject to automatic successive one-year renewals unless either party provides written notice of non-renewal at least 60 days’ prior to the end of the then-current term. Each executive is entitled to receive an initial annual base salary of $400,000, subject to review at least annually and increase to $450,000 and $500,000 in the second and third years of the term, respectively. In addition, each executive is entitled to receive (i) a one-time cash signing bonus of $300,000, of which one-third is payable immediately and the balance is payable upon the earlier of (a) a minimum qualified cumulative financing of $5 million or (b) one-third at the end of the fourth quarter of 2025 and one-third at the end of the first quarter of 2026; and (ii) one-time stock grants of 700,000 shares and 286,842 shares on signing and July 1, 2026, respectively, in each case to vest on June 30 of the year following the grant. Each executive is also entitled to receive an annual bonus, provided that the Company is profitable and determined at the discretion of the Board, annual equity awards under the Company’s equity incentive plan, and up to five stock awards, each in an amount equal to 1% of the total number of the Company’s outstanding shares, vesting over three years, in the event the Company’s stock trading price reaches the following 10-day volume weighted average prices: $0.75, $1.00, $1.24, $1.49 and $1.74.

On September 24, 2025, the Company entered into an employment agreement with Sandip Patel (the “Patel Employment Agreement”), a member of the Board, pursuant to which Mr. Patel will be employed as the Company’s General Counsel and Chief Financial Officer, reporting to the Board, for an initial term of three years, subject to automatic successive one-year renewals unless either party provides written notice of non-renewal at least 60 days’ prior to the end of the then-current term. Mr. Patel is entitled to receive an initial annual base salary of $350,000, subject to review at least annually and increase to $400,000 and $450,000 in the second and third years of the term, respectively. In addition, Mr. Patel is entitled to receive a one-time cash signing bonus of $250,000, of which one-third is payable immediately and the balance is payable upon the earlier of (a) a minimum qualified cumulative financing of $5 million or (b) one-third at the end of the fourth quarter of 2025 and one-third at the end of the first quarter of 2026. Mr. Patel is also entitled to receive an annual bonus, provided that the Company is profitable and determined at the discretion of the Board, annual equity awards under the Company’s equity incentive plan, and up to five stock awards, each in an amount equal to 0.5% of the total number of the Company’s outstanding shares, vesting over three years, in the event the Company’s stock trading price reaches the following 10-day volume weighted average prices: $0.75, $1.00, $1.24, $1.49 and $1.74.

Issuances of Common Stock

On July 17, 2025, the Company issued 800,000 shares of Common Stock to Sandip I. Patel, P.A., a law firm that is wholly owned by Sandip I. Patel, our director, as consideration for legal and consulting services provided to the Company. The shares were valued based on the closing price of the date of issuance of $0.21 for total retainer value amount of $169,920.

On August 11, 2025, the Company issued 200,000 shares of Common Stock as consideration for $40,000 in open invoices to a service provider.

Subsequent to June 30, 2025, and through September 19, 2025, the Company issued a total of 15,922,008 shares of Common Stock to the Wilson - Davis Sellers under the Long - Term Note, the Merger Financing for total of $2,565,931 in Principal and $113,791 of interest. Conversion rate of 90% of the trailing seven - trading day VWAP prior to payment was between $0.16 and $0.18 per share.

Subsequent to June 30, 2025, and through September 19, 2025, the Company issued a total of 63,944,332 shares of Common Stock to Funicular under the Securities Convertible Note for total of $9,324,489 in Principal and $267,161 of interest. Conversion rate of $0.15 which is the floor established under the agreement.

Subsequent to June 30, 2025, and through September 19, 2025, the Company issued a total of 4,845,072 shares of Common Stock to Chardan under the Convertible Note, for total of $959,764 in principal. Conversion rate of 90% of the trailing seven-trading day VWAP prior to payment was between $0.16 and $0.18 per share.

On September 16, 2025, the Company and JonesTrading entered into an amendment to the Promissory note agreement, whereas the conversion price floor of $2.00 was amended to $0.75. As a result, on September 16, 2025, the Company issued 585,229 shares of Common Stock with a conversion price of $0.75 in full settlement of $375,000 in principal and $63,922 of accrued interest.

Pursuant to a Software As A Services License Agreement, as payment in shares for services rendered subsequent to June 30, 2025, resulting in the issuance of 356,901 shares valued at the closing price on the date of issuance of $0.162 per share resulting in compensation expense of $57,821.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses expected to be incurred in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which will be borne by the Company.

SEC registration fee		$2,244.91
Accounting fees and expenses		*
Legal fees and expenses		*
Financial printing expenses		*
Transfer agent’s fees and expenses		*
Miscellaneous expenses		*
Total expenses	$	*
*	Estimated expenses not presently known.

Item 14. Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Additionally, our Certificate of Incorporation limits the liability of our directors to the fullest extent permitted by the DGCL, and our Bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our Board. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors under the circumstances and to the extent provided for therein, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, and including appeals, in which he or she may be involved, or is threatened to be involved, as a party or otherwise, to the fullest extent permitted under the DGCL and the Bylaws. The indemnification agreements also require us, if so requested, to advance all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Item 15. Recent Sales of Unregistered Securities.

The information set forth in the section titled “Summary of the Prospectus” above with respect to the issuances of the unregistered securities is incorporated by reference herein. The shares of Common Stock have been or will be issued pursuant to each of the respective agreements in reliance upon the exemption from registration provided under Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act in transactions not requiring registration under the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

Exhibit No.	Description
2.1†

Business Combination Agreement, dated as of November 16, 2022, by and among Quantum FinTech Acquisition Corporation, Calculator New Pubco, Inc., Calculator Merger Sub 1, Inc., Calculator Merger Sub 2, Inc., AtlasClear, Inc., Atlas FinTech Holdings Corp. and Robert McBey (incorporated by reference to Exhibit 2.1 to Quantum’s Current Report on Form 8-K (File No. 001-40009), filed with the SEC on November 17, 2022).

2.1(a)

Amendment No. 1 to Business Combination Agreement, dated as of April 28, 2023, by and between Quantum FinTech Acquisition Corporation and AtlasClear, Inc. (incorporated by reference to Exhibit 2.1 to Quantum’s Current Report on Form 8-K (File No. 001-40009), filed with the SEC on May 2, 2023).

2.1(b)

Amendment No. 2 to Business Combination Agreement, dated as of August 8, 2023, by and between Quantum FinTech Acquisition Corporation and AtlasClear, Inc. (incorporated by reference to Exhibit 2.1 to Quantum’s Current Report on Form 8-K (File No. 001-40009), filed with the SEC on August 10, 2023).

2.1(c)

Business Combination Agreement Waiver, dated as of October 19, 2023 by and between Quantum FinTech Acquisition Corporation and AtlasClear, Inc. (incorporated by reference to Exhibit 2.1 to Quantum’s Current Report on Form 8-K (File No. 001-40009), filed with the SEC on October 20, 2023).

2.1(d)

Amendment No. 3 to Business Combination Agreement, dated as of November 6, 2023, by and between Quantum FinTech Acquisition Corporation and AtlasClear, Inc. (incorporated by reference to Exhibit 2.1 to Quantum’s Current Report on Form 8-K (File No. 001-40009), filed with the SEC on November 6, 2023).

2.1(e)

Amendment No. 4 to Business Combination Agreement, dated as of November 22, 2023, by and between Quantum FinTech Acquisition Corporation and AtlasClear, Inc. (incorporated by reference to Exhibit 2.1 to Quantum’s Current Report on Form 8-K (File No. 001-40009), filed with the SEC on November 24, 2023).

2.1(f)

Amendment No. 5 to Business Combination Agreement, dated as of December 14, 2023, by and between Quantum FinTech Acquisition Corporation and AtlasClear, Inc. (incorporated by reference to Exhibit 2.1 to Quantum’s Current Report on Form 8-K (File No. 001-40009), filed with the SEC on December 15, 2023).

2.1(g)

Amendment No. 6 to Business Combination Agreement, dated as of January 8, 2024, by and between Quantum FinTech Acquisition Corporation and AtlasClear, Inc. (File No. 001-40009), filed with the SEC on January 9, 2024).

3.1

Amended and Restated Certificate of Incorporation of AtlasClear Holdings, Inc. (formerly Calculator New Pubco, Inc.) (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-41956), filed with the SEC on February 15, 2024).

3.2

Certificate of Amendment to Amended and Restated Certificate of Incorporation of AtlasClear Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-41956), filed with the SEC on January 8, 2025).

3.3

Certificate of Amendment to Amended and Restated Certificate of Incorporation of AtlasClear Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001- 41956), filed with the SEC on January 8, 2025).

3.4

Amended and Restated By-Laws of AtlasClear Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-41956), filed with the SEC on February 15, 2024).

4.1

Assignment, Assumption and Amendment Agreement, dated as of February 9, 2024, by and among Quantum FinTech Acquisition Corporation, Calculator New Pubco, Inc. and Continental Stock Transfer & Trust Company. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-41956), filed with the SEC on February 15, 2024).

4.2	Form of Warrant to Purchase Common Stock. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-41956), filed with the SEC on October 14, 2025).

5.1	Legal Opinion of Greenberg Traurig, LLP.

10.1†

Securities Purchase Agreement, dated as of February 9, 2024, among Quantum FinTech Acquisition Corporation, AtlasClear Holdings, Inc. (formerly Calculator New Pubco, Inc.) and Funicular Funds, LP. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-41956), filed with the SEC on February 15, 2024).

10.2†

Secured Convertible Promissory Note, dated as of February 9, 2024, between AtlasClear Holdings, Inc. and Funicular Funds, LP, in favor of Funicular Funds, LP. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-41956), filed with the SEC on February 15, 2024).

10.3

Guaranty, dated as of February 9, 2024, by and among the Guarantors identified on the signature page thereto and each other Person that becomes a party hereto pursuant to Section 19, for the benefit of Funicular Funds, LP. (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K (File No. 001-41956), filed with the SEC on February 15, 2024).

10.4†

Security Agreement, dated as of February 9, 2024, by and among AtlasClear Holdings, Inc. and each other Grantor from time to time party thereto and Funicular Funds, LP. (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K (File No. 001-41956), filed with the SEC on February 15, 2024).

10.5

Registration Rights Agreement, dated as of February 9, 2024, by and among AtlasClear Holdings, Inc. (formerly Calculator New Pubco, Inc.) and Funicular Funds, LP. (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K (File No. 001-41956), filed with the SEC on February 15, 2024).

10.6

Convertible Promissory Note, dated as of February 9, 2024, in favor of Chardan Capital Markets, LLC. (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K (File No. 001-41956), filed with the SEC on February 15, 2024).

10.7

Registration Rights Agreement, dated as of February 9, 2024, by and between AtlasClear Holdings, Inc. and Chardan Capital Markets, LLC. (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K (File No. 001-41956), filed with the SEC on February 15, 2024).

10.8

Agreement and Plan of Merger, dated November 16, 2022, by and among AtlasClear, Inc. and Commercial Bancorp and, with respect to Section 6.16 only, AtlasClear Holdings, Inc. (formerly Calculator New Pubco, Inc.) (incorporated by reference to Exhibit 10.3 to Quantum’s Current Report on Form 8-K, filed on November 17, 2022).

10.9

Assignment and Assumption Agreement and Bill of Sale, dated November 16, 2022, by and among AtlasClear, Atlas FinTech, and Atlas Financial Technologies, Corp. (incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K (File No. 001-41956), filed with the SEC on February 15, 2024).

10.10

Stock Purchase Agreement, dated April 15, 2022, by and among Wilson-Davis & Co., Inc., all of its Stockholders and AtlasClear, Inc. (inadvertently identified as “Atlas Clear Corp.” in the Stock Purchase Agreement). (incorporated by reference to Exhibit 10.10 to the Company’s Current Report on Form 8-K (File No. 001-41956), filed with the SEC on February 15, 2024).

10.10(a)

Amendment to Stock Purchase Agreement, dated as of June 15, 2022, by and among Wilson-Davis & Co., Inc., the individuals and entities listed in Exhibit A thereto, and AtlasClear, Inc. (incorporated by reference to Exhibit 10.10(a) to the Company’s Current Report on Form 8-K (File No. 001-41956), filed with the SEC on February 15, 2024).

10.10(b)

Amendment No. 2 to Stock Purchase Agreement, dated as of November 15, 2022, by and among Wilson-Davis & Co. Inc., the individuals and entities listed in Exhibit A thereto and AtlasClear, Inc. (incorporated by reference to Exhibit 10.10(b) to the Company’s Current Report on Form 8-K (File No. 001-41956), filed with the SEC on February 15, 2024).

10.10(c)

Amendment No. 3 to Stock Purchase Agreement, dated as of May 30, 2023, by and among Wilson-Davis & Co. Inc., the individuals and entities listed in Exhibit A thereto and AtlasClear, Inc. (incorporated by reference to Exhibit 10.10(c) to the Company’s Current Report on Form 8-K (File No. 001-41956), filed with the SEC on February 15, 2024).

10.10(d)

Amendment No. 4 to Stock Purchase Agreement, dated as of August 8, 2023, by and among Wilson-Davis & Co. Inc., the individuals and entities listed in Exhibit A thereto and AtlasClear, Inc. (incorporated by reference to Exhibit 10.10(d) to the Company’s Current Report on Form 8-K (File No. 001-41956), filed with the SEC on February 15, 2024).

10.10(e)

Amendment No. 5 to Stock Purchase Agreement, dated as of November 6, 2023, by and among Wilson-Davis & Co. Inc., the individuals and entities listed in Exhibit A thereto and AtlasClear, Inc. (incorporated by reference to Exhibit 10.10(e) to the Company’s Current Report on Form 8-K (File No. 001-41956), filed with the SEC on February 15, 2024).

10.10(f)

Amendment No. 6 to Stock Purchase Agreement, dated as of November 22, 2023, by and among Wilson-Davis & Co. Inc., the individuals and entities listed in Exhibit A thereto and AtlasClear, Inc. (incorporated by reference to Exhibit 10.10(f) to the Company’s Current Report on Form 8-K (File No. 001-41956), filed with the SEC on February 15, 2024).

10.10(g)

Amendment No. 7 to Stock Purchase Agreement, dated as of December 14, 2023, by and among Wilson-Davis & Co. Inc., the individuals and entities listed in Exhibit A thereto and AtlasClear, Inc. (incorporated by reference to Exhibit 10.10(g) to the Company’s Current Report on Form 8-K (File No. 001-41956), filed with the SEC on February 15, 2024).

10.10(h)†

Amendment No. 8 to Stock Purchase Agreement, dated as of January 9, 2024, by and among Wilson-Davis & Co. Inc., the individuals and entities listed in Exhibit A thereto and AtlasClear, Inc. (incorporated by reference to Exhibit 10.10(h) to the Company’s Current Report on Form 8-K (File No. 001-41956), filed with the SEC on February 15, 2024).

10.10(i)

Amendment No. 9 to Stock Purchase Agreement, dated as of February 7, 2024, by and among Wilson-Davis & Co. Inc., the individuals and entities listed in Exhibit A thereto and AtlasClear, Inc. (incorporated by reference to Exhibit 10.10(i) to the Company’s Current Report on Form 8-K (File No. 001-41956), filed with the SEC on February 15, 2024).

10.11

Parent Guaranty and Registration Rights Agreement, dated as of January 9, 2024, by and among AtlasClear Holdings, Inc. and the persons listed on the signature pages thereto. (incorporated by reference to Exhibit 10.11 to the Company’s Current Report on Form 8-K (File No. 001-41956), filed with the SEC on February 15, 2024).

10.12#

AtlasClear Holdings, Inc. 2024 Equity Incentive Plan. (incorporated by reference to Exhibit 10.12 to the Company’s Current Report on Form 8-K (File No. 001-41956), filed with the SEC on February 15, 2024).

10.13#	Form of Indemnification Agreement. (incorporated by reference to Exhibit 10.13 to the Company’s Current Report on Form 8-K (File No. 001-41956), filed with the SEC on February 15, 2024).

10.14

Source Code Purchase and Master Services Agreement, dated as of February 16, 2024, by and between PacSquare Technologies LLC and AtlasClear, Inc. (incorporated by reference to Exhibit 10.14 to the Company’s Annual Report on Form 10-K (File No. 001-41956), filed with the SEC on April 16, 2024).

10.15

At-the-Market Agreement, dated as of July 31, 2024, between AtlasClear Holdings Corporation and Tau Investment Partners LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-41956), filed with the SEC on August 2, 2024).

10.16

Amended and Restated Convertible Promissory Note, dated as of October 23, 2024, by and between AtlasClear Holdings, Inc. and Chardan Capital Markets, LLC. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-41956), filed with the SEC on October 25, 2024).

10.17

First Amendment to Registration Rights Agreement, dated as of October 23, 2024, by and between AtlasClear Holdings, Inc. and Chardan Capital Markets, LLC. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-41956), filed with the SEC on October 25, 2024).

10.18

Amendment to Agreement and Plan of Merger Agreement and Plan of Merger, dated as of November 14, 2024, by and between the Company and Commercial Bancorp (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q (File No. 001-41956), filed with the SEC on November 15, 2024).

10.19

Amended and Restated Securities Purchase Agreement dated October 8, 2025 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-41956), filed with the SEC on October 14, 2025).

10.20

Amended and Restated Secured Convertible Promissory Note dated October 8, 2025 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-41956), filed with the SEC on October 14, 2025).

10.21

Securities Purchase Agreement dated October 8, 2025 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K (File No. 001-41956), filed with the SEC on October 14, 2025).

10.22	Registration Rights Agreement (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K (File No. 001-41956), filed with the SEC on October 14, 2025).

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this registration statement).

107	Filing Fee Table.

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	XBRL Taxonomy Extension Label Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

†

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

#	Indicates management contract or compensatory plan, contract or arrangement.

Item 22. Undertakings.

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4)	that, for the purpose of determining liability under the Securities Act to any purchaser: Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and
(5)	that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(b)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(c)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and
(d)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Highlands Ranch, State of Colorado, on November 7, 2025.

ATLASCLEAR HOLDINGS, INC.

/s/ John Schaible
John Schaible
Executive Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John Schaible and Craig Ridenhour as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Schaible	Executive Chairman	November 7, 2025
John Schaible	(Principal Executive Officer)

/s/ Sandip I. Patel	General Counsel, Chief Financial Officer and Director	November 7, 2025
Sandip I. Patel	(Principal Financial and Accounting Officer)

/s/ Craig Ridenhour	President and Director	November 7, 2025
Craig Ridenhour

/s/ Thomas J. Hammond	Director	November 7, 2025
Thomas J. Hammond

/s/ Robert D. Keyser	Director	November 7, 2025
Robert D. Keyser

/s/ Steven Carlson	Director	November 7, 2025
Steven Carlson